SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

BROADPOINT SECURITIES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 18, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting (the “Annual Meeting”) of shareholders of Broadpoint Securities Group, Inc. (the “Company”) to be held at 10:00 a.m., local time, on June 16, 2009 at the offices of the Company, 12 East 49th Street, 31st Floor, New York, NY 10017. Enclosed are the proxy materials for the Annual Meeting. Please read those materials carefully.

At the Annual Meeting, you will be asked (1) to elect one Class I director, three Class II directors and one Class III director of the Board of Directors whose terms will expire at the annual meeting of shareholders in 2011, 2012 and 2010, respectively; (2) to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan; (3) to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan; (4) to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-three, nor more than one-for-six, at any time prior to June 16, 2010, with the exact ratio to be determined by the Board of Directors; and (5) to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009. The Board of Directors unanimously recommends a vote FOR each of these proposals.

All shareholders of record at the close of business on May 5, 2009 of our outstanding shares of common stock are entitled to notice of and vote at the Annual Meeting. A list of shareholders entitled to vote will be available for examination at the meeting.

Your participation in the Annual Meeting, in person or by proxy, is important. Whether or not you plan to attend the Annual Meeting in person, you may complete, sign, date and return the enclosed proxy card promptly in the accompanying postage paid envelope. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone.

I look forward to seeing those of you who will be able to attend the meeting.

Sincerely yours,

Lee Fensterstock
Chairman of the Board and Chief Executive Officer

12 East 49th Street, 31st Floor
New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 16, 2009

NOTICE IS HEREBY GIVEN that the 2009 annual meeting (the “Annual Meeting”) of the shareholders of Broadpoint Securities Group, Inc. (the “Company”) will be held at the offices of the Company, 12 East 49th Street, 31st Floor, New York, NY 10017, on June 16, 2009 at 10:00 a.m., local time, for the following purposes:

(1) To elect one Class I director, three Class II directors and one Class III director of the Board of Directors whose terms will expire at the annual meeting of shareholders in 2011, 2012 and 2010, respectively;

(2) To consider and act upon a proposal to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan (the “2003 Plan”);

(3) To consider and act upon a proposal to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”);

(4) To consider and act upon a proposal to approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than one-for-three, nor more than one-for-six, at any time prior to June 16, 2010, with the exact ratio to be determined by the Board of Directors;

(5) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

(6) To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

We ask that you give these matters your careful attention.

The Broadpoint Securities Group, Inc. Board of Directors unanimously recommends that the shareholders vote (1) “FOR” the election of the five persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to amend and restate the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan; (3) “FOR” the proposal to amend and restate the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan; (4) “FOR” the proposal to amend the Company’s certificate of incorporation to effect a reverse stock split; and (5) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Holders of common stock of record as of the close of business on May 5, 2009 are entitled to receive notice of and vote at the Annual Meeting of the shareholders. A list of such shareholders may be examined at the Annual Meeting.

Your participation in the Annual Meeting, in person or by proxy, is important. For the election of directors, the five nominees receiving the most “For” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. For Proposal Nos. 2, 3 and 5 to be approved, such Proposal must receive “For” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. For Proposal No. 4 to be approved, such Proposal must receive “FOR” votes constituting a majority of all outstanding shares of our common stock entitled to vote thereon. As you may know, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) is the shareholder of record of a majority of the Company’s outstanding capital stock, holding 43,093,261 shares of the Company’s common stock as of the record date (representing approximately 53% of the Company’s outstanding shares of common stock). MatlinPatterson’s vote “For” any of the Proposals is sufficient to approve any such Proposal. Based on the indication we have received from MatlinPatterson, we anticipate that all of the Proposals will be approved.

The Proxy Statement, the Proxy Card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online at www.bpsg.com/proxy.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

Patricia A. Arciero-Craig
Secretary

New York, New York
May 18, 2009

12 East 49th Street, 31st Floor
New York, NY 10017

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The following are some questions that you, as a shareholder of Broadpoint Securities Group, Inc., may have regarding the matters being considered at the Annual Meeting of shareholders and the answers to those questions. Broadpoint Securities Group, Inc. urges you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the matters being considered at the Annual Meeting. The words “we,” “our,” and “us” as used in this Proxy Statement refer to Broadpoint Securities Group, Inc. and its subsidiaries.

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board” or “Board of Directors”) of Broadpoint Securities Group, Inc. (sometimes referred to as the “Company” or “Broadpoint”) is soliciting your proxy to vote at our 2009 annual meeting (the “Annual Meeting”) of shareholders to be held on June 16, 2009. You are invited to attend the Annual Meeting to vote on the Proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this Proxy Statement and accompanying proxy card on or about May 18, 2009 to all shareholders of record entitled to vote at the Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:

(1) To elect one Class I director, three Class II directors and one Class III director of the Board of Directors whose terms will expire at the annual meeting of shareholders in 2011, 2012 and 2010, respectively;

(2) To consider and act upon a proposal to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan (the “2003 Plan”);

(3) To consider and act upon a proposal to approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”);

(4) To consider and act upon a proposal to approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than one-for-three, nor more than one-for-six, at any time prior to June 16, 2010, with the exact ratio to be determined by the Board of Directors; and

(5) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Any other matters that properly become before the meeting and any adjournment thereof will also be considered and acted upon.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on May 5, 2009 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 81,279,784 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on May 5, 2009 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on May 5, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and you are not a shareholder of record, then you are the beneficial owner of shares registered in the name of such organization as your nominee or “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting your shares at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee as to how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

For each of the matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT AMERICAN STOCK TRANSFER AND TRUST COMPANY AT 1-800-776-9437.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us.

•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT YOUR BROKER, BANK OR OTHER NOMINEE.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 5, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (1) “FOR” the election of the five persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to amend and restate the 2003 Plan; (3) “FOR” the proposal to amend and restate the 2007 Plan; (4) “FOR” the proposal to amend the Certificate of Incorporation to effect a reverse stock split; and (5) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card (by mail, internet or telephonically) with a later date.

•	You may send a written notice that you are revoking your proxy to Broadpoint Securities Group, Inc.’s Secretary at 12 East 49th Street, 31st Floor, New York, NY 10017.

•	You may attend the Annual Meeting and vote in person, to the extent you are eligible. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for each Proposal and will have the same effect as “AGAINST” votes. Broker non-votes will be counted toward a quorum and depending on the Proposal either will have the same effect as an “AGAINST” vote on the Proposal or will have no effect. Please see the more detailed description of the effect of broker non-votes on specific Proposals in the answer to “How many votes are needed to approve each proposal?” below.

If your shares are held by your broker as your nominee (that is, in “street name”) and you do not give instructions as to how to vote your shares, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market and on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Each of the proposals to (i) approve the amendment and restatement of the 2003 Plan (Proposal No. 2), (ii) approve the amendment and restatement of the 2007 Plan (Proposal No. 3) and (iii) approve the amendment to the Certificate of Incorporation to effect a reverse stock split (Proposal No. 4) will be considered a non-discretionary item.

How many votes are needed to approve each proposal?

•	For the election of directors, the five nominees receiving the most “FOR” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 2 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 3 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 4 must receive “FOR” votes constituting a majority of all outstanding shares of our common stock entitled to vote thereon at the Annual Meeting. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 5 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote as of the record date are represented by shareholders present at the meeting or by proxy. On May 5, 2009, the record date, there were 81,279,784 shares outstanding and entitled to vote. As a result, 40,639,893 of these shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does MatlinPatterson FA Acquisition LLC’s ownership of the Company’s shares of common stock affect votes cast in connection with the Annual Meeting?

As of the record date, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) held approximately 43,093,261 shares of common stock, representing approximately 53% of the voting power of the Company. As a result, regardless of the vote of any other shareholder of the Company, MatlinPatterson has control over the vote relating to the election of directors, approval of the amendment and restatement of the 2003 Plan, approval of the amendment and restatement of the 2007 Plan, approval of the amendment to the Certificate of Incorporation to effect a reverse stock split, and the ratification of the Company’s independent registered public accounting firm (i.e., Proposal Nos. 1 through 5).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and announced promptly following the Annual Meeting in a press release and current report on Form 8-K. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009 that we are required to file with the Securities and Exchange Commission (the “SEC”) by August 14, 2009.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year’s annual meeting?

For a shareholder proposal to be included in our proxy statement and form of proxy for the 2010 annual meeting of shareholders, such shareholder proposal must be submitted in writing to the attention of the Secretary of the Company at 12 East 49th Street, 31st Floor, New York, NY 10017. We must receive the proposal between March 18, 2010 and April 7, 2010, which is not more than 90 days but not less than 70 days prior to the first anniversary of the Annual Meeting. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. Our current Bylaws are available at the SEC’s website, www.sec.gov, or upon written request to Broadpoint Securities Group, Inc., 12 East 49th Street, 31st Floor, New York, NY 10017, Attn: Corporate Secretary.

Can I obtain copies of the proxy materials online?

The Company’s proxy materials, including this Proxy Statement, the Proxy Card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for you to review online at www.bpsg.com/proxy.

How can I obtain directions to the Annual Meeting site?

For directions to the Annual Meeting site, please visit the following website: www.bpsg.com/proxy.

ANNUAL MEETING OF SHAREHOLDERS
June 16, 2009

This Proxy Statement is being furnished to the shareholders of Broadpoint in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting to be held at 12 East 49th Street, 31st Floor, New York, NY 10017 on June 16, 2009 at 10:00 a.m., local time, and any postponements or adjournments thereof. The mailing address of the principal office of the Company is 12 East 49th Street, 31st Floor, New York, NY 10017 and its telephone number is (212) 273-7100.

At the Annual Meeting, the shareholders of the Company will be asked (1) to elect the five persons named as nominees under “Election of Directors;” (2) to consider and act upon a proposal to approve the amendment and restatement of the 2003 Plan; (3) to consider and act upon a proposal to approve the amendment and restatement of the 2007 Plan; (4) to consider and act upon a proposal to amend the Certificate of Incorporation to effect a reverse stock split; and (5) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Proxy Solicitation

This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about May 18, 2009. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies are being solicited by the Board of Directors. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.

Voting by Mail, Internet or Telephone

Shareholders who cannot attend the Annual Meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the Annual Meeting. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting.

VOTING, RECORD DATE AND QUORUM

Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) “FOR” the election of the five persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to approve the amendment and restatement of the 2003 Plan; (3) “FOR” the proposal to approve the amendment and restatement of the 2007 Plan; (4) “FOR” the proposal to approve the amendment to the Certificate of Incorporation to effect a reverse stock split; and (5) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

As to any other matter or business which may be brought before the Annual Meeting, including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same. As of the date hereof, the Board does not know of any such other matter or business.

The close of business on May 5, 2009 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. 81,279,784 shares of common stock were outstanding as of the record date. Each shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as described below) and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter. Votes to withhold authority are treated the same as abstentions for purposes of the voting requirements described below.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Your broker will be permitted to exercise voting discretion with respect to Proposal No. 1 and Proposal No. 5. Your broker will not be permitted to exercise voting discretion with respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4.

You can cast one vote for each share of the Company’s common stock you own. The proposals require different percentages of votes in order to approve them:

•	For the election of directors, the five nominees receiving the most “FOR” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 2 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 3 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 4 must receive “FOR” votes constituting a majority of our common stock outstanding and entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 5 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote.

The Board unanimously recommends that the shareholders vote “FOR” (1) the election of the five persons named as nominees under “Election of Directors;” (2) the proposal to approve the amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan; (3) the proposal to approve the amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan; (4) the proposal to approve the amendment to the Company’s certificate of incorporation to effect a reverse stock split; and (5) the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board shall consist of no more than 15 directors (nor less than the minimum number required by law), which shall be elected in three classes, with each class having a three year term. The Board currently consists of nine directors. Five nominees for director are to be elected as directors at this Annual Meeting, one of which is being elected as a Class I director, three of which are being elected as Class II directors and one of which is being elected as a Class III director. The term of the Class I director will expire at the annual meeting of shareholders in 2011. The Class I nominee is Robert A. Gerard, who was appointed to the Board on April 16, 2009 following the resignation of George C. McNamee, a Class I director, effective as of such date. The term of each Class II director will expire at the annual meeting of shareholders in 2012. The Class II nominees are Lee Fensterstock, Eric Gleacher and Christopher R. Pechock. The term of Dale Kutnick, a Class II director, expires at this Annual Meeting and the Board has chosen not to nominate him for re-election. The term of the Class III nominee will expire at the annual meeting of shareholders in 2010. The Class III nominee is Victor Mandel, who was appointed to the Board in October 2008. The Board has nominated each of the nominees for election as directors and recommends that shareholders vote FOR the election of these nominees.

If the enclosed proxy card is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election of persons nominated as directors by the Board.

Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business. Other than Mr. Gleacher, each of the nominees is presently a director of the Company.

Mr. Gleacher has been nominated by the Company in connection with the pending transaction between the Company and Gleacher Partners LLC and other related entities (the “Gleacher Transaction”). Under the agreement between the parties, the Company agreed to appoint Mr. Gleacher to its Board of Directors and designate him Chairman of the Board of Directors, subject to and effective at the time of the closing of the Gleacher Transaction, and to not take any action to remove Mr. Gleacher as a director for so long as he is employed under the employment agreement he and the Company will enter into as of the closing of the Gleacher Transaction. However, the nomination of Mr. Gleacher by the Board is independent of and not contingent on the Transaction, and if elected it will be effective regardless of whether the Gleacher Transaction is finally consummated. For further information regarding the Gleacher Transaction, see “Certain Relationships and Related Transactions.”

Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting.

Directors and Executive Officers of the Company

The Class I director nominated for election whose term will expire at the annual meeting of shareholders in 2011 is as follows:

ROBERT A. GERARD, age 64, is the General Partner and Investment Manager of GFP, L.P., a private investment partnership. Since 2004, Mr. Gerard has been Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer and operator of wireless telecommunications systems in Los Angeles and Central Florida. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. From 1977 until his retirement in 1991, he held senior executive positions with the investment banking firms Morgan Stanley & Co., Dillon Read & Co. and Bear Stearns. Mr. Gerard is a member of the Board of Directors of H&R Block, Inc., serving as Chairman of the Governance and Nominating Committee and a member of the Finance Committee of such board. Mr. Gerard is Chair of the Executive Compensation Committee and a member of the Audit Committee. Mr. Gerard has been a director of the Company since April 16, 2009.

The Board recommends a vote “FOR” the Class I director nominee.

The Class II directors nominated for election whose terms will expire at the annual meeting of shareholders in 2012 are as follows:

LEE FENSTERSTOCK, age 61, has been the Chairman of the Board and Chief Executive Officer of the Company, as well as of Broadpoint Capital, Inc., since September 21, 2007. Prior to joining the Company, Mr. Fensterstock had extensive securities industry experience, including as President and Chief Operating Officer of Gruntal & Co., a regional broker dealer, and earlier as Executive Vice President, Capital Markets for PaineWebber, responsible for PaineWebber’s sales and trading business worldwide. He also served as a member of the Board of Directors of PaineWebber Inc. In February 2001, Mr. Fensterstock founded and was Chairman and Co-Chief Executive Officer of Bonds Direct Securities LLC, a market maker in investment grade fixed income instruments for institutional investors, until its sale to Jefferies Group. Thereafter, from October 2004 until March 2007, Mr. Fensterstock was a Managing Director at Jefferies & Co., co-heading its fixed income division. From May 1, 2007 until June 30, 2007, Mr. Fensterstock served as a consultant to MatlinPatterson Global Advisors LLC. From July 2007 through September 21, 2007, Mr. Fensterstock served as a consultant to the Company. Mr. Fensterstock received a BA from Queens College and an MBA from the University of Rochester.

ERIC GLEACHER, age 69, is Chairman of Gleacher Partners LLC, which he founded in 1990. Previously, Mr. Gleacher founded the M&A department at Lehman Brothers in 1978 and headed global M&A at Morgan Stanley from 1985 to 1990. Mr. Gleacher is Chairman of the Institute for Sports Medicine at the Hospital for Special Surgery in New York, Chairman of the Ransome Scholarship Trust for St. Andrews University in St. Andrews, Scotland, and a member of the Board of Trustees of Northwestern University. Mr. Gleacher received an MBA from The University of Chicago Booth School of Business and a BA from Northwestern University and served as a U.S. Marine infantry officer in the 1960s.

CHRISTOPHER R. PECHOCK, age 44, has been active in the distressed securities markets for over 15 years. He has been a partner at MatlinPatterson Global Advisors LLC since its inception in July 2002. Prior to July 2002, Mr. Pechock was a member of Credit Suisse’s Distressed Group which he joined in 1999. Before joining Credit Suisse, Mr. Pechock was a Portfolio Manager and Research Analyst in distressed securities at Turnberry Capital Management, L.P. (1997-1999), a Portfolio Manager in distressed securities and special situations at Eos Partners, L.P. (1996-1997), a Vice President and high yield analyst at PaineWebber Inc. (1993-1996) and an analyst in risk arbitrage at Wortheim Schroder & Co., Incorporated (1987-1991). Mr. Pechock holds an MBA from Columbia University Graduate School of Business (1993) and a BA in Economics from the University of Pennsylvania (1987). Mr. Pechock serves on behalf of MatlinPatterson’s Fund I on the Board of Goss International. Mr. Pechock serves on behalf of MatlinPatterson’s Fund III on the Board of XL Health. He previously represented Fund I on the Boards of COMSYS IT, Compass Aerospace and Huntsman Corporation. Mr. Pechock is a member of the Committee on Directors and Corporate Governance and the Executive Compensation Committee. Mr. Pechock has been a director of the Company since September 2007.

The Board recommends a vote “FOR” each of the Class II director nominees.

The Class III director nominated for election whose term will expire at the annual meeting of shareholders in 2010 is as follows:

VICTOR MANDEL, age 44, is the founder and managing member of Criterion Capital Management, an investment company established in 2001. From 1999 to 2000, Mr. Mandel was Executive Vice President, Finance and Development of Snyder Communications, Inc., with operating responsibility for its publicly-traded division, Circle.com. Prior to Snyder Communications, Mr. Mandel was a Vice President

in the Investment Research department at Goldman Sachs & Co. Mr. Mandel is a member of the Audit Committee and the Committee on Directors and Corporate Governance, and has been a director of the Company since October 2008.

The Board recommends a vote “FOR” the Class III director nominee.

The Class III directors whose term will expire at the annual meeting of shareholders in 2010 are as follows:

PETER J. MCNIERNEY, age 43, is President and Chief Operating Officer of the Company and Broadpoint Capital, Inc. He joined Broadpoint Capital, Inc. in 2002 as the Director of Investment Banking, and served as President and Chief Executive Officer of the Company and Broadpoint Capital, Inc. from June 2006 until September 2007. Prior to joining Broadpoint Capital, Inc., Mr. McNierney was a Managing Director of the Healthcare and Communications Services groups at Robertson Stephens. Prior to that, Mr. McNierney was a Vice President in the Healthcare Group at Smith Barney. Mr. McNierney received a BA and a JD/MBA from the University of Texas at Austin. Mr. McNierney has been a director of the Company since June 2006.

FRANK S. PLIMPTON, age 55, became a director of the Company on September 21, 2007. Mr. Plimpton is also a Director of NorthernStar Natural Gas, Inc. and Renewable BioFuels, LLC. Mr. Plimpton served as a partner of MatlinPatterson Global Advisors LLC from its inception in July 2002 through 2008. Mr. Plimpton has over 28 years of experience in reorganizations, investment banking and investing. Prior to July 2002, Mr. Plimpton was a member of the Distressed Securities Group at Credit Suisse First Boston. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Booth School of Business. Mr. Plimpton is Chair of the Committee on Directors and Corporate Governance and a member of the Executive Compensation Committee.

The Class I directors whose term will expire at the annual meeting of shareholders in 2011 are as follows:

MARK R. PATTERSON, age 57, is the Chairman of MatlinPatterson Global Advisors LLC which he co-founded in July 2002. Mr. Patterson has over 30 years of financial markets experience, principally in Leveraged Finance, at Credit Suisse (where he was Vice Chairman from 2000 to 2002), Scully Brothers & Foss L.P., Salomon Brothers Inc., and Bankers Trust Company. Mr. Patterson holds degrees in law (BA, 1972) and economics (BA Honors, 1974) from South Africa’s Stellenbosch University and an MBA (with distinction, 1986) from New York University’s Stern School of Business. Mr. Patterson also serves on the Board of Directors of Allied World Assurance in Bermuda and on the Dean’s Executive Board of the NYU Stern School of Business. Mr. Patterson is fluent in Afrikaans. Mr. Patterson serves on behalf of MatlinPatterson’s Fund I on the board of Polymer Group, Inc. He previously represented MatlinPatterson’s Fund I on the Board of NRG Energy, Inc., Compass Aerospace, and Oxford Automotive, Inc. and MatlinPatterson’s Fund II on the Board of Polymer Group, Inc. Mr. Patterson has been a director of the Company since September 2007.

ROBERT S. YINGLING, age 47, is currently a consultant to technology companies. Previously, Mr. Yingling was Vice President and Chief Financial Officer of WRC Media Inc. from September 2004 to March 2008. Previously, he was Chief Financial Officer of Duncan Capital Group LLC, a New York City based merchant bank from March through July 2004. From March 2003 until February 2004, he was Director of Finance of Smiths Group plc, a diversified UK engineering company, in Pine Brook, NJ. Prior to that he was Chief Financial Officer of BigStar Entertainment, Inc., a New York City based on-line marketer of filmed entertainment, where he led their Initial Public Offering, and a manager in the Audit and Business Advisory Division of Arthur Andersen and Director of Finance at Standard Microsystems Corporation, a designer and manufacturer of integrated circuits and networking products, as well as Chief Financial Officer of GDC International, Inc., an importer, manufacturer and distributor of industrial wirecloth products. Mr. Yingling served as a director of SA International, which provides software solutions for the sign making and digital printing industries from April 2004 through December 2008. Mr. Yingling received an MBA from the Columbia Business School and graduated from Lehigh University with a BS in Accounting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Yingling is Chair of the Audit Committee and has been a director of the Company since September 2007.

The following executive officers do not serve as directors and are not nominated for election as directors:

PATRICIA A. ARCIERO-CRAIG, age 41, joined the Company in 1997. She has been General Counsel and Secretary of the Company and Broadpoint Capital, Inc. since 2007. From 2003 to 2007, Ms. Arciero-Craig served as Deputy General Counsel of Broadpoint Capital and, prior to 2003, she served as Associate General Counsel. Prior to joining Broadpoint Capital in 1997, she was an attorney with the law firm of Harris Beach PLLC, where she practiced in the fields of commercial litigation, bankruptcy and restructuring. Ms. Arciero-Craig received a JD from Albany Law School of Union University and a Bachelor of Arts degree from Fairfield University. Ms. Arciero-Craig is a member of various Securities Industry and Financial Markets Association committees.

ROBERT I. TURNER, age 56, has been the Chief Financial Officer of the Company since March 31, 2008. Mr. Turner has over 20 years of experience in the securities and financial services industries. From 1995 to 2003, Mr. Turner served as Executive Vice President, Chief Financial Officer and Treasurer of Knight Capital Group, Inc. (formerly known as Knight Trading Group, Inc.) a NASDAQ listed trade execution company for on-line broker-dealers. From 2003 to 2004, Mr. Turner was at Crown Financial Group, a publicly traded market maker, first as Chair of their Audit Committee and then as Vice Chairman, Chief Financial Officer and Treasurer. In 2005, Mr. Turner acted as a general contractor on a condominium project in Naples, Florida. From 2006 until recently, Mr. Turner worked in the commercial real estate and business brokerage industry with Coldwell Banker Commercial and in residential real estate with Downing Frye Realty. Prior to joining Knight Capital Group, Inc., Mr. Turner was a Corporate Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in the fixed income, finance, merchant banking and commodities trading divisions and a Vice President at Citibank in the treasury and investment banking divisions. Mr. Turner practiced at the accounting firm of PriceWaterhouseCoopers, and is a Certified Public Accountant. Mr. Turner received his B.A. from the State University of New York at Binghamton and his M.S.B.A. from the University of Massachusetts at Amherst.

GOVERNANCE OF THE COMPANY

The Board of Directors held 13 meetings during the Company’s fiscal year ended December 31, 2008. The committees of the Board each held the number of meetings noted below in “Committees of the Board”. During 2008, each Director attended at least 85% of the total number of meetings of the Board (while he was a member) and 93% of the total number of meetings of committees of the Board on which he served. Directors are encouraged to attend the annual meeting of shareholders, and all of our directors attended last year’s meeting (either in person or via teleconference). The Board determined that each of Messrs. Gerard, Kutnick, Mandel and Yingling qualified as an “independent director” as defined in the NASDAQ Stock Market listing standards. Mr. Nesmith resigned from the Board effective October 14, 2008. Mr. McNamee resigned from the Board effective April 16, 2009. The term of Mr. Kutnick expires at this Annual Meeting and the Board has chosen not to nominate him for re-election.

The Company has a Code of Business Conduct and Ethics applicable to all employees of the Company and members of the Board of Directors. The Code and the current charters of each of the Committees listed below are available on the Company’s website (www.broadpointsecurities.com). The Company intends to post amendments to or waivers from its Code at this location on its website or report such amendments or waivers in a current report on Form 8-K filed with the SEC. On March 6, 2008, the Company reported in a current report on Form 8-K that, on March 3, 2008, the Board approved a one-time limited waiver under the Company’s insider trading policy (the “Trading Policy”), which is incorporated into the Code, to Mr. Fensterstock and certain other employees covered by the Trading Policy to acquire shares of the Company’s common stock in connection with the Mast Private Placement. The waiver related to certain provisions of the Trading Policy which provide that certain designated employees, including Mr. Fensterstock, may not engage in transactions involving the Company’s securities during certain specified blackout periods. After due consideration and a review of the facts and circumstances, including a determination that the transaction in question did not present the opportunity for insider trading that the Trading Policy was intended to prevent, the Board believed that the waiver was appropriate in this limited case. For further information regarding the Mast Private Placement, see “Certain Relationships and Related Transactions.”

The Company has also adopted a procedure by which shareholders may send communications as defined within Item 407(f) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Company’s Corporate Secretary at the following address: Broadpoint Securities Group, Inc., 12 East 49th Street, 31st Floor, New York, NY 10017, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

Controlled Company Status

Because MatlinPatterson controls more than 50% of the voting power of our common stock, we are a “controlled company” within the meaning of the Nasdaq Marketplace Rules. Under the Nasdaq Marketplace Rules, a controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Under such rules, a controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors. Because the Company is a controlled company, we have chosen to rely on this exemption to these Nasdaq corporate governance requirements.

Following the consummation of the Gleacher Transaction, we expect that MatlinPatterson will own less than 50% of the voting power of our common stock, and therefore the Company will no longer be a “controlled company” within the meaning of the Nasdaq Marketplace Rules. Therefore, in order to comply with applicable Nasdaq Marketplace Rules, the Company expects to take the following actions:

•	Within 90 days following closing of the Gleacher Transaction, each of the Executive Compensation Committee and Directors and Corporate Governance Committee will be composed of a majority of independent directors;

•	One year after the closing of the Gleacher Transaction, each such committee will be composed entirely of independent directors; and

•	One year after closing, the majority of our Board of Directors will be composed of independent directors.

Following the consummation of the Gleacher Transaction, the Company will also comply (subject to the applicable phase-in period) with the Nasdaq Marketplace Rules requiring that (1) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (2) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors.

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance.

The Audit Committee.  The Audit Committee operates pursuant to a written charter that the Committee and the Board reviews each year to assess its adequacy. The charter was amended and restated in December 2007. Among the primary purposes of the Audit Committee are assisting the Board of Directors in its oversight of the integrity of the Company’s financial reporting process; the Company’s systems of internal accounting and financial controls; the annual independent audit of the Company’s financial statements; the independent auditor’s qualifications and independence; the Company’s compliance with legal and regulatory requirements; and the Company’s management of market, credit, liquidity and other financial and operational risks. In addition, the Audit Committee decides whether to appoint, retain or terminate the Company’s independent auditors and pre-approves all audit, audit-related, tax and other services, if any, to be provided by the independent registered public accounting firm. The Audit Committee also prepares the Audit Committee report required by the rules of the SEC for inclusion in the Company’s annual proxy statement.

Until October 14, 2008, this committee was comprised of Mr. Yingling, who served as Chair, and Messrs. Kutnick and Nesmith. Mr. Nesmith resigned from the Board effective October 14, 2008. Currently, this committee is comprised of Messrs. Yingling (who serves as Chair), Gerard (as of April 16, 2009), Kutnick and Mandel. Each member of the Audit Committee is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines. The Board has determined that all Audit Committee members are financially literate in accordance with the NASDAQ Stock Market listing standards. Messrs. Yingling, Kutnick and Mandel are each qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards. The Audit Committee met 15 times during 2008. The term of Mr. Kutnick expires at this Annual Meeting and the Board has chosen not to nominate him for re-election.

We have adopted policies on reporting of concerns regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Any employees who have concerns about Accounting Matters may report their concerns to any of the following: (i) the employee’s supervisor, (ii) an attorney in the Legal Department of the Company, (iii) the Company’s toll free anonymous voice mailbox at 1-866-480-6132, or (iv) the Company’s anonymous drop-box, which may be accessed through the Company’s website (www.broadpointsecurities.com). The full text of the Complaint Procedures for Accounting and Auditing Matters is available on our website.

The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Audit Committee Report — Audit Committee Pre-Approval Policy.”

The Executive Compensation Committee.  Under its charter, the primary purposes of the Executive Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation, including implementing and reviewing executive compensation plans, policies and programs to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interest of executive officers with the long-term interests of the Company’s shareholders. The Committee develops and approves periodically a general compensation policy and salary structure for executive officers of the Company and reviews and approves base salaries and salary increases for, and perquisites offered to, executive officers. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the individual elements of the Chief Executive Officer’s total compensation based on this evaluation. The Committee also reviews and makes recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans and reviews and supervises, in coordination with management, the overall compensation policies of the Company. The Committee also administers the Company’s 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan, Management Bonus Compensation Plan, Deferred Compensation Plan for Key Employees and the 2007 Plan. In addition, the Executive Compensation Committee also prepares its report regarding the Compensation Discussion and Analysis as required by the rules and regulations of the SEC. The Executive Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate. The Executive

Compensation Committee has the authority to retain and terminate compensation consultants to assist in the evaluation of Director, Chief Executive Officer or executive officer compensation, including sole authority to approve the consultants’ fees and other retention terms. The Executive Compensation Committee also has authority to obtain advice and assistance from any officer or employee of the Company or any outside legal expert or other adviser.

The Executive Compensation Committee operates under a written charter adopted by the Board, which was amended and restated in December 2007. Currently, it is comprised of Mr. Gerard, who joined the Board and the Committee on April 16, 2009 and was elected Chair of the Committee on that date, Mr. Pechock and Mr. Plimpton. During the year 2008, the Committee met 11 times.

The Committee on Directors and Corporate Governance.  The Board established the Committee on Directors and Corporate Governance in fiscal year 2002. The Committee operates under a written charter adopted by the Board, which was amended and restated in December 2007. The Committee held 3 meetings during 2008. The primary purposes of the Committee are to assist the Board of Directors in developing and implementing policies and procedures intended to assure that the Board of Directors, including its standing committees, will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders on an ongoing basis; and to develop and recommend to the Board of Directors for adoption corporate governance guidelines. Among its specific duties, the Committee determines criteria for service as director, reviews candidates and considers appropriate governance practices. The Committee also oversees the evaluation of the performance of the Board of Directors and Chief Executive Officer and annually reviews the Corporate Governance Guidelines, reporting to the Board any recommended changes. The Committee considers nominees for directors proposed by shareholders. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Corporate Secretary in writing to the following address: Broadpoint Securities Group, Inc., 12 East 49th Street, 31st Floor, New York, NY 10017, Attn: Corporate Secretary.

Currently, the Committee on Directors and Corporate Governance is comprised of Mr. Plimpton, who serves as Chair, Mr. Mandel and Mr. Pechock. In identifying and recommending nominees for positions on the Board of Directors, the Committee on Directors and Corporate Governance places primary emphasis on the criteria set forth in our Corporate Governance Guidelines which include judgment, diversity, age and skills, all in the context of an assessment of the perceived needs of the Board. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE BROADPOINT SECURITIES GROUP, INC. 2003 NON-EMPLOYEE DIRECTORS STOCK PLAN

The 2003 Non-Employee Directors Stock Plan (the “2003 Plan”) was adopted by the Company’s shareholders on March 10, 2003. The 2003 Plan was amended and restated in October 2003 to give the Board discretion to grant awards in addition to the annual awards under the 2003 Plan. The 2003 Plan was further amended in October 2007 to reflect the change of the name of the Company, and such name change was approved by the Company’s shareholders in December 2007. The 2003 Plan was amended again in April 2009 to increase the number of shares of Common Stock available for the grant of awards from 100,000 to 2,000,000, to increase the individual annual dollar limit on grants of stock options and restricted stock under the 2003 Plan from $50,000 to $100,000, to permit Non-Employee Directors (as defined below) to elect whether their annual grants under the 2003 Plan will be made in the form of stock options or restricted stock, to permit Non-Employee Directors to elect to receive their annual cash Directors’ fees in the form of stock options or restricted stock (rather than just restricted stock), to permit the Board to determine the vesting schedule and term of stock options granted under the 2003 Plan, and to restate the 2003 Plan in its entirety, subject to the approval of such amendment and restatement by the Company’s shareholders. Please note that if the proposal to amend our Certificate of Incorporation to effect a reverse stock split is approved by the Company’s shareholders and the Board effects such a reverse stock split, the number of shares available under the 2003 Plan and the terms of outstanding awards would be adjusted by the Board in accordance with the recapitalization provisions of the 2003 Plan.

Set forth below for the convenience of the Company’s shareholders is a summary description of the 2003 Plan, as amended and restated. This description is qualified in its entirety by reference to the actual amended and restated 2003 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the Securities and Exchange Commission and may be accessed from the Commission’s home page (www.sec.gov). In addition, copies of the 2003 Plan may be obtained upon written request to: Corporate Secretary, 12 East 49th Street, 31st Floor, New York, NY 10017.

Purpose

The purpose of the 2003 Plan is to promote the interests of the Company, its subsidiaries and its shareholders by further aligning the intentions of directors with those of the Company’s shareholders. To do this, the 2003 Plan offers equity-based opportunities providing directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

Number of Shares

The maximum number of shares of Common Stock as to which awards could be granted may not exceed 2,000,000 shares. (Prior to the amendment of the 2003 Plan in April 2009, the maximum number of shares of Common Stock as to which awards could be granted could not exceed 100,000 shares.) The limits on the numbers of shares that can be issued are subject to proportional adjustment to reflect certain stock changes, such as stock dividends and stock splits.

If, however, any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award will again be available for awards under the 2003 Plan to the extent of such expiration or termination, subject to certain limitations under the 2003 Plan.

Administration and Eligibility

The administration, interpretation and operation of the 2003 Plan will be vested in the Board. The day-to-day administration of the 2003 Plan will be carried out by persons other than members of the Board designated by the Board. Each Director who is not an employee of the Company or any of its controlled subsidiaries (a “Non-Employee Director”) is eligible to receive awards under the 2003 Plan.

Awards Under the 2003 Plan

Both stock options and restricted shares may be awarded under the 2003 Plan. Each type of award is described below. All awards will be evidenced by an agreement approved by the Board.

Each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company’s shareholders and whose service will continue after such meeting will be eligible to receive a grant of restricted shares or options to purchase shares of Common Stock. The number of options or restricted shares to be awarded is within the discretion of the Board, except that no Non-Employee Director may receive an option worth more than $100,000 (as determined by the Board) or more than $100,000 of restricted shares. (Prior to the amendment of the 2003 Plan in April 2009, the individual annual dollar limit on each form of award was $50,000.) Currently, each such Non-Employee Director will receive either an award of stock options worth $50,000 (as determined by the Board) or an award of $50,000 of restricted shares. The Non-Employee Director may elect prior to the Annual Meeting whether such award will be made in the form of stock options or restricted shares. (Prior to the amendment of the 2003 Plan in April 2009, the Board determined the form of the award.) Shares of restricted stock will be subject to vesting conditions as set forth in the award agreement. The 2003 Plan also permits the Board to allow each Non-Employee Director to elect to receive all or a portion of his or her annual cash retainer in the form of stock options or restricted stock. (Prior to the amendment of the 2003 Plan in April 2009, a Non-Employee could only elect to receive all or a portion of his or her annual cash retainer in the form of restricted stock.) The Board will determine the terms of such restricted shares. Note that if the Gleacher Transaction has not closed prior to the Annual Meeting, Mr. Gleacher would become a Non-Employee Director upon his election to the Board and would be eligible for awards under the 2003 Plan. Upon the closing of the Gleacher Transaction, however, Mr. Gleacher would become an employee of a subsidiary of the Company, would cease to be a Non-Employee Director and would receive the compensation and benefits provided under the Gleacher Employment Agreement. Accordingly, Mr. Gleacher has waived any awards for which he would be eligible under the 2003 Plan if the Gleacher Transaction has not closed prior to the Annual Meeting.

Stock Option Awards — The exercise price of all options granted under the 2003 Plan must equal the fair market value of a share of Common Stock on the date of grant. Each option will have a term of not more than ten years (as determined by the Board) and, unless otherwise determined by the Board in its sole discretion, will vest as to one-third of the shares on the first three anniversaries of the grant date. (Prior to the amendment of the 2003 Plan in April 2009, the Board did not have the discretion to determine the vesting schedule or term of stock options granted under the plan.) Payment for the underlying Common Stock upon exercise of an option may be made either in cash, by certified check, bank draft, or money order by delivery of shares of Common Stock already owned by the Non-Employee Director for at least six months, or, if permitted by the Board and applicable law, some other form of payment acceptable to the Board. Unless the Board establishes otherwise, the options granted under the 2003 Plan will not entitle a Non-Employee Director to receive dividend equivalents with respect to his or her shares subject to the option.

Restricted Share Awards — Restricted share awards are grants of Common Stock made to a Non-Employee Director subject to conditions established by the Board in the relevant award agreement. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement, but in no event will restricted shares vest prior to six months after the date of grant. A Non-Employee Director may not sell or otherwise dispose of restricted shares until the conditions imposed by the Board have been satisfied. Restricted share awards under the 2003 Plan may be granted alone or in addition to stock options. Restricted shares which vest will be reissued as unrestricted Common Stock. Each Non-Employee Director who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends will be treated as additional restricted shares.

Forfeiture Upon Termination

If a person ceases to be a Non-Employee Director on the Board for any reason (other than death or total disability), any unexercisable stock option will be forfeited and cancelled by the Company. Such Non-Employee Director’s right to exercise any then-exercisable stock option will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option). If a Non-Employee Director dies or becomes totally disabled, such director (or the estate or other legal representative of the Non-Employee Director), to the extent the stock options are exercisable immediately prior to the date of death or total disability, will be entitled to exercise any stock options at any time within the one-year period following such death or disability, but not beyond the stated term of such stock option.

If a person ceases to be a Non-Employee Director on the Board for any reason (other than death or total disability) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, such restricted shares will be forfeited by such Non-Employee Director. In the case of death or total disability of a Non-Employee Director, he or she (or the estate or other legal representatives of the Non-Employee Director) will become 100% vested in any restricted shares as of the date of termination.

Change of Control

If a Change of Control, as defined in the 2003 Plan, occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control.

Recapitalization Adjustments

In the event of any change in capitalization affecting the Common Stock of the Company, including without limitation, a distribution, recapitalization, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off, combination, or exchange of Common Stock or other corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2003 Plan, the Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the maximum number of shares of Common Stock of the Company with respect to which awards may be granted, (ii) the number of shares of Common Stock of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price or other price per share with respect to any outstanding awards.

Mergers

If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (a “Merger Event”) and the Company will be or is the surviving entity, the Board may, as of the date of such Merger Event, replace such stock options with substitute stock options in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which will substantially preserve the value, rights and benefits of any affected stock options granted hereunder as of the date of the consummation of the Merger Event. If any Merger Event occurs, the Company has the right, but not the obligation, to pay to each affected Non-Employee Director an amount in cash or certified check equal to the excess of the fair market value of the Common Stock underlying any unexercised stock options (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options. If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described above, the Company will compel and obligate, as a condition of the consummation of the Merger Event that the surviving entity grant substitute stock options in the manner described in the 2003 Plan. Upon receipt by any affected Non-Employee Director of any such substitute stock options (or payment) as a result of any such Merger Event, such Non-Employee Director’s affected stock options for which such substitute options (or payment) were received will thereupon be cancelled without the need for obtaining the consent of any such affected Non-Employee Director.

Amendment, Suspension or Termination of the 2003 Plan

The Board may suspend or terminate the 2003 Plan (or any portion thereof) at any time and may amend the 2003 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Non-Employee Directors to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination will (x) materially adversely effect the rights of any Non-Employee Director under any outstanding Stock Options or Restricted Share grants, without the consent of such Non-Employee Director or (y) be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule (such as increasing the number of shares of Common Stock that may be issued under the 2003 Plan.

Certain Federal Income Tax Consequences of the 2003 Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the 2003 Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. The tax consequences of events and transactions under the 2007 Plan depend upon various factors, including an individual’s own tax status.

Nonqualified Stock Options — The stock options granted under the 2003 Plan are non-qualified options not intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). A Non-Employee Director will not realize taxable income at the time a nonqualified option is granted if the exercise price is equal to the fair market value of a Common Share on the date of grant. When a Non-Employee Director exercises a nonqualified option and receives shares of Common Stock that are not subject to restrictions, the Non-Employee Director generally will realize taxable ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company generally will be allowed a tax deduction in the taxable year in which the Non-Employee Director includes the amount in income.

The Non-Employee Director’s tax basis in the shares of Common Stock, for capital gains purposes, upon subsequent disposition of such shares normally will be equal to their fair market value on the date taxable compensation is recognized. Any gain in excess of the ordinary income upon the subsequent sale of the shares of Common Stock is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long the shares of Common Stock were held following exercise.

Payment of Exercise Price with Shares of Common Stock — Special federal income tax rules apply to the payment of the exercise price of an option with shares of Common Stock previously acquired by the Non-Employee Director, whether through the exercise of an option or otherwise. These rules are generally considered to allow for the transfer of such shares in payment of the exercise price without recognition of gain or loss on the shares of Stock transferred, and the carryover of the Non-Employee Director’s tax basis in such transferred shares to the same number of shares of Common Stock received upon exercise. The federal income tax rules relating to the exercise of an option with previously acquired shares of Common Stock are complex and subject to interpretation, and each Non-Employee Director should consult with his or her tax advisor as to the tax effects before he or she engages in any such transaction.

Restricted Stock — A Non-Employee Director generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and the Company is not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares of Common Stock are not transferable and are subject to restrictions constituting a “substantial risk of forfeiture.” When the restrictions lapse, the Non-Employee Director will be deemed to have received taxable ordinary income equal to the fair market value of the shares of Common Stock at the time of lapse. An amount equal to the compensation included in the Non-Employee Director’s income normally will generally be deductible by the Company in the taxable year of inclusion. The Non-Employee Director’s tax basis in the shares of Common Stock normally will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.

Under certain circumstances, a Non-Employee Director may, within thirty days after transfer of the restricted shares of Common Stock, irrevocably elect under Section 83(b) of the Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to the Company. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares of Common Stock are transferred to the Non-Employee Director. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.

For federal income tax purposes, unless the Non-Employee Director elects to be taxed at the time the restricted shares of Common Stock are transferred, dividends paid while such shares remain subject to restrictions creating a “substantial risk of forfeiture” will be taxed as compensation and will be deductible by the Company. Income taxes will be withheld by the Company as though cash compensation had been paid. If the Non-Employee Director elects to be taxed at the time such shares are transferred, dividends paid on such restricted shares will be taxed as dividend income and will not be deductible by the Company or included in the Non-Employee Director’s compensation income from the Company.

If a Non-Employee Director makes a timely election to receive additional options in lieu of a portion of his or her annual cash retainer, there will be no income realized upon grant of the options. The income tax consequences upon the exercise of such options will be as described above.

New Benefits Under the 2003 Plan

Each person who is or becomes a Non-Employee Director on the date of an Annual Meeting of the Company’s shareholders and whose service will continue after such meeting will be eligible to receive a grant of restricted shares or options to purchase shares of Common Stock. Under the 2003 Plan as amended and restated, each person who is or becomes a Non-Employee Director on the date of the Annual Meeting and whose service will continue after such meeting will receive an award of stock options worth $50,000 or $50,000 of restricted shares (as elected by the Non-Employee Director). Because Non-Employee Directors have the opportunity to elect to exchange a portion of their annual cash retainer for restricted shares or, under the amendment, stock options, the remaining benefits that may be received by Non-Employee Directors under the 2003 Plan are not determinable. No awards have yet been made under the 2003 Plan with respect to the additional shares of Common Stock that would be available upon the approval of the amendment of the 2003 Plan by the Company’s shareholders.

Required Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereat is required for the approval of the amendment and restatement of the 2003 Plan. The Board has unanimously voted in favor of the amendment and restatement of the 2003 Plan.

The Board recommends that the Company’s shareholders vote “FOR” the amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE BROADPOINT SECURITIES GROUP, INC. 2007 INCENTIVE COMPENSATION PLAN

The 2007 Incentive Compensation Plan (the “2007 Plan”) was adopted by the Company’s shareholders on September 21, 2007. The 2007 Plan was amended in October 2007 to reflect the change of the name of the Company, and such name change was approved by the Company’s shareholders in December 2007. The 2007 Plan was amended again in February 2008 to increase the number of shares of Common Stock available for the grant of awards, and such amendment was approved by the Company’s shareholders in June 2008. The 2007 Plan was further amended in April 2009 to increase the number of shares of Common Stock available for the grant of awards by 5,000,000 shares, to clarify other provisions of the 2007 Plan and to restate the 2007 Plan in its entirety, subject to the approval of such amendment and restatement by the Company’s shareholders. Please note that the Company is seeking the increased number of 5,000,000 shares under the 2007 Plan for use primarily in the recruitment of new employees, whether in connection with acquisitions or otherwise. Please note also that if the proposal to amend our Certificate of Incorporation to effect a reverse stock split is approved by the Company’s shareholders and the Board effects such a reverse stock split, the number of shares available under the 2007 Plan and the terms of outstanding awards would be adjusted by the Board in accordance with the recapitalization provisions of the 2007 Plan.

Set forth below for the convenience of the Company’s shareholders is a summary description of the 2007 Plan, as amended and restated. This description is qualified in its entirety by reference to the actual amended and restated 2007 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the Securities and Exchange Commission and may be accessed from the Commission’s home page (www.sec.gov). In addition, copies of the 2007 Plan may be obtained upon written request to: Corporate Secretary, 12 East 49th Street, 31st Floor, New York, NY 10017.

Purpose

The 2007 Plan is intended to qualify certain compensation awarded under the 2007 Plan as “performance-based” compensation under Section 162(m) of the Code, to the extent deemed appropriate by the Compensation Committee which administers the 2007 Plan. Section 162(m) generally eliminates a federal income tax deduction for annual compensation in excess of one million dollars paid by the Company to any officer named in the Summary Compensation Table unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that the compensation is paid pursuant to a plan that the shareholders have approved.

The 2007 Plan is designed to advance the interests of the Company by providing a means through which incentive awards can be granted to officers, other employees and persons who provide services to the Company and its subsidiaries. By making grants of awards under this plan, the Company can attract, retain and reward such persons and, by linking compensation measures to performance, the Company can provide incentives for the creation of shareholder value. In addition, the interests of the Company’s shareholders and the award recipients can be more closely aligned by giving the recipients an interest in the long-term success of the Company.

Number of Shares

Awards may be made under the 2007 Plan if, at the time of grant, the aggregate number of shares subject to outstanding awards under the 2007 Plan and outstanding awards under the First Albany Restricted Stock Inducement Plan, the 1989 Stock Incentive Plan, 1999 Long-Term Incentive Plan, and the 2001 Long-Term Incentive Plan (the “Preexisting Plans”) plus the number of shares subject to the award being granted under the 2007 Plan do not exceed the sum of 15,675,000 shares (10,675,000 shares prior to the amendment adopted in April 2009) and 25% of the number of shares issued and outstanding immediately prior to the grant of such award. The 2007 Plan provides that no further awards will be granted under the Preexisting Plans. There is a maximum of 2.5 million shares that may be subject to incentive stock options granted under the 2007 Plan.

Administration

Authority of the Committee — The 2007 Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee has the full and final authority to, among other matters, select the persons to whom awards may be granted; determine the type(s) of awards that may be granted under the 2007 Plan to each participant; determine under what circumstances awards may be settled or the exercise price of an award may be paid in cash, shares, other awards or other property, or an award may be cancelled, forfeited or surrendered; and to construe and interpret the provisions of the 2007 Plan and outstanding awards.

Manner of Exercise of Committee Authority — Any action taken by the Executive Compensation Committee with respect to the 2007 Plan will be final, conclusive, and binding on all persons, including the Company, its subsidiaries, participants, and any person claiming any rights under the 2007 Plan from or through any participant or shareholder. In addition, the express grant of specific authority does not indicate a limitation of power in areas not expressly granted.

The Executive Compensation Committee may delegate to officers or managers of the Company or its subsidiaries, the authority to perform functions designated by the Executive Compensation Committee, to the extent that such delegation is permitted under applicable laws. In addition, the Board of directors may perform any function of the Executive Compensation Committee in order to ensure that transactions under the 2007 Plan are exempt under Rule 16b-3.

Eligibility

Persons eligible to receive awards under the 2007 Plan include (a) executive officers, other officers or employees of the Company and its subsidiaries, including directors, (b) any person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (c) any person who has agreed to become an employee of the Company or any subsidiary provided that such person cannot receive any payment or exercise any right relating to an award until such person has begun employment.

Awards under the 2007 Plan

Options — An option is the right to acquire shares of Common Stock at a fixed price for a fixed period of time. Under the 2007 Plan, the Executive Compensation Committee is authorized to grant options to purchase shares to participants under the following terms. The exercise price of the option will be determined by the Executive Compensation Committee, however, the exercise price may not be below the fair market value (on the date of grant) of the shares covered by the option. The Executive Compensation Committee will determine the time an option may be exercised and method by which a exercise price may be deemed paid, as well as the form of such payment. The Executive Compensation Committee will determine at the time of grant the terms of vesting and forfeiture of the options. Options granted under the 2007 Plan may be nonqualified stock options or options that qualify are “incentive stock options” under Section 422 of the Code.

Stock Appreciation Rights — SARs are awards that give a participant the right to receive payment from the Company in an amount equal to (1) the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the award is exercised. The grant price of the SAR will not be less than the fair market value of one share on the date of grant. The Executive Compensation Committee determines the terms and conditions of each SAR, including time(s) when an SAR may exercised, method of settlement, and method of delivery. The Executive Compensation Committee will determine at the time of grant the terms of vesting and forfeiture of the SARs.

Restricted Stock — Restricted stock awards are shares of the Company’s Common Stock which vest in accordance with terms established by the Executive Compensation Committee in its discretion. Restricted stock will be subject to restrictions on transferability and other restrictions that the Executive Compensation Committee may impose. These restrictions may lapse separately or in combination as the Executive Compensation Committee may determine. Except as restricted under the terms of the 2007 Plan and any award agreement regarding restricted stock, a participant will have all the rights of a shareholder including the right to vote restricted stock or the right to receive dividends. Except as otherwise determined by the Executive Compensation Committee, upon termination of employment or service during the applicable restriction period, restricted stock will be forfeited and reacquired by the Company.

The Executive Compensation Committee may require that cash dividends paid on a share of restricted stock may be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2007 Plan.

Deferred Stock and Restricted Stock Units — Deferred stock awards (also referred to as Restricted Stock Units) refer to rights to receive shares that will be delivered to participants at specified future dates. Shares will be issued at the expiration of the deferral or vesting period specified for an award by the Executive Compensation Committee. In addition the Executive Compensation Committee may impose restrictions that may lapse at the expiration date, an earlier specified date, or otherwise as the Executive Compensation Committee may determine. The Executive Compensation Committee, in its discretion, also may provide that an award will be settled in cash rather than shares.

Except as otherwise provided by the Executive Compensation Committee, upon termination of employment during the applicable deferral or vesting period or portion thereof to which forfeiture conditions apply, all deferred stock or restricted stock units that remain subject to such risk of forfeiture will be forfeited.

Bonus Shares and Awards in Lieu of Cash Obligations — The Executive Compensation Committee is authorized to grant shares as a bonus or grant shares in lieu of Company obligations to pay cash or other awards under other 2007 plans or compensatory arrangements. These shares or awards will be subject to terms determined by the Executive Compensation Committee.

Other Stock-Based Awards — The Executive Compensation Committee is authorized to grant such other awards as may be denominated in, payable in, or otherwise based on the stock of the Company. These shares or awards will be subject to terms determined by the Executive Compensation Committee.

Deferred Compensation Awards — The Executive Compensation Committee is authorized to grant awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company, including cash amounts payable under other plans. Such awards may be granted at a discount related to the value of the Award in lieu of the deferred compensation.

Performance-Based Awards — The Executive Compensation Committee may establish performance goals for individual employees, groups of employees or the Company as a whole. Such goals may be based on: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; (6) economic value created (as defined in the 2007 Plan); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, service fees, and extraordinary or special items; net income; (9) total shareholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Executive Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. It may make grants of performance-based awards contingent upon the attainment of such goals. Such awards may be settled in the form of cash, restricted stock or restricted stock units or a combination of cash and restricted stock or restricted stock units.

Annual Incentive Awards — The Executive Compensation Committee may grant annual incentive awards as an alternative to traditional cash bonuses. Executive Compensation Committee may establish performance goals for such awards based on the same types of business criteria as used for performance-based awards. Such awards may be settled in the form of cash, restricted stock or restricted stock units or a combination of cash and restricted stock or restricted stock units.

Annual Limits on Awards

In each calendar year, a participant in the 2007 Plan may be granted awards up to his or her Annual Limit, which consists of an Annual Share Award Limit, an Annual Performance Award Limit, and an Annual Incentive Award Limit. A participant’s Annual Share Award Limit (which applies to all awards valued by reference to shares at the date of grant, including performance-based awards valued in such manner), in any year during any part of which the participant is then eligible under the 2007 Plan, equals two million shares, plus the amount of the participant’s unused Annual Share Award Limit relating to the same type of awards as of the close of the previous year. A participant’s Annual Performance Award Limit (which applies to all performance-based awards not valued by reference to shares at the date of grant), in any year during any part of which the participant is then eligible under the 2007 Plan, equals $3.0 million, plus the amount of the Participant’s unused cash Annual Performance Award Limit as of the close of the previous year. Finally, a participant’s Annual Incentive Award Limit for a given fiscal year equals (i) in the case of the Chief Executive Officer or any other executive officer principally having Company-wide responsibilities, the greater of 25% of Company profits after taxes but before payment of bonuses to all employees or 10% of Company revenue, and (ii) in the case of an executive officer or other person principally having responsibilities for one or more specific business units, the greatest of 30% of the net income of such business unit(s), 10% of the revenues of such business unit(s), or 25% of the economic value created (as defined in the 2007 Plan) of such business unit(s). These per-person limitations on awards are each separate from one another.

New Plan Benefits

Although the granting of awards under the 2007 Plan is discretionary, the Company has entered into certain employment and non-compete and non-solicit agreements that will provide awards under the 2007 Plan as described below. You may also reference the Grants of Plan-Based Awards During Fiscal Year 2008 table on page    for an example of similar awards made in 2008. No awards have yet been made under the 2007 Plan with respect to the additional shares of Common Stock that would be available upon the approval of the amendment of the 2007 Plan by the Company’s shareholders.

Recapitalization Adjustments

In the event of any change in the number of outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders or similar corporate transaction, the Executive Compensation Committee may make such substitutions or adjustments to awards as it deems equitable to preserve, without enlarging, the rights of participants. Such substitutions or adjustments may include modifications as to (i) the number and kind of shares which may be delivered in connection with awards, (ii) the number and kind of shares by which annual per-person award limitations are measured, (iii) the number and kind of shares subject to or deliverable in respect of outstanding awards, and (iv) the exercise price, grant price, purchase price or form of payment relating to any award.

Notwithstanding the foregoing, without the prior approval of shareholders, the Executive Compensation Committee will not materially increase the number of shares to be issued under the 2007 Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); make any material increase in benefits to participants, including repricing of outstanding options, or extend the duration of a plan.

Amendment, Suspension or Termination of the Plan

The Board may amend, suspend, discontinue or terminate the 2007 Plan without the consent of shareholders or participants, except that any amendment will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the NASDAQ Stock Market, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award previously granted.

Certain Federal Income Tax Consequences of the Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the 2007 Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. The tax consequences of events and transactions under the 2007 Plan depend upon various factors, including an individual’s own tax status.

Nonqualified Stock Options — A participant will not realize taxable income at the time a nonqualified option is granted if the exercise price is equal to the fair market value of a Common Share on the date of grant. When a participant exercises a nonqualified option and receives shares of Common Stock that are not subject to restrictions, the participant generally will realize taxable ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company generally will be allowed a tax deduction in the taxable year in which the participant includes the amount in income.

The participant’s tax basis in the shares of Common Stock, for capital gains purposes, upon subsequent disposition of such shares normally will be equal to their fair market value on the date taxable compensation is recognized. Any gain in excess of the ordinary income upon the subsequent sale of the shares of Common Stock is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long the shares of Common Stock were held following exercise.

Incentive Stock Options — A participant will not realize taxable income at the time an incentive stock option is granted. If a participant exercises an incentive stock option qualifying under Section 422 of the Code and (1) does not dispose of the shares of Common Stock within two years after the date of grant of the option nor within one year after the transfer of the shares of Common Stock to the participant upon the exercise of the option (referred to as the “Holding Periods”), and (2) is an employee of the Company or a subsidiary from the date of grant of the option until three months before the date of exercise (except for termination due to death or disability, discussed below), the participant generally will realize no taxable income as a result of the exercise. The Company generally will not be entitled to a deduction upon exercise of an incentive stock option, unless the participant disposes of the shares of Common Stock prior to expiration of the Holding Periods. If the participant disposes of the shares of Common Stock prior to the expiration of the Holding Periods, the disposition of the shares of Common Stock will be treated as a “disqualifying disposition” and the participant generally will realize taxable ordinary income equal to the lesser of (a) the fair market value of the shares of Common Stock on the date of exercise minus the exercise price and (b) the amount realized upon the disposition minus the exercise price.

If an incentive stock option is exercised more than three months after termination of the participant’s employment with the Company or a subsidiary or more than twelve months after the participant becomes permanently and totally disabled, the exercise will be treated as the exercise of a nonqualified stock option. If the participant dies while an active employee of the Company or a subsidiary or within three months after termination of employment, any exercise of the option prior to the termination of the option will be treated as the exercise of an incentive stock option, unless a shorter time period is provided in the award agreement. If the Holding Periods are satisfied and the option is exercised while the participant is an employee of the Company or a subsidiary or within the applicable time periods described above, the regular tax basis of the shares of Common Stock upon subsequent disposition normally will be the exercise price paid for the shares of Common Stock. Any gain will be treated as capital gain income.

For purposes of the “alternative minimum tax” that may apply to some participants, the exercise of an incentive stock option will generally be taxed in the same manner as the exercise of a nonqualified option. That is, alternative minimum taxable income will arise equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Special rules will apply in the case of disqualifying dispositions during the Holding Periods. The alternative minimum tax basis of the shares of Common Stock for capital gains purposes will be the fair market value of the shares of Common Stock on the date of exercise.

Payment of Exercise Price with Shares of Common Stock — Special federal income tax rules apply to the payment of the exercise price of an option with shares of Common Stock previously acquired by the participant, whether through the exercise of an option or otherwise. These rules are generally considered to allow for the transfer of such shares in payment of the exercise price without recognition of gain or loss on the shares of Stock transferred, and the carryover of the participant’s tax basis in such transferred shares to the same number of shares of Common Stock received upon exercise. The federal income tax rules relating to the exercise of an option with previously acquired shares of Common Stock are complex and subject to interpretation, and each participant should consult with his or her tax advisor as to the tax effects before he or she engages in any such transaction.

Stock Appreciation Rights — A participant will not generally realize taxable income at the time a stock appreciation right is granted. Upon settlement of a stock appreciation right, the participant will recognize as ordinary income the amount of cash received or, if the right is paid in shares of Common Stock, the fair market value of such shares at the time of payment. The Company generally will be allowed a tax deduction in the taxable year the participant includes the amount in income.

Restricted Stock — A participant generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and the Company is not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares of Common Stock are not transferable and are subject to restrictions constituting a “substantial risk of forfeiture.” When the restrictions lapse, the participant will be deemed to have received taxable ordinary income equal to the fair market value of the shares of Common Stock at the time of lapse. An amount equal to the compensation included in the participant’s income normally will generally be deductible by the Company in the taxable year of inclusion. The participant’s tax basis in the shares of Common Stock normally will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.

Under certain circumstances, a participant may, within thirty days after transfer of the restricted shares of Common Stock, irrevocably elect under section 83(b) of the Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to the Company. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares of Common Stock are transferred to the participant. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.

For federal income tax purposes, unless the participant elects to be taxed at the time the restricted shares of Common Stock are transferred, dividends paid while such shares remain subject to restrictions creating a “substantial risk of forfeiture” will be taxed as compensation and will be deductible by the Company. Income taxes will be withheld by the Company as though cash compensation had been paid. If the participant elects to be taxed at the time such shares are transferred, dividends paid on such restricted shares will be taxed as dividend income and will not be deductible by the Company or included in the participant’s compensation income from the Company.

Deferred Stock Awards and Restricted Stock Units — Deferred stock awards and restricted stock units (and any dividend equivalent rights granted in connection therewith) are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of Common Stock. With respect to such awards, the Company generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

Section 409A of the Code — Certain types of awards under the 2007 Plan may constitute nonqualified deferred compensation for purposes of section 409A of the Code. Failure to comply with the requirements of section 409A of the Code may result in the imposition on the participant of a 20% additional income tax on amounts subject to awards under the 2007 Plan. While the Company intends that the terms of awards under the 2007 Plan will comply with the requirements of section 409A, because there remain a number of uncertainties in the interpretation of this new law, such compliance cannot be assured and the Company may deem it necessary to make amendments to the Plan and to awards outstanding under the 2007 Plan that are intended to comply with section 409A. Participants are advised to consult with their tax advisor.

Section 162(m) of the Code — Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the amended 2007 Plan will enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Performance Targets — Performance-based awards and annual incentive awards under the 2007 Plan may only be paid if the performance targets for the performance period are attained. In addition, the Executive Compensation Committee, in its discretion, may decrease (but not increase) the amount awards even though the relevant performance targets have been attained. The Executive Compensation Committee will establish the performance targets for the performance period no later than 90 days after the beginning of the performance period. The performance targets may be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) stock price, (d) earnings per share, (e) return on equity, (f) return on capital, (g) total shareholder return, (h) before or after tax profit margins, (i) book value per share, (j) expense management, (k) budget comparison, (l) improvements in capital structure and (m) the relative performance of the Company against a peer group of companies on any of the measures above. The attainment of performance targets may be used to determine the amount of an award, the vesting of an award, or both.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2008 with respect to shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans.

	A		B		C
Number of
Securities
	Number of				Remaining Available
	Securities to be				for Future Issuance
	Issued Upon		Weighted Average		Under Equity
	Exercise of		Exercise Price of		Compensation Plans
	Outstanding		Outstanding		(Excluding
	Options, Warrants		Options, Warrants		Securities
Plan Category	and Rights		and Rights		Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	24,109,007	(2)	$2.50	(3)	6,573,159	(4)
Equity Compensation Plans Not Approved by Shareholders(5)	96,495	(6)	$5.37	(7)	600,458	(8)

Total	24,205,502		$2.51		7,173,617

(1)	Consists of the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, the 2003 Directors’ Stock Plan, the 2005 Deferred Compensation Plan for Key Employees (the “Key Plan”), the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the “Professional Plan”), and the 2007 Plan.

(2)	Consists of 260,221 options under the 1999 Long-Term Incentive Plan, 6,000 options under the 2003 Directors’ Stock Plan, 7,095,000 options under the 2007 Plan, 30,698 restricted stock under the 2003 Directors’ Stock Plan, 7,306,848 restricted stock under the 2007 Plan, 9,310,714 restricted stock units under the 2007 Plan, 72,983 phantom stock units under the Key Plan, and 26,543 phantom stock units under the Professional Plan.

(3)	Weighted average exercise price of outstanding options under the 1999 Long-Term Incentive Plan, the 2003 Directors’ Stock Plan, and the 2007 Plan (excludes phantom stock units granted under the Key Plan and the Professional Plan and excludes restricted stock unit and restricted stock awards granted under the 2007 Plan).

(4)	Consists of 0 shares under the 1989 Stock Incentive Plan, 649,566 shares under the 1999 Long-Term Incentive Plan, 39,818 shares under the 2003 Directors’ Stock Plan, 327,017 phantom stock units under the Key Plan, 253,483 phantom stock units under the Professional Plan, and 5,303,275 shares under the 2007 Plan. In accordance with the provisions of the 2007 Plan, no future awards will be granted under the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, or the 2001 Long-Term Incentive Plan.

(5)	Consists of the 2001 Long-Term Incentive Plan, the Deferred Compensation Plan for Key Employees (the “Predecessor Key Plan”), and the Deferred Compensation Plan for Professional and other Highly Compensated Employees (the “Predecessor Professional Plan”), each of which is described below. No options or other benefits under the 2001 Long-Term Incentive Plan may be granted to directors or executive officers of the Company.

(6)	Consists of 29,775 options under the 2001 Long-Term Incentive Plan, 61,472 phantom stock units under the Predecessor Key Plan, and 5,248 phantom stock units under the Predecessor Professional Plan.

(7)	Weighted average exercise price of outstanding options under the 2001 Long-Term Incentive Plan (excludes phantom stock units granted under the Predecessor Key Plan and the Predecessor Professional Plan).

(8)	Consists of 600,458 shares under the 2001 Long-Term Incentive Plan. In accordance with the provisions of the 2007 Plan, no future awards will be granted under the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, or the 2001 Long-Term Incentive Plan.

Required Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereat is required for the approval of the amendment and restatement of the 2007 Plan. The Board has unanimously voted in favor of the amendment and restatement of the 2007 Plan.

The Board recommends that the Company’s shareholders vote “FOR” the amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

General

Our Board has declared advisable and approved, and is hereby soliciting shareholder approval of, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of between one-for-three and one-for-six in the form set forth in Appendix “C” to this Proxy Statement (the “Reverse Stock Split Amendment”). A vote for Proposal No. 4 will constitute approval of the Reverse Stock Split Amendment, which provides for the combination of any whole number of shares of common stock between and including three and six into one share of common stock, and will grant our Board the authority to select which ratio within that range to implement. If the shareholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to select the reverse stock split ratio within the approved range and effect the reverse stock split by filing the Reverse Stock Split Amendment with the New York Department of State at any time after the approval of the Reverse Stock Split Amendment and prior to the close of business on June 16, 2010 (the first anniversary of this Annual Meeting).

If the reverse stock split is implemented, the Reverse Stock Split Amendment would not change the number of authorized shares of our common stock or the par value of a share of common stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Our Board believes that reducing the number of shares of our common stock outstanding through the reverse stock split will proportionately increase the per share price of our common stock and make our shares more appealing to investment funds and other institutional investors. We also believe that our shareholders may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from investment funds and other institutional investors and lower trading costs.

We believe that shareholder approval of a permissible reverse stock split ratio range (rather than an exact ratio) provides us with maximum flexibility to achieve the purposes of the reverse stock split. If the shareholders vote to approve Proposal No. 4, the reverse stock split will be effected, if at all, only upon a determination by our Board that the reverse stock split is in our and the shareholders’ best interests at that time. In connection with any determination to effect the reverse stock split, our Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by our Board with the intention of creating the greatest marketability for our common stock based upon prevailing market conditions at that time.

Our Board reserves the right to elect not to proceed with, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our and our shareholders’ best interests.

The reverse stock split, if implemented, would not change the terms of our common stock or result in any change to the rights, preferences or privileges of our outstanding shares of Series B Preferred Stock.

Background and Purpose of the Reverse Stock Split

The reverse stock split proposal is intended to result in a price level for our common stock that will broaden institutional investor interest. We believe that a number of investment funds and other institutional investors are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By decreasing the number of our shares of common stock outstanding through a reverse stock split, we believe we may be able to raise our common stock price to a level where our common stock could be viewed more favorably by potential investors. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price could alleviate this concern. The combination of lower transaction costs and increased interest from institutional investors could have the effect of improving the trading liquidity of our common stock. Our Board intends to effect the proposed reverse stock split only if it believes at the time that the reverse stock split would achieve some or all of these objectives and is otherwise in our and our shareholders’ best interest. Our Board may exercise its discretion not to implement a reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

•	While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for our common stock or result in a per-share price that will attract investment funds or other institutional investors or that such share price will satisfy the investing guidelines of institutional investors. As a result, the trading liquidity of our common stock may not necessarily improve.

•	There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. The market price of our common stock will also be based on performance and other factors unrelated to the number of shares outstanding. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•	The liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•	The increase in the number of authorized but unissued shares of our common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders, seeking to control us. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and implemented, the reverse stock split will take effect simultaneously and in the same ratio for all outstanding shares of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in us, except to the extent that the reverse stock split would result in any holder of our common stock receiving cash in lieu of fractional shares. As described below, holders of our common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are shareholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). The reverse stock split will have no effect on the number of authorized shares of common stock or the par value of the common stock.

The principal effects of the reverse stock split will be that:

•	depending on the ratio for the reverse stock split selected by our Board, each three or six shares of our common stock (or whole number of shares within that range) owned by a shareholder will be combined into one share of common stock;

•	depending upon the reverse stock split ratio selected by our Board, the number of shares of common stock issued and outstanding will be reduced from approximately 81,556,246 shares to a range of approximately 27,185,415 shares to 13,592,708 shares (or, if the Gleacher Transaction is completed, from approximately 104,556,246 shares to a range of approximately 34,852,082 shares to 17,426,041 shares;

•	based upon the reverse stock split ratio selected by our Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of outstanding stock options, as well as to the number of shares that would be owned upon vesting of restricted stock awards and restricted stock units, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same number of shares that would have been owned upon vesting of such restricted stock awards or units, immediately preceding the reverse stock split; and

•	the aggregate number of shares issuable pursuant to stock options, restricted stock units or other awards made under each of our existing incentive compensation plans will be reduced proportionately based upon the reverse stock split ratio selected by our Board.

In addition, if approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are substantially outweighed by the benefits of the reverse stock split.

Effective Date

The proposed reverse stock split of our common stock would become effective on the date of filing the Reverse Stock Split Amendment with the office of the New York Department of State, or the Effective Date. Except as explained below with respect to fractional shares, on such date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the shareholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our Board.

After the Effective Date, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the former identification numbers will need to be exchanged for stock certificates with the new numbers by following the procedures described below.

After the Effective Date, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be reported on the Nasdaq Global Market under the symbol “BPSG”, although Nasdaq Global Market will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our shareholders, it will be effected, if at all, only upon a determination by our Board that a reverse stock split (at a ratio determined by our Board as described above) is in our and our shareholders’ best interests. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon several factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock.

Fractional Shares

Shareholders will not receive fractional shares in connection with the reverse stock split. In lieu of issuing fractional shares, we will pay each holder of common stock who would otherwise have been entitled to a fraction of a share a cash payment in an amount determined by multiplying (i) the number of shares of our common stock that would otherwise have been exchanged by such shareholder for the fractional share interest by (ii) the average closing sale price of shares of common stock for the ten trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and ask prices for such days, in each case as officially reported by The Nasdaq Global Market. No transaction costs will be assessed. However, the payments will be subject to certain taxes as discussed below. In addition, shareholders will not be entitled to receive interest for the period of time between the Effective Date and the date a shareholder receives payment for the cashed-out shares. The payment amount will be paid to the shareholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a shareholder will have no further interest in us with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If a shareholder does not hold sufficient shares of our common stock to receive at least one share in the reverse stock split and wants to continue to hold our common stock after the reverse stock split, a shareholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

1) purchase a sufficient number of shares of our common stock so that the shareholder holds at least an amount of shares of common stock in the shareholder’s account prior to the reverse stock split that would entitle the shareholder to receive at least one share of our common stock on a post-reverse stock split basis; or

2) if applicable, consolidate the shareholder’s accounts so that the shareholder holds at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle the shareholder to receive at least one share of common stock on a post-reverse stock split basis. Shares held in registered form (that is, by the shareholder in the shareholder’s name in our stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by a shareholder through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Beneficial Holders of Common Stock (i.e. Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name” (i.e., through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. If a shareholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. Shareholders that are Registered on our Transfer Agent’s Books and Records but do not Hold Stock Certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder will be required to complete and return to our transfer agent a letter of transmittal in order to be credited with post-reverse stock split shares or to receive cash payment in lieu of any fractional share interest. A form of letter of transmittal will be furnished to each such shareholder by our transfer agent, American Stock Transfer & Trust, LLC, after the Effective Date. If a shareholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the shareholder’s registered address as soon as practicable after receipt of the letter of transmittal by our transfer agent. By signing and returning the letter of transmittal, shareholders will warrant that they owned the shares of common stock to which the letter of transmittal relates.

Effect on Certificated Shares

Shareholders holding shares of our common stock in certificate form will be sent a letter of transmittal by our transfer agent as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of our common stock, or the Old Certificates, to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock, or the New Certificates. No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and to represent only the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Date, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per-share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the New York Business Corporation Law, our shareholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split that may be relevant to holders of our common stock that hold such stock as a “capital asset” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. The tax consequences set forth below are not intended to constitute a complete discussion of all tax consequences relating to the reverse stock split. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular stockholder.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships or other flow-through entities for U.S. federal income tax purposes and their partners or members; (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. This summary also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than U.S. federal income taxation. In addition, this discussion does not address the U.S. federal income tax consequences to a beneficial holder of our common stock who, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurances the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any challenge.

DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING THE EFFECTS OF APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, WE ARE INFORMING YOU THAT (A) THIS DISCUSSION IS NOT INTENDED TO BE USED, WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (B) THIS DISCUSSION WAS WRITTEN IN CONNECTION WITH OUR SOLICITATION OF PROXIES, AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON HIS, HER OR ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding any portion of such basis that is allocated to any fractional shares of our common stock). The holder’s holding period for the post-reverse stock split shares should include the period during which the holder held the shares of common stock surrendered in the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, holders who receive cash in lieu of a fractional share of our common stock as a result of the reverse stock split will recognize taxable gain or loss based on the difference between the amount of cash received by such holder and the adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional shares of our common stock. The gain or loss will generally constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.

Information returns may be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. In addition, holders may be subject to a backup withholding tax (currently 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Required Approval

The affirmative vote of a majority of the outstanding shares of common stock is required for the approval of the Reverse Stock Split Amendment. The Board has unanimously voted in favor of the Reverse Stock Split Amendment.

The Board recommends that the Company’s shareholders vote “FOR” the amendment to the Company’s certificate of incorporation to effect a reverse stock split.

PROPOSAL NO. 5
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2009. We are submitting the selection of independent registered public accounting firm for shareholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee, or a designated member thereof, pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.

The Board recommends that the Company’s shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Principal Accounting Firm Fees

The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP:

		Percentage of		Percentage of
		2008 Services		2007 Services
		Approved		Approved
		by Audit		by Audit
Fees Billed to or Paid by the Company:	2008	Committee	2007	Committee

Audit fees(a)	$1,015,632	100%	$811,184	100%
Audit-related fees(b)	$38,730	100%	$388,566	100%
Tax fees(c)	$55,828	100%	$75,504	100%
All other fees(d)	$1,620	100%	$1,620	100%

(a)	The Audit fees are part of an integrated Audit including cost related to Sarbanes Oxley Section 404 compliance. The amount of fees related to Sarbanes Oxley Section 404 compliance was $0 for 2008 and $313,000 for 2007.

(b)	Audit-related fees for 2007 primarily related to the recapitalization of the Company and the divestiture of a business segment. In 2008, Audit-related fees were for services performed in relation to the acquisition of the Company’s new equities business.

(c)	Tax fees are fees in respect of consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(d)	All other fees are fees for accounting and auditing research software.

Audit Committee Pre-Approval Policy

In accordance with the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for the Company by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Pre-Approval Policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act, the Company believes that all such reports were filed on a timely basis during fiscal year 2008, or were previously reported.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of the Company as of March 5, 2009, by (i) each person whom we know beneficially owns more than five percent of the common stock, (ii) each of our directors and nominees for the board of directors, (iii) each of our named executive officers, and (iv) all of our directors and current executive officers as a group.

			Deferred Stock
	Shares Beneficially Owned(1)		Units(4)
Name	Number	Percent	Number

Mast Credit Opportunities I Master Fund Limited(8)	8,078,924	9.97%	0
MatlinPatterson FA Acquisition LLC(6,7)	43,093,261	53.85%	0
Lee Fensterstock	294,118	*	1,831,611
Dale Kutnick(2)	59,488	*	0
Victor Mandel	0	*	0
George C. McNamee(2,3,5)	1,679,769	2.10%	16,193
Mark R. Patterson(6,7)	43,093,261	53.85%	0
Christopher R. Pechock	0	*	0
Frank S. Plimpton	0	*	0
Robert S. Yingling	15,924	*	0
Eric Gleacher(9)	0	*	0
Robert A. Gerard	0	*	0
Peter J. McNierney(2)	447,302	*	901,652
Patricia A. Arciero-Craig(2)	25,576	*	220,661
Robert I. Turner	0	*	491,322
Brian Coad	72,703	*	120,000
All directors and current executive officers as a group (13 persons)(2)	45,615,438	56.90%	3,461,439

*	References ownership of less than 1.0%.

(1)	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Includes shares of Common Stock that may be acquired within 60 days of March 5, 2009 through the exercise of stock options as follows: Mr. McNamee: 73,874; Mr. McNierney: 52,500; Ms. Arciero-Craig: 7,359; Mr. Dale Kutnick: 6,000; and all directors and current executive officers as a group: 139,733.

(3)	Includes 21,363 shares owned by Mr. McNamee’s spouse through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

(4)	The amounts shown represent restricted stock units held under the Company’s 2007 Incentive Compensation Plan that may possibly be exchanged for shares of Common Stock within 60 days of March 5, 2009 by reason of any potential termination, death or disability of the listed directors or officers as follows: Mr. Fensterstock: 608,333 upon termination or 1,831,611 upon death or disability; Mr. McNierney: 281,667 upon termination or 901,652 upon death or disability; Mr. Coad: 120,000 upon death or disability; Ms. Arciero-Craig: 80,000 upon termination or 220,661 upon death or disability; Mr. Turner: 90,000 upon termination or 491,322 upon death or disability; and, all directors and current executive officers as a group: 1,060,000 upon termination or 3,445,246 upon death or disability. The amounts also include the number of phantom stock units held under the Company’s nonqualified deferred compensation plans that may possibly be exchanged for shares of Common Stock within 60 days of March 5, 2009 by reason of any potential termination of the listed directors or officers as follows: Mr. McNamee: 16,193; and all directors and current executive officers as a group: 16,193. These amounts do not take into consideration the potential application of Section 409A of the Internal Revenue Code, which in some cases could result in a delay of the distribution beyond 60 days.

(5)	Includes 1,156,000 shares pledged by Mr. McNamee in connection with a loan from KeyBank. No other current director, nominee director or executive officer has pledged any of the shares of common stock disclosed in the table above.

(6)	The indicated interest was reported on a Schedule 13D/A filed on February 19, 2009, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners II LLC, MatlinPatterson Global Opportunities Partners II, L.P., MatlinPatterson Global Opportunities Partners (Cayman) L.P., David J. Matlin, and Mark R. Patterson. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 43,093,261 (shared voting and shared dispositive power) was also reported for: MatlinPatterson Global Opportunities Partners II L.P. — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Opportunities Partners (Cayman) II L.P. — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Partners II LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Advisers LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Asset Management LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson LLC — 43,093,261 (shared voting and shared dispositive power), David J. Matlin — 43,093,261 (shared voting and shared dispositive power), and Mark R. Patterson — 43,093,261 (shared voting and shared dispositive power). The address of MatlinPatterson FA Acquisition LLC is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, NY 10022.

(7)	For a description of the transaction which resulted in MatlinPatterson FA Acquisition LLC acquiring control of the Company, see “Certain Relationships and Related Transactions.”

(8)	The indicated interest was reported on a Schedule 13G/A filed on February 17, 2009, with the SEC by Mast Credit Opportunities I Master Fund Limited on behalf of itself, Mast Capital Management, LLC, Christopher B. Madison, and Daniel J. Steinberg. Beneficial ownership of the shares held by Mast Credit Opportunities I Master Fund Limited — 8,078,924 (sole voting and sole dispositive power) was also reported for: Mast Capital Management LLC — 8,078,924 (sole voting and sole dispositive power), Christopher B. Madison — 8,078,924 (shared voting and shared dispositive power), and Daniel J. Steinberg — 8,078,924 (shared voting and shared dispositive power). Includes 1,000,000 shares of Common Stock that may be acquired within 60 days pursuant to a warrant to purchase the shares at a price of $3 per share. The address of Mast Credit Opportunities I Master Fund Limited is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896 GT, Harbour Centre, 2nd Floor, North Church Street, George Town, Cayman Islands.

(9)	Upon consummation of the Gleacher Transaction, as further described herein, Mr. Gleacher’s beneficial ownership will, in accordance with the Merger Agreement, increase to 14,542,035, a percentage ownership of the Company of approximately 14.12%. For more information, see the Preliminary Information Statement filed by the Company on April 9, 2009.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

The following table sets forth certain information regarding the compensation of the Company’s directors for the fiscal year ended December 31, 2008 other than Messrs. Fensterstock and McNierney whose compensation is discussed below under “Compensation of Executive Officers.”

						Change in
						Pension
						Value and
	Fees Earned				Non-Equity	Nonqualified
	or Paid	Stock		Option	Incentive Plan	Deferred	All Other
	in Cash	Awards		Awards	Compensation	Compensation	Compensation		Total
Name	($)(1)	($)(4)		($)(4)	($)	Earnings	($)		($)

Mark R. Patterson	—	—		—	—	—	—		—
Christopher R. Pechock	—	—		—	—	—	—		—
Frank S. Plimpton	8,333	—		—	—	—	—		8,333
Robert S. Yingling	50,000	25,001		—	—	—	—		75,001
Wade D. Nesmith*	25,000	25,001	(2)	—	—	—	—		50,001
Dale Kutnick	25,000	25,001		—	—	—	—		50,001
Victor Mandel	—	—		—	—	—	—		—
George C. McNamee**	—	—		—	—	—	272,420	(3)	272,420

*	Resigned effective October 14, 2008.

**	Resigned effective April 16, 2009.

(1)	In accordance with the Company’s Non-Employee Director compensation practice, in 2008 each Non-Employee Director received a retainer of $25,000 and an award of $25,000 in restricted stock as compensation for their service as directors of the Company for the period of September 2007 through September 2008, as reflected in the table. In addition, in 2009, the following Non-Employee Directors received a pro-rated retainer in the amount of $14,583.33 for the period of October 2008 through the date of the Annual Meeting, and will receive an award of restricted stock as compensation for their service as directors of the Company for such period: Mr. Yingling, Mr. Kutnick, and Mr. Mandel. Furthermore, Mr. Yingling, as Chair of the Audit Committee, received an additional retainer of $25,000 in 2008 and an additional pro-rated retainer of $14,583.33 for the period extending from October 2008 through the date of the Annual Meeting. Mr. Plimpton also received a pro-rated retainer in the amount of $8,333.33 for the period of January 2009 through the date of the Annual Meeting after becoming eligible in January 2009 for Non-Employee Director compensation.

(2)	Mr. Nesmith forfeited all 15,924 shares of restricted stock granted to him by the Company in 2008 upon resigning from the Company’s Board of Directors.

(3)	Includes $32,420 in earnings for 2008 under the Company’s nonqualified deferred compensation plans and $240,000 in annual salary paid to Mr. McNamee in connection with his position as Managing Director of the Company’s subsidiary, F A Technology Ventures Corporation. Such payments were unrelated to his service as Director of the Company.

(4)	Amounts set forth in the Stock Awards and Option Awards columns represent the amounts recognized as compensation expense for financial statement reporting purposes in fiscal year 2008 by the Company with respect to restricted stock and option awards, respectively, in accordance with FAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2008 may be found in Footnote 18 of the Company’s consolidated financial statements for fiscal year 2008 contained in the Company’s Annual Report on Form 10-K. Discussions of assumptions used in prior fiscal years may be found in corresponding footnotes for such fiscal years’ consolidated financial statements. Dividends or dividend equivalents are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

For 2008, the Company’s policy with respect to Director compensation was to pay Directors who were not employees of the Company (the “Non-Employee Directors”) (1) an annual cash retainer of $25,000 and (2) an award of $25,000 in restricted stock. In addition, an annual cash retainer of $25,000 was paid to the Chair of the Audit Committee. Employee directors did not receive any compensation for their service as members of the Board. Effective as of the 2009 Annual Meeting, the Company’s policy will be to pay Non-Employee Directors an annual cash retainer of $50,000, to pay an additional annual cash retainer of $25,000 to the Chair of the Executive Compensation Committee and to the Chair of the Audit Committee, and to pay an additional annual cash retainer of $15,000 to each member of the Audit Committee (other than the Chair). In addition, subject to the approval by shareholders of the amendment and restatement of the 2003 Non-Employee Directors Stock Plan, the Company’s policy will be to grant Non-Employee Directors either an award of stock options worth $50,000 (as determined by the Board) or $50,000 of restricted shares, as elected by each Non-Employee Director, and to permit each Non-Employee Director to elect to receive his or her cash retainers in the form of stock options or restricted stock. Employee directors still do not receive any compensation for their service as members of the Board.

Under the 2003 Non-Employee Directors Stock Plan, the number of options or restricted shares awarded are generally within the discretion of the Board, except that no Non-Employee Director may receive an option covering shares or restricted shares in any year, in each case, worth more than $50,000 (or, under the proposed amendment and restatement of the plan, options worth more than $100,000 or more than $100,000 of restricted shares). All options that may be granted under the 2003 Non-Employee Directors Stock Plan will have an exercise price equal to the fair market value of the common stock on the date of grant, become exercisable in three equal installments beginning on the first anniversary of the date of grant (unless the Board in its discretion designates another vesting schedule, as would be permitted under the proposed amendment and restatement of the plan), and have a ten-year term (unless the Board determines that the option will have a shorter term, as would be permitted under the proposed amendment and restatement of the 2003 Plan). Shares of restricted stock will be subject to vesting conditions as set forth in the award agreement. If a person ceases to be a director for any reason (other than death or total disability), any unvested restricted shares or unexercisable stock options will be forfeited. In the case of death or total disability of a director, he or she (or the estate or other legal representatives) shall become 100% vested in any restricted shares as of the date of termination of service on the Board. Such Non-Employee Director’s right to exercise any then-exercisable stock option will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option). If a Non-Employee Director dies or becomes totally disabled, such director (or the estate or other legal representative of the Non-Employee Director), to the extent the stock options are exercisable immediately prior to the date of death or total disability, will be entitled to exercise any stock options at any time within the one-year period following such death or disability, but not beyond the stated term of such stock option. If a Change of Control occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control.

In addition to any annual grant of options or restricted shares, under the 2003 Non-Employee Directors Stock Plan, the Board may from time to time make additional discretionary grants (subject to the limits noted above) and may permit a Non-Employee Director to elect to receive all or a portion of his/her annual cash retainer in restricted shares (or in stock options under the proposed amendment and restatement of the plan).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 26, 2007, the Board of Directors adopted a new Related Party Transactions Policy (the “Policy”). Under the Policy only those related party transactions that have terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and that are approved or ratified by the Audit Committee, the disinterested members of the Board of Directors, and, if and to the extent involving compensation, the Executive Compensation Committee, may be consummated or permitted to continue. “Related Parties” include any senior officer (including all executive officers of the Company and its subsidiaries) or director of the Company, any shareholder owning more than 5% of the Company (or its controlled affiliates), any person who is an immediate family member of a senior officer or director, and any entity owned or controlled by such persons or in which such persons have a substantial ownership interest.

“Related Party Transactions” include any transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act) except transactions available to all employees generally or those involving less than $5,000 when aggregated with all similar transactions. Pursuant to the Policy, any proposed Related Party Transactions may be submitted for consideration at the Audit Committee’s regular quarterly meetings. Following the Audit Committee’s review, the Committee will either approve or disapprove such transactions. In the event that management recommends any transactions in between regularly scheduled meetings, management will confer with the Chair of the Audit Committee as to whether the Company may preliminarily enter into such arrangement subject to ratification by the full Audit Committee at the next regularly scheduled meeting. Each of the referenced transactions below that require approval or ratification by the Audit Committee pursuant to the Policy have been so approved or ratified.

First Clearing — Margin Loans

During 2008, First Clearing, LLC, a clearing firm with which Broadpoint Capital, Inc., the Company’s broker-dealer subsidiary, has contracted for broker dealer trading activities, extended credit in the ordinary course of its business to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. If an account holder failed to meet a margin call and the securities in the account holder’s account prove insufficient to satisfy the margin call, the Company could have been obligated to satisfy the call on behalf of the account holder. No such extensions of credit required such actions and all were made on the same terms as for customers. As of July 2008, Broadpoint Capital was no longer subject to this arrangement.

FA Technology Ventures, L.P.

As of December 31, 2008, the Company had a commitment to invest as a limited partner up to $1.3 million ($1.3 million as of December 31, 2007) in FA Technology Ventures, L.P. (the “Fund”), a technology fund whose primary purpose is to provide investment returns consistent with the risk of investing in venture capital. The Company also had a commitment as of that date to invest up to an additional $0.1 million ($0.2 million as of December 31, 2007) in parallel with the Fund; this parallel commitment may be satisfied by investments from the Company’s employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. These commitments extended initially to the end of the Fund’s commitment period, which expired in July 2006; however, the general partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and the payment of management fees. The Fund is managed by FA Technology Ventures Corporation (“FATV”), a wholly-owned subsidiary of the Company, which receives management fees for its services. George C. McNamee, a former director, is an employee of this subsidiary and received $305,000 and $240,000 in compensation from it in 2007 and 2008, respectively. In addition, Mr. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 16.50% membership interest. As a result of this interest in the general partner, he would be entitled to receive 17.02% of the 20% carried interest that may become payable by the Fund to its general partner if the Fund’s investments are successful. Mr. McNamee is required under the partnership agreement for the Fund to devote a majority of his business time to the conduct of the Fund and any parallel funds.

On April 30, 2008, the Company entered into a Transition Agreement (the “Transition Agreement”) with FATV, FA Technology Holding, LLC (“NewCo”), Mr. McNamee, and certain other employees of FATV (such individuals, collectively, the “FATV Principals”), to effect a restructuring of the investment management arrangements relating to the Fund, and the formation of FA Technology Ventures III, L.P., a new venture capital fund (“Fund III”). The Transition Agreement provides that if the initial closing of Fund III does not occur on or before March 31, 2009, the parties’ rights and obligations under the Transition Agreement shall automatically terminate, except as follows: (a) certain nonsolicitation obligations of the FATV Principals shall continue and (b) upon the initial closing of any subsequent venture capital fund sponsored by NewCo or any 4 of the 6 FATV Principals before June 30, 2009, NewCo or such FATV Principals shall cause NewCo or such subsequent fund to reimburse the Company for any expenses related to the organization and marketing of

Fund III funded by the Company. The initial closing of Fund III did not occur on or before March 31, 2009, and the Transition Agreement has terminated in accordance with its terms.

Johnson Consulting Agreement

As of February 1, 2005, the Company entered into a Consulting Agreement with Hugh A. Johnson, Jr., a former director of the Company and Chairman of Johnson Illington (“JIA”) (the “Consulting Agreement”). JIA purchased the Albany, New York operations of FA Asset Management Inc. in February 2005. As part of the consideration for the purchase, JIA is obligated to pay the Company a percentage of its revenues earned through 2009. No such payments were made in 2006, 2007 or 2008. In addition, the Company made payments of $36,706 in 2006 to JIA for certain management fees for investments. No such payments were made in 2007 or 2008. Under the terms of the Consulting Agreement, Mr. Johnson ended his employment with the Company and began serving as a consultant to the Company for a three-year period beginning February 2005. The Consulting Agreement further provided that Mr. Johnson received an annual consulting fee of $250,000 and provided Mr. Johnson with an office, and reimbursement for reasonable travel expenses in connection with the consulting services.

Murphy Settlement Agreement

In connection with the termination of Arthur Murphy’s employment by Broadpoint Capital as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Company, filed an arbitration claim against Broadpoint Capital, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, former Chairman of the Company with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of Broadpoint Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, Broadpoint Capital, entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.

MatlinPatterson Private Placement

On September 21, 2007 the Company issued and sold 38,354,293 newly-issued unregistered shares of common stock of the Company for an aggregate cash purchase price of $50 million (the “Private Placement”) to MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”) and certain co-investors pursuant to the Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and MatlinPatterson.

Pursuant to the Investment Agreement, MatlinPatterson had the right to designate one or more co-investors to purchase a portion of the shares of common stock to be purchased by MatlinPatterson in place of MatlinPatterson. On September 21, 2007, MatlinPatterson entered into a Co-Investment Agreement with Robert M. Tirschwell pursuant to which MatlinPatterson and Mr. Tirschwell agreed that Mr. Tirschwell would purchase the number of shares corresponding to an aggregate purchase price of $450,000. On September 21, 2007, MatlinPatterson also entered into a Co-Investment Agreement with Robert M. Fine pursuant to which MatlinPatterson and Mr. Fine agreed that Mr. Fine would purchase the number of shares corresponding to an aggregate purchase price of $130,000. Pursuant to the Investment Agreement and in connection with MatlinPatterson’s co-investor designations, the Company, MatlinPatterson and each of Mr. Tirschwell and Mr. Fine entered into co-investor joinder agreements, which provide as follows:

Robert M. Tirschwell.  On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Tirschwell Joinder Agreement”) with Mr. Tirschwell and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Tirschwell the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $450,000, on the terms set forth in the Investment Agreement. Pursuant to the Tirschwell Joinder Agreement, Mr. Tirschwell agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Tirschwell is the Head of Trading of Broadpoint DESCAP, a division of Broadpoint Capital.

Robert M. Fine.  On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Fine Joinder Agreement”) with Mr. Fine and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Fine the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $130,000, on the terms set forth in the Investment Agreement. Pursuant to the Fine Joinder Agreement, Mr. Fine agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Fine is the President of Broadpoint DESCAP.

As a result of these arrangements, on September 21, 2007 MatlinPatterson contributed from its working capital $49,420,000 of the $50 million cash purchase price and received 37,909,383 newly-issued shares of the Company’s common stock. Mr. Fine contributed from his personal funds $130,000 of the $50 million cash purchase price and received 99,721 newly-issued shares of the Company’s common stock. Mr. Tirschwell contributed from his personal funds $450,000 of the $50,000,000 cash purchase price and received 345,189 newly-issued shares of the Company’s common stock.

The number of shares issued to MatlinPatterson, Mr. Tirschwell and Mr. Fine was subject to upward adjustment within 60 days of the closing of the Investment Agreement in the event that the final net tangible book value per share of the Company as of September 21, 2007 was less than $1.60. On February 21, 2008, the Company entered into an agreement with MatlinPatterson, Mr. Tirschwell and Mr. Fine agreeing that the final net tangible book value per share of the Company as of September 21, 2007 was $1.25. Pursuant to the terms of such agreement, the Company agreed to issue 3,632,009 additional shares of common stock of the Company to MatlinPatterson, Mr. Tirschwell and Mr. Fine in satisfaction of this requirement. MatlinPatterson currently holds approximately 53% of the Company’s outstanding common stock.

Upon the closing of the Private Placement, the Company entered into a Registration Rights Agreement, dated as of September 21, 2007 (the “Registration Rights Agreement”), with MatlinPatterson, Mr. Tirschwell and Mr. Fine, which was amended by Amendment No. 1 to the Registration Rights Agreement, dated as of March 4, 2008. The Registration Rights Agreement contains other customary terms found in such agreements, including provisions concerning registration rights, registration procedures and piggyback registration rights as well as customary indemnification rights for MatlinPatterson, Mr. Tirschwell and Mr. Fine. Pursuant to the Registration Rights Agreement, the Company would bear all of the costs of any registration other than underwriting discounts and commissions and certain other expenses.

Pursuant to the Investment Agreement and with respect to last year’s annual meeting of shareholders, MatlinPatterson had the right to designate directors to be appointed to the Company’s Board of Directors. Each of Messrs. Patterson, Fensterstock, Pechock and Plimpton were designated to the Board pursuant to such right of MatlinPatterson.

Voting Agreement with MatlinPatterson

On February 29, 2008, the Company and MatlinPatterson entered into a Voting Agreement (the “Voting Agreement”) whereby MatlinPatterson agreed to vote its shares in the Company in favor of an increase in the number of authorized shares under the 2007 Plan to be submitted to shareholders at the 2008 Annual Meeting of Shareholders. Such increase in the number of authorized shares was approved at such meeting.

Brokerage and Investment Banking Services for MatlinPatterson

From time to time, Broadpoint Capital provides brokerage services to MatlinPatterson or its affiliated entities, which services are provided by Broadpoint Capital in the ordinary course of its business. No such services were provided in 2007. In 2008 and for 2009 through February 28, 2009, MatlinPatterson paid $255,441 and $153,493, respectively, to Broadpoint Capital for such services.

From time to time Broadpoint Capital also provides investment banking services to MatlinPatterson or its affiliated entities, which services are provided by Broadpoint Capital in the ordinary course of its business. No such services were provided in 2007. In 2008 and 2009 through February 28, 2009, Broadpoint Capital has earned $8.4 million and $579,991, respectively, from MatlinPatterson Global Advisers LLC for such services.

Fensterstock Consulting Arrangement

From July 2007 through September 21, 2007, Mr. Fensterstock served as a consultant to the Company prior to becoming its Chief Executive Officer. The Company paid $83,000 to Mr. Fensterstock pursuant to such arrangement.

Mast Private Placement

On March 4, 2008, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with MatlinPatterson, Mast Credit Opportunities I Master Fund Limited, a Cayman Islands corporation (“Mast”) and certain Individual Investors listed on the signature pages to the Stock Purchase Agreement (the “Individual Investors”, and together with the MatlinPatterson and Mast, the “Investors”). Pursuant to the terms of the Stock Purchase Agreement, the Company issued and sold 11,579,592 shares of common stock to the Investors, with 7,058,824 shares being issued to Mast, 1,594,000 shares being issued to the MatlinPatterson and 2,926,768 shares issued to the Individual Investors. The shares were sold for an aggregate purchase price of approximately $19.7 million, with the proceeds from the sale to be used for working capital. In addition, all of the Individual Investors are employees of the Company and/or its wholly-owned subsidiary Broadpoint Capital, including Lee Fensterstock, the current Chairman and Chief Executive Officer of the Company, and other senior officers of Broadpoint Capital.

Concurrently with the execution of the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of March 4, 2008 (the “Mast Registration Rights Agreement”), with Mast with respect to the shares that Mast purchased pursuant to the Stock Purchase Agreement (the “Mast Shares”). Pursuant to the Mast Registration Rights Agreement, the Company was required to file within 30 days following March 4, 2008, and did file on April 1, 2008, a registration statement with the SEC for the resale of the Mast Shares in an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Mast Shelf Registration”). The registration statement was declared effective on April 29, 2008. The Company paid for all of the costs of the Mast Shelf Registration, a total of approximately $45,000, other than underwriting discounts and commissions and certain other expenses, and grants customary indemnification rights thereunder to Mast.

Mast Mandatory Redeemable Preferred Stock

On June 27, 2008 the Company entered into the Preferred Stock Purchase Agreement with Mast for the issuance and sale of (i) 1,000,000 newly-issued unregistered shares of Series B Mandatory Redeemable Preferred Stock of the Company, par value $1.00 per share (the “Series B Preferred Stock”) and (ii) a warrant to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $3.00 per share (the “Warrant”), for an aggregate cash purchase price of $25 million.

The Preferred Stock Purchase Agreement and the Series B Preferred Stock include, among other things, certain negative covenants and other rights with respect to the operations, actions and financial condition of the Company and its subsidiaries so long the Series B Preferred Stock remains outstanding. Cash dividends of 10% per annum must be paid on the Series B Preferred Stock quarterly, while an additional dividend of 4% per annum accrues and is cumulative, if not otherwise paid quarterly at the option of the Company. The Series B Preferred Stock must be redeemed on or before June 27, 2012.

The redemption prices are as follows:

Date	Premium Call Factor

Prior to and including June 26, 2009	1.07
From June 27, 2009 to December 27, 2009	1.06
From December 28, 2009 to June 27, 2010	1.05
From June 28, 2010 to December 27, 2011	1.04
From December 28, 2011 to June 2012	1.00

The Warrant is subject to customary anti-dilution provisions and expires June 27, 2012. Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company and Mast entered into a Registration Rights Agreement, dated as of June 27, 2008 (the “Warrant Registration Rights Agreement”), with respect to the shares of Common Stock that are issuable to Mast pursuant to the Warrant (the “Warrant Shares”). Pursuant to the Warrant Registration Rights Agreement, Mast has the right to request registration of the Warrant Shares if at any time the Company proposes to register common stock for its own account or for another, subject to certain exceptions for underwriting requirements. In addition, under certain circumstances Mast may demand a registration of no less than 300,000 Warrant Shares. The Company must register such Warrant Shares as soon as practicable and in any event within forty-five (45) days after the demand. The Company will bear all of the costs of all such registrations other than underwriting discounts and commissions and certain other expenses.

Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company and Mast entered into a Preemptive Rights Agreement (the “Preemptive Rights Agreement”). The Preemptive Rights Agreement provides that in the event that the Company proposes to offer or sell any equity securities of the Company below the current market price, the Company shall first offer such securities to Mast to purchase; provided, however, that in the case of equity securities being offered to MatlinPatterson, Mast shall only have the right to purchase its pro rata share of such securities (based upon common stock ownership on a fully diluted basis). If Mast exercises such right to purchase the offered securities, Mast must purchase all (but not a portion) of such securities for the price, terms and conditions so proposed. The preemptive rights do not extend to (i) common stock issued to employees or directors pursuant to a plan or agreement approved by the Board of Directors, (ii) issuance of securities pursuant to a conversion of convertible securities, (iii) stock splits or stock dividends or (iv) issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

Gleacher Transaction

On March 2, 2009, the Company and Magnolia Advisory LLC (“Merger Sub”), a wholly-owned subsidiary of the Company that was formed to facilitate the Transaction contemplated by the Merger Agreement, entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Merger Sub, Gleacher Partners Inc. (“Gleacher”), certain stockholders of Gleacher (the “Signing Stockholders”) and each of the holders of interests in Gleacher Holdings LLC, a Gleacher subsidiary owned 90.85% by Gleacher (the “Holders”). Under the terms of the Merger Agreement:

•	following the consummation of the transactions contemplated by the Merger Agreement, Gleacher (with Merger Sub as the surviving entity) and Gleacher Holdings LLC will become a wholly-owned subsidiary of the Company;

•	the Company will issue 23,000,000 shares of common stock of the Company to the stockholders of Gleacher and the Holders;

•	the stock consideration will be subject to a five year lock-up period, subject to acceleration under certain circumstances;

•	at the closing of the transactions contemplated by the Merger Agreement, the Company will pay to the stockholders of Gleacher and the Holders $10,000,000 in cash;

•	the Company will pay an additional $10,000,000 in cash after five years, subject to acceleration under certain circumstances;

•	the cash consideration is subject to adjustment as provided in the Merger Agreement;

•	the Company will appoint Mr. Gleacher as a director and Chairman of its Board of Directors;

•	the Company will change its name to Broadpoint Gleacher Securities Group, Inc.;

•	the Company will enter into a Registration Rights Agreement with Mr. Gleacher; and

•	the Company will enter into a Trade Name and Trademark Agreement with Mr. Gleacher and certain other parties related to Mr. Gleacher.

Subject to certain transfer restrictions, Mr. Gleacher will have the right to have his shares registered in registration statements filed by the Company, and the right to require the Company to file a shelf registration for his shares three years after the closing.

Appointment of Eric Gleacher to the Company Board as Chairman of the Board

In connection with the Merger Agreement, the Company has agreed to appoint Mr. Gleacher to its Board of Directors and designate him Chairman of the Board of Directors, effective at the time of the closing of the Gleacher Transaction. In connection therewith, the Company agreed to appoint Mr. Gleacher to the class of directors with a term expiring in 2011 (Class I), and also agreed that the Board of Directors of the Company would not take any action to remove Mr. Gleacher as a director for so long as he is employed under the Gleacher Employment Agreement (which will become effective at the closing of the Gleacher Transaction). Although the Merger Agreement provides that Mr. Gleacher will be appointed to Class I, the parties have agreed that Mr. Gleacher will be nominated instead for election at this Annual Meeting as a Class II director, with a term expiring in 2012.

Eric Gleacher Employment Agreement

Concurrently with the execution of the Merger Agreement, the Company agreed to also appoint Mr. Gleacher as a senior member of the Investment Banking Division of Broadpoint Capital. In connection with such appointment, the Company, Broadpoint Capital, Gleacher Partners LLC (“Gleacher Partners”) and Mr. Gleacher entered into an employment agreement, to become effective as of the closing of the Gleacher Transaction (the “Gleacher Employment Agreement”). During the period beginning on the date of the closing of the Gleacher Transaction and ending as of the date on which the Company determines that Mr. Gleacher’s employment should be transferred to Broadpoint Capital, Mr. Gleacher also will continue to serve as the Chief Executive Officer of Gleacher Partners. The Company will use its reasonable best efforts to combine Broadpoint Capital and Gleacher Partners, or to transfer the employment of all employees of Gleacher Partners to Broadpoint Capital, by December 31, 2009.

The Gleacher Employment Agreement provides that Mr. Gleacher will be employed (initially by Gleacher Partners and then by Broadpoint Capital following the transfer of his employment) for a three-year term commencing on the closing date of the Gleacher Transaction, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six (6) months’ advance written notice to the other party that the employment period will not be extended. Mr. Gleacher will be entitled to receive an annual base salary of $350,000 and to participate in the Investment Banking Division’s annual investment banking bonus pool. Mr. Gleacher’s bonus for the fiscal year that begins prior to the effective date of the Gleacher Employment Agreement will be pro-rated to correspond to the portion of such fiscal year that follows the effective date. For further information regarding the Gleacher Employment Agreement see “Termination and Change in Control Payments”.

Waiver of Trading Policy

On March 6, 2008, the Company reported in a current report on Form 8-K that, on March 3, 2008, the Board approved a one-time limited waiver under the Company’s insider trading policy (the “Trading Policy”)

that is incorporated into the Company’s Code of Business Conduct and Ethics to Messrs. Fensterstock, Fine and Tirschwell, as well as certain other employees covered by the Trading Policy to acquire shares of the Company’s common stock in connection with the Mast Private Placement. The waiver related to certain provisions of the Trading Policy which provide that certain designated employees may not engage in transactions involving the Company’s securities during certain specified blackout periods. After due consideration and a review of the facts and circumstances, including a determination that the transaction in question did not present the opportunity for insider trading that the Trading Policy was intended to prevent, the Board believed that the waiver was appropriate in this limited case.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes and analyzes the objectives, practices, policies and decisions relating to compensation awards to the Company’s executive officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs”. The Executive Compensation Committee is responsible for approving all compensation awarded to our NEOs.

Compensation Philosophy.  Fiscal year 2008 was a historically difficult year for the U.S. and global economy, characterized by a major lack of liquidity, substantially volatile and decreased asset values in nearly all asset classes, and a significant reduction in consumer and investor confidence; 2008 was also a challenging year for the Company, but in many different ways. The Company accomplished an enormous amount in 2008, while repositioning itself for the future. The Company’s overall compensation philosophy of pay for performance has not changed, and the Company’s compensation practice continues to evolve to reflect the realities of the marketplace and the Company’s position in the markets it serves.

Objectives of the Compensation Program.  In an effort to correlate executive compensation to the performance of the Company, the Executive Compensation Committee considers a number of different objectives it believes contribute to the financial well-being of the Company. In particular, the Executive Compensation Committee may reward executives for continued improvement in some or all of the following Company-wide performance measures, among others, by:

•	paying for Company and individual performance;

•	providing for long-term incentives and retention;

•	aligning executive interests with shareholders’ interests; and

•	competing effectively for key talent.

In addition, the Executive Compensation Committee recognizes that individual performance and contributions made by the NEOs in connection with implementing the Company’s strategic plan may not always be reflected in the objectives described above. The Executive Compensation Committee, therefore, also examines the growth and development of the business in relation to the Company’s strategic plan and seeks to reward executives who contribute to improvements in relation thereto and, consequently, to the performance of the Company as a whole.

The compensation program for the NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for its shareholders. The program is intended to provide competitive base salaries as well as short- and long-term incentives which align management and shareholder objectives and provide the opportunity for NEOs to participate in the success of the Company. In 2008, the Company attempted to meet these objectives during a period of unprecedented challenges, including a U.S. and global economic recession.

The Company had the additional challenge of meeting these objectives during a period of tremendous transformation for the Company. This transformation began on May 14, 2007, when the Company announced that the Board had unanimously approved an agreement to recapitalize and receive an equity investment from MatlinPatterson. This transaction (the “Recapitalization”) closed on September 21, 2007 and, pursuant to this transaction, MatlinPatterson acquired approximately 61% of the Company’s common stock outstanding at the time of the closing of the transaction (approximately 53% of the Company’s common stock as of the Record Date). In connection with the Recapitalization, the Company’s Board of Directors was substantially reconstituted and the Company appointed Lee Fensterstock as our Chairman of the Board and Chief Executive Officer and named Peter McNierney our President and Chief Operating Officer. Since that time, management created a new strategic vision for the Company and implemented it through a series of acquisitions and financing transactions that have served to dramatically transform the Company and resulted in a return to profitability in the 4th Quarter of 2008. These included:

•	In March 2008, the Company and Broadpoint Capital completed its hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and subsequently formed its new Debt Capital Markets group with the new employees, which provides sales and trading on a wide range of debt securities including bank debt, investment grade debt, high-yield debt, treasuries, convertibles, distressed debt, preferred debt and re-org equity securities (the “BNY Acquisition”).

•	On March 4, 2008, the Company closed a $20 million private placement whereby investors purchased approximately 11.6 million shares of common stock from the Company at $1.70 per share. A fund managed by MAST Capital Management, LLC (“Mast”), a Boston-based investment manager that focuses on special situations debt and equity investment opportunities, led the investment and purchased 7.1 million of the approximately 11.6 million shares issued (the “Mast Private Placement”).

•	On June 27, 2008, the Company issued and sold to a fund managed by Mast 1,000,000 newly-issued unregistered shares of Series B Mandatory Redeemable Preferred Stock of the Company, par value $1.00 per share, along with warrants to purchase 1,000,000 shares of the Company’s common stock, for an aggregate cash purchase price of $25 million (the “Mast Preferred Stock Transaction”).

•	In October 2008, the Company completed the acquisition of American Technology Research Holdings, Inc., the parent of American Technology Research, Inc., a broker-dealer specializing in institutional research, sales and trading in the information technology, cleantech and defense areas (the “AmTech Acquisition”). The Company also shut down its legacy Equity division in the 3rd Quarter, in anticipation of this acquisition.

In addition, during this period the Company implemented several initiatives to restructure its operations. In 2007, the Company began a restructuring plan to properly size the Company’s infrastructure with its then current level of activity. The plan included a reduction in IT and operations support headcount, outsourcing the Company’s clearing operations, and eliminating excess office space. The Company completed this restructuring plan in the 3rd Quarter of 2008. Also, on October 16, 2008, the Company completed the merger of two of its principal broker-dealer subsidiaries, Broadpoint Capital and Broadpoint Securities, Inc for the purpose of increasing efficiencies by enhancing the integration of services and processes across the firm’s business lines. The two firms were merged into a single broker-dealer under the name Broadpoint Capital, Inc. Finally, the firm completed its rebranding process and moved its headquarters to New York City.

Peer Group Companies.  As part of its analysis, the Executive Compensation Committee compares the NEOs’ compensation to the compensation of executive officers performing similar functions among a peer group of other publicly traded investment banks. This comparison takes into account the performance of the Company relative to the other companies, the executives’ comparative roles, responsibilities and performance at such companies, and the market size and composition data for such comparable companies. The Executive Compensation Committee reviews such companies’ compensation for comparison purposes but this review is not the determining factor as it is only one of many factors that are considered by the Executive Compensation Committee in setting compensation.

The peer group companies reviewed by the Executive Compensation Committee during the year included: Piper Jaffray Companies, Rodman & Renshaw Capital Group, Inc., JMP Group Inc., Stifel Financial Corp. and Cowen Group Inc. The peer group companies are all publicly traded investment banking companies that compete with the Company.

Relationship of Compensation Rewards to Objectives.  Each element of compensation described below is designed to reward different results as summarized below:

Compensation Element	Designed to Reward	Relationship to the Objectives

Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company
Annual Cash Bonus	Successful performance of objectives over the course of the applicable fiscal year	Motivate and reward executives for achieving objectives
Long-term Incentive Compensation	Continued excellence and attainment of objectives over time	Motivate and reward executives to achieve long-term objectives
	Success in long-term growth and development	Align the executives’ interests with long-term stockholder interests in order to increase overall stockholder value
Provide competitive compensation to attract and retain talented executives

Compensation Elements.  In the financial services industry, base salaries tend to be a relatively modest portion of the total compensation of a company’s employees, including its executive officers, as compared to annual cash bonuses and equity-related grants. Base salaries at the Company are typically set at levels that the Executive Compensation Committee believes are generally competitive with those of executives in similar positions at comparable financial services companies. A significant portion of the total compensation has been historically paid in the form of annual cash bonuses. This practice is intended to maximize the portion of an individual’s compensation that is subject to fluctuation each year based upon corporate and individual performance. Equity-related grants make up the other important component of total compensation and focus on longer-term company objectives. As a result, the predominant portion of our executive officers’ compensation is directly related to short- and long-term corporate performance.

We continue to believe that the compensation of our executive officers should be structured to link the executives’ financial reward directly to the performance of the business unit they lead or, as the case may be, to the performance of the Company as a whole as well as to their individual performance. Each element of compensation paid to the Company’s executive officers is designed to support one or more of the objectives described above.

Performance Targets.  Pursuant to the respective employment agreements of Messrs. Fensterstock and McNierney, performance targets for each such executive are to be determined by the Board of Directors in good faith consultation with the applicable executive. The Executive Compensation Committee discussed the performance targets of each executive and the successful completion of key components of the Company’s strategic business plan for 2008, including the BNY Acquisition, Mast Private Placement, Mast Preferred Stock Transaction and the AmTech Acquisition. Based on the respective achievements of Messrs. Fensterstock and McNierney, the Executive Compensation Committee determined that each such executive successfully attained his applicable performance targets. Pursuant to the Fensterstock Employment Agreement, 250,000 restricted stock units were granted to Mr. Fensterstock as a result of his achievement of such performance targets. Pursuant to the McNierney Employment Agreement, 125,000 restricted stock units were granted to Mr. McNierney as a result of his achievement of such performance targets.

Review.  All of the compensation elements awarded to the NEOs were reviewed by the Executive Compensation Committee. The Compensation Committee believes that each NEO’s compensation package is reasonable and appropriate and that it is aligned with the interests of the Company’s shareholders.

The Company has employment agreements with Messrs. Fensterstock, McNierney and Turner, each of which are discussed below. C. Brian Coad, who served as our Chief Financial Officer until March 31, 2008,

served pursuant to an employment agreement he entered into with the Company in June 2006, which was amended in May 2007. Ms. Arciero-Craig, our General Counsel, does not have an employment agreement with us.

Base Salary.  Base salaries are typically set by reference to job positions within the Company with increases as a reward for superior performance or as a means to attract or retain necessary executive talent. The Executive Compensation Committee considers the Chief Executive Officer’s recommendations in determining the salary of each of the other executive officers. The base salaries of Messrs. Fensterstock, McNierney, Turner and Coad for 2008 were agreed upon in their employment agreements. Ms. Arciero-Craig’s salary was increased in March 2008.

Annual Cash Bonus.  The Executive Compensation Committee determined that in light of the significant transformation of the Company during 2008 (including, but not limited to, the BNY Acquisition, Mast Private Placement, Mast Preferred Stock Transaction and the AmTech Acquisition), along with the Company’s return to profitability in the 4th Quarter and the substantial increases in the Company’s revenues and market capitalization, the senior officers of the Company would receive cash bonuses reflecting these accomplishments. The following cash bonuses were paid to the senior officers referenced below:

Officer	Cash Bonus Amount

Lee Fensterstock — Chairman and Chief Executive Officer	$1,400,000
Peter J. McNierney — President	$700,000
Robert I. Turner — Chief Financial Officer	$350,000
Patricia Arciero-Craig — General Counsel	$200,000

Each of the NEOs also received equity incentives in recognition of their efforts, as well. See “Long-Term Equity Incentives” below.

The Executive Compensation Committee noted that, in addition to the cash bonus described above with respect to Mr. Fensterstock, who became Chief Executive Officer in September 2007 upon consummation of the Recapitalization, the Executive Compensation Committee granted him a cash bonus of $200,000 in March 2008 in recognition of his successful efforts on behalf of the Company since becoming Chief Executive Officer, including the successful negotiation of the hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets and the successful private placement transaction that closed in March 2008, in which the Company raised approximately $19.7 million.

Although the Company had not paid bonuses under the Senior Management Bonus Plan for several years, it had been the Company’s practice to utilize this Plan during better times. The specific bonus an executive received was determined by the Executive Compensation Committee with reference to his level of responsibility, individual performance and the performance of his or her business unit and/or the Company. The Executive Compensation Committee evaluated levels of responsibility annually. The Executive Compensation Committee also made assessments of individual performance annually after receiving the recommendations of the Chief Executive Officer. The approved recommendations were based on a number of factors, including the achievement of pre-established individual and corporate performance targets, but also initiative, business judgment, management skills and potential contribution to the firm. At the 2008 Annual Meeting, the Plan was re-approved by shareholders since the Executive Compensation Committee wanted to reestablish this bonus practice. Please note that, in lieu of awarding bonuses under the Senior Management Bonus Plan which are paid solely in the form of cash, the Executive Compensation Committee also may award annual performance bonuses under the 2007 Incentive Compensation Plan which may be paid in the form of cash, equity awards or a combination of equity awards and cash.

Long-Term Equity Incentives.

Annual Grants.  The Company had historically relied upon annual grants of stock options and then, in the last several years, restricted stock and restricted stock units to retain its executive officers and to focus them on increasing shareholder value over the long term. Historically, these grants were made in mid-February in conjunction with the payment of annual cash bonuses for the prior fiscal year and were based upon job level, and Company and individual performance during the prior fiscal year.

In March 2008, Mr. Fensterstock was awarded 125,000 restricted stock units in recognition of his accomplishments since his appointment as Chief Executive Officer in September 2007. In addition, Ms. Arciero-Craig was awarded 125,000 restricted stock units in connection with her efforts in the latter portion of 2007.

Pursuant to their respective employment agreements, on June 30, 2008, Mr. Fensterstock was awarded 250,000 restricted stock units and Mr. McNierney was awarded 125,000 restricted stock units. Pursuant to his employment agreement, Mr. Turner was awarded 450,000 restricted stock units on March 14, 2008 following the commencement of his employment.

At the end of 2008, a year of significant accomplishment, the Executive Compensation Committee determined to make an additional award of stock options designed to further incentivize certain senior executives and other business unit leaders to increase shareholder value to at least certain specified levels. The option awards were broken into two tranches, one with a $3 per share strike price (approximately 13.67% above the then market price for the Company’s common stock) and the other with a $4 per share strike price (approximately 35.25% above the then market price for the Company’s common stock). On December 18, 2008, Mr. Fensterstock was awarded options to purchase 1,000,000 shares of the Company’s common stock at $3 per share and 1,000,000 shares of the Company’s common stock at $4 per share. On the same date, Mr. McNierney was awarded options to purchase 300,000 shares of the Company’s common stock at $3 per share and 300,000 shares of the Company’s common stock at $4 per share.

Deferred Compensation Plans.  Historically, the Company offered its employees, including its executive officers, tax planning opportunities through nonqualified deferred compensation plans. It first adopted the Deferred Compensation Plan for Key Employees and the Deferred Compensation Plans for Professional and Other Highly Compensated Employees (the “Predecessor Plans”). It then froze these plans in 2005 and adopted new plans (the 2005 Deferred Compensation Plan for Key Employees (“Key Plan”) and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (“Professional Plan”) (collectively, the “2005 Plans”)) as a result of changes in the tax laws. However, the Company has decided to freeze the 2005 Plans as well. As a result of declining participation, the costs of administrating the 2005 Plans were determined to outweigh the benefits of maintaining them.

Equity-Based Awards Policy.  The Executive Compensation Committee makes specific stock option, restricted stock and other equity-based awards (the “Equity-Based Awards”) to employees of the Company. The Board of Directors also approves all Equity- Based Awards made to executive officers. Management of the Company provides recommendations to the Executive Compensation Committee with respect to the Equity-Based Awards and the Executive Compensation Committee meets as necessary to consider such awards on a timely basis. Equity-Based Awards approved by the Executive Compensation Committee were generally granted as of the date of approval, and the exercise price of any Equity-Based Awards (as applicable) awarded was fixed as of the closing price on the date of grant.

Termination of Employment; Change in Control.  The Company does not have a severance plan or change in control plan in place for its employees or its executive officers generally. Under their employment agreements, Messrs. McNierney and Coad would receive severance payments upon their termination of employment by the Company without cause or for good reason. Mr. Coad’s employment agreement, as amended in May 2007, provided that he would be entitled to a lump-sum severance payment equal to $525,000 less the market value, as of the date of the termination of his employment, of one share of Company common stock multiplied by the number of vested restricted stock units held by him at the time of termination of employment. Mr. NcNierney’s employment agreement provides that he would be entitled to a lump-sum severance payment equal to $1.8 million less the market value, as of the date of termination of his employment, of one share of Company common stock multiplied by the number vested restricted stock units held by him at the time of termination. These terms were arrived at in arms-length negotiations with Messrs. McNierney and Coad, and the Company believed at such time that they were necessary to provide this protection to Messrs. McNierney and Coad in return for taking on responsibility for implementing the

Company’s strategic plan and to ensure a smooth transition through the Recapitalization. For the same reasons, the Company offered tax gross-ups to Messrs. McNierney and Coad for any excise taxes they might incur.

Mr. Coad resigned as Chief Financial Officer effective March 31, 2008 and left the Company. In connection with his termination of employment, the Company entered into a severance agreement (the “Coad Severance Agreement”) with him which superseded his employment agreement except for certain sections of the employment agreement which remain in effect. In return for his general release of possible claims against the Company, Mr. Coad agreed not to solicit employees of the Company and the Company paid Mr. Coad a lump-sum amount of $494,000 (which approximated the amount owed to Mr. Coad pursuant to his employment agreement). For further information regarding the Coad Severance Agreement see “Termination and Change in Control Payments” below.

Under Mr. Fensterstock’s employment agreement, he is entitled to certain severance payments upon his termination of employment by the Company without cause or for good reason. For terminations by the Company without cause, Mr. Fensterstock’s employment agreement provides that (1) he is entitled to receive (A) his salary for the twelve months following the termination of his employment (the “severance period”), (B) a pro rata bonus for the fiscal year in which the severance period ends and any other bonus earned at the time of termination but not yet paid and (C) welfare and other employee benefits through the severance period and (2) his restricted stock units will continue to vest according to schedule (subject to his execution of a settlement and release agreement). For terminations by him for good reason, Mr. Fensterstock’s employment agreement provides that (1) he is entitled to receive (A) his salary through the date of his termination of his employment and any accrued benefits under the Company’s benefit plans and (B) a pro rata bonus for the fiscal year in which his employment ends and any other bonus earned at the time of termination but not yet paid and (2) his restricted stock units will continue to vest according to schedule (subject to his execution of a settlement and release agreement) unless the termination is after a change-of-control in which case (i) all of his outstanding restricted stock units will vest upon termination of employment and (ii) all restricted stock units to which Mr. Fensterstock is entitled pursuant to the agreement that have not been granted as of the date of termination shall be granted on the date of termination and shall be immediately vested. Mr. Fensterstock is entitled to a tax gross-up payment for any excise tax he might incur as a result of a payment under the agreement. These terms were arrived at in arms-length negotiations with Mr. Fensterstock, and the Company believed at such time that they were necessary to provide Mr. Fensterstock with these protections in order to secure his employment as Chief Executive Officer and in light of the then state of the Company and his anticipated contributions to the future success of our Company.

Concurrently with the execution of the Merger Agreement, the Company entered into the Gleacher Employment Agreement, effective as of the closing of the Gleacher Transaction. Under the Gleacher Employment Agreement, Mr. Gleacher is entitled to certain severance payments upon certain terminations of his employment, as described below. Equity compensation awards granted to Mr. Gleacher may also vest upon certain terminations of his employment or a change in control of the Company pursuant to their terms. The Company believed it necessary to provide Mr. Gleacher with these protections in order to secure his employment as a senior member of the Investment Banking Division of the Company, and in light of his anticipated contributions to the future success of our Company. For further information regarding the Gleacher Employment Agreement, see “Gleacher Employment Agreement” below.

On March 14, 2008, the Board of Directors appointed Robert I. Turner as Chief Financial Officer of the Company, effective March 31, 2008. For further information regarding the employment agreement for Mr. Turner, see “Turner Employment Agreement” below.

On September 21, 2007, the Company and Ms. Arciero-Craig entered into a Non-Compete and Non-Solicit Agreement as well as an Addendum thereto of same date (collectively, the “Non-Compete and Non-Solicit Agreement”). Pursuant to the Non-Compete and Non-Solicit Agreement, Ms. Arciero-Craig’s obligation not to compete with the Company does not apply following termination of her employment by the Company without cause, or termination by Ms. Arciero-Craig for “Good Reason” (in each case as defined in the Non-Compete and Non-Solicit Agreement), which includes, among other things, the occurrence of any of the following without her consent: any reduction in her base salary or failure to pay material amounts due to her;

or the assignment to her of any duties inconsistent in any material respect with her position or with her authority, duties or responsibilities as General Counsel, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities. Additionally, upon such termination of employment by Ms. Arciero-Craig, all of her outstanding restricted stock units will not be forfeited and will continue to vest in accordance with their respective schedules (subject to her execution of a settlement and release agreement).

Tax and Accounting.  Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward the Section 162(m) $1 million deduction limit. While the Company is mindful of the limitations that Section 162(m) may have on the deductibility of compensation, the Company also determined that other reasons for compensation structure could sometimes take precedence over potential tax deductions. The Senior Management Bonus Plan is designed so that annual bonus compensation paid to our covered employees may be considered qualified performance-based compensation within the meaning of Section 162(m). Similarly, the 2007 Incentive Compensation Plan is designed so that awards may be considered performance based compensation. Nevertheless, the cash bonuses paid to executive officers in 2008 did not technically qualify as pursuant to performance-based compensation performance objectives, even though the bonuses were based on Company and individual performance. In addition, the restricted stock units awarded to executive officers in 2008 did not technically qualify as performance-based compensation under Section 162(m). In 2008, the Company could not take a deduction by reason of Section 162(m) with respect to a portion of the compensation paid to Messrs. Fensterstock and McNierney.

Summary Compensation Table for Fiscal Year 2008

The following table sets forth certain information regarding compensation of (i) each person who served as Chief Executive Officer during fiscal year 2008, (ii) each person who served as Chief Financial Officer during fiscal year 2008, (iii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2008, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company as of December 31, 2008 (collectively referred to as the “Named Executive Officers”).

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)(3)	($)

Lee Fensterstock	2008	350,000	1,600,000	591,250	32,357	—	—	—	2,573,607
Chairman and Chief Executive Officer	2007	94,231	—	327,769	—	—	—	83,000 (4)	505,000
Peter J. McNierney	2008	300,000	700,000	250,000	9,707	—	—	—	1,259,707
President and Chief	2007	227,308	—	1,199,164	—	—	—	12,400	1,438,872
Operating Officer	2006	185,115	1,015,000	830,417	—	—	—	49,880	2,080,412
Brian Coad	2008	50,000	—	—	—	—	—	494,000	544,000
Former Chief Financial	2007	200,000	—	205,153	—	—	—	42,647	447,800
Officer*	2006	183,676	150,000	75,107	7,870	—	172	28,613	445,438
Robert I. Turner	2008	198,878	350,000	828,000	—	—	—	37,570	1,414,448
Chief Financial Officer(5)
Patricia A. Arciero-Craig(5)	2008	206,250	200,000	196,250	—	—	11,371	—	613,871
Secretary and General	2007	200,000	100,000	68,672	—	—	—	—	368,672
Counsel	2006	175,000	125,000	39,100	—	—	—	1,500	340,600

*	Mr. Coad left the Company on March 31, 2008.

(1)	Amounts set forth in the Stock Awards and Option Awards columns represent the amounts recognized as compensation expense for financial statement reporting purposes in the applicable fiscal year by the Company with respect to restricted stock and option awards, respectively, in accordance with FAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2008 may be found in Footnote 18 of the Company’s consolidated financial statements for fiscal year 2008 contained in the Company’s Annual Report on Form 10-K. Discussions of assumptions used in prior fiscal years may be found in corresponding footnotes for such fiscal years’ consolidated financial statements. Dividends or dividend equivalents are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(2)	Represents earnings credited to the accounts of Named Executive Officers under the Company’s nonqualified deferred compensation plans (the Predecessor Plans and the 2005 Plans). In 2007, for Mr. Coad and Ms. Arciero-Craig such earnings were negative numbers ($810) and ($1,334), respectively. The $11,371 change in pension value and nonqualified deferred compensation earnings for Ms. Arciero-Craig in 2008 reflects the fact that all shares owing to Ms. Arciero-Craig under the Company’s nonqualified deferred compensation plans were distributed during 2008.

(3)	For fiscal year 2008, includes a lump-sum payment of $494,000 made to Mr. Coad in connection with his departure from the Company pursuant to a Severance Agreement dated March 14, 2008; and payment of legal advice expenses for Mr. Turner of $18,860 plus a payment to Mr. Turner of $18,710 in tax gross-up payments in connection with the legal expenses. For fiscal year 2007, includes payment of relocation expenses for Mr. Coad of $42,362 and a payment of $285 for CFA Institute membership fees for Mr. Coad; and includes payment of legal fees in connection with the negotiation of Mr. McNierney’s employment agreement with the Company of $12,400.

(4)	Represents consulting fees paid to Mr. Fensterstock prior to his appointment as Chief Executive Officer. For further information regarding such consulting services, see “Certain Relationships and Related Transactions” in the prior year’s Proxy Statement.

(5)	Represents a pro-rated salary of $250,000 per year. Mr. Turner joined the Company on March 31, 2008, and his compensation for 2008 is pro-rated to reflect the fact that he was not employed with the Company for the full fiscal year. Ms. Arciero-Craig received a raise in her annual salary to $250,000 that went into effect as of March 2008, and her compensation for 2008 is pro-rated to reflect such mid-year increase.

Grants of Plan-Based Awards During Fiscal Year 2008

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
		Under Non-Equity			Under Equity Incentive			Shares of	Securities	Price of	Stock and
		Incentive Plan Awards			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Lee Fensterstock	3/4/2008	—	—	—	—	—	—	125,000	—	—	—
	6/30/2008	—	—	—	—	—	—	250,000	—	—	—
	12/18/2008	—	—	—	—	—	—	—	1,000,000	3.00	1,070,145
	12/18/2008	—	—	—	—	—	—	—	1,000,000	4.00	1,259,551
Peter McNierney	6/30/2008	—	—	—	—	—	—	125,000	—	—	—
	12/18/2008	—	—	—	—	—	—	—	300,000	3.00	321,044
	12/18/2008	—	—	—	—	—	—	—	300,000	4.00	377,865
Brian Coad*	—	—	—	—	—	—	—	—	—	—	—
Robert I. Turner	3/31/2008	—	—	—	—	—	—	450,000	—	—	—
Patricia A. Arciero-Craig	3/14/2008	—	—	—	—	—	—	125,000	—	—	—

*	Mr. Coad left the Company on March 31, 2008.

Fensterstock Employment Agreement.  The Company entered into an employment agreement with Lee Fensterstock, effective September 21, 2007 (the “Fensterstock Employment Agreement”). Mr. Fensterstock will be entitled to receive an annual base salary of $350,000 and to participate in the Company’s annual bonus pool. It also provides Mr. Fensterstock with a grant of restricted stock units in respect of 1,000,000 shares of the Company’s common stock (10% of which vested on the effective date of the Fensterstock Employment Agreement and 30% on each of the first, second and third anniversaries of such effective date, subject to Mr. Fensterstock’s continued employment with the Company on such dates), as well as subsequent grants of restricted stock units in respect of up to 1,000,000 shares of the Company’s common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010 (with one-third of each grant vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. Fensterstock’s continued employment with the Company on such dates). Mr. Fensterstock is also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the Fensterstock Employment Agreement. For further information regarding the Fensterstock Employment Agreement see “Termination and Change in Control Payments” below.

McNierney Employment Agreement.  The Employment Agreement, effective as of September 21, 2007 (the “McNierney Employment Agreement”), between the Company and Peter McNierney, supersedes and replaces the Employment Agreement, dated as of June 30, 2006, between the Company and Mr. McNierney. Mr. McNierney will be entitled to receive an annual base salary of $300,000 and to participate in the Company’s annual bonus pool. It also provides Mr. McNierney with a grant of restricted stock units in respect of 600,000 shares of the Company’s common stock (10% of which vested on the effective date of the McNierney Employment Agreement and 30% on each of the first, second and third anniversaries of such effective date, subject to Mr. McNierney’s continued employment with the Company on such dates) as well as subsequent grants of restricted stock units in respect of up to 500,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010 (with one-third of each grant vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. McNierney’s continued employment with the Company on such dates). Mr. McNierney is also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the McNierney Employment Agreement. For further information regarding the McNierney Employment Agreement see “Termination and Change in Control Payments” below.

Coad Employment Agreement.  On June 30, 2006, the Company entered into an employment agreement with Mr. Coad (the “Coad Employment Agreement”), which provided for an annual base salary of $200,000 and an annual bonus the amount of which was to be determined on an annual basis. It also provided for a grant of 30,000 shares of the Company’s common stock (all of which were vested as of the Recapitalization), under a restricted share award agreement between the Company and Mr. Coad entered into on June 30, 2006. In addition, the Coad Employment Agreement provided that the Company will reimburse Mr. Coad for all reasonable, documented relocation expenses (including broker’s commissions) in an amount not to exceed $100,000. Mr. Coad was also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the Coad Employment Agreement. As of March 14, 2008, however, the Coad Employment Agreement was superseded by the severance agreement (the “Coad Severance Agreement”) between the Company and Mr. Coad, dated as of such date, with the exception of certain sections of the Coad Employment Agreement which remain in effect. For further information regarding the Coad Severance Agreement see “Termination and Change in Control Payments” below.

Gleacher Employment Agreement.  Concurrently with the execution of the Merger Agreement, the Company agreed to appoint Mr. Gleacher as Chairman of the Board and as a senior member of the Investment Banking Division of Broadpoint Capital. In connection with such appointment, the Company, Broadpoint Capital, Gleacher Partners LLC (“Gleacher Partners”) and Mr. Gleacher entered into an employment agreement, to become effective as of the closing of the Gleacher Transaction (the “Gleacher Employment Agreement”). During the period beginning on the date of the closing of the Gleacher Transaction and ending as of the date on which the Company determines that Mr. Gleacher’s employment should be transferred to Broadpoint Capital, Mr. Gleacher also will continue to serve as the Chief Executive Officer of Gleacher Partners. The Company will use its reasonable best efforts to combine Broadpoint Capital and Gleacher

Partners, or to transfer the employment of all employees of Gleacher Partners to Broadpoint Capital, by December 31, 2009.

The Gleacher Employment Agreement provides that Mr. Gleacher will be employed (initially by Gleacher Partners and then by Broadpoint Capital following the transfer of his employment) for a three-year term commencing on the closing date of the Transaction, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six (6) months’ advance written notice to the other party that the employment period will not be extended. Mr. Gleacher will be entitled to receive an annual base salary of $350,000 and to participate in the Company’s Investment Banking Division’s annual investment banking bonus pool. Mr. Gleacher’s bonus for the fiscal year that begins prior to the effective date of the Gleacher Employment Agreement will be pro-rated to correspond to the portion of such fiscal year that follows the effective date. For further information regarding the Gleacher Employment Agreement see “Termination and Change in Control Payments” below.

In connection with the Gleacher Employment Agreement, the Company and Mr. Gleacher entered into a Non-Competition and Non-Solicitation Agreement (the “Gleacher Non-Competition and Non-Solicitation Agreement”). The Gleacher Non-Competition and Non-Solicitation Agreement contains provisions regarding confidentiality, non-solicitation and other restrictive covenants.

Turner Employment Agreement.  On March 14, 2008, the Board of Directors appointed Robert I. Turner as Chief Financial Officer of the Company, effective March 31, 2008. In connection with Mr. Turner’s appointment, the Company entered into a letter agreement (the “Turner Employment Agreement”) and a non-compete and non-solicit agreement with him. The Turner Employment Agreement provides that Mr. Turner will receive a base salary of $250,000 per year for 2008 and, to the extent he remains employed by the Company, his future base salary will be at least $250,000, subject to annual reviews for possible increases. Mr. Turner will be eligible for annual discretionary bonuses and will be entitled to participate in the Company’s standard employee benefit, perquisite and fringe benefit plans, programs and arrangements available to senior officers of the Company. Mr. Turner received 450,000 restricted stock units upon the effectiveness of his appointment (20% of which vests on each of the first five anniversaries of such effective date, subject to Mr. Turner’s continued employment with the Company on such dates). The Turner Employment Agreement also provides that the Company will pay for Mr. Turner’s legal fees in connection with the negotiation and drafting of the Turner Employment Agreement, the non-compete and non-solicit agreement and the restricted stock unit agreement, up to a maximum amount of $25,000. For further information regarding the Turner Employment Agreement see “Termination and Change in Control Payments” below.

The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2008.

Outstanding Equity Awards at End of Fiscal Year 2008

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
											Awards:
										Equity	Market or
										Incentive	Payout
				Equity Incentive						Plan Awards:	Value of
				Plan Awards:						Number of	Unearned
	Number of	Number of		Number of					Market Value	Unearned	Shares,
	Securities	Securities		Securities			Number of		of Shares or	Shares, Units	Units or
	Underlying	Underlying		Underlying			Shares or Units		Units of Stock	or Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	of Stock That		That Have	Rights That	Rights That Have
	Options (#)	Options (#)		Unearned	Exercise Price	Expiration	Have Not		Not Vested ($)	Have Not	Not Vested
Name(a)	Exercisable(b)	Unexercisable(c)		Options (#)(d)	($)(e)	Date(f)	Vested (#)(g)		(h)(1)	Vested (#)(i)	($)(j)

Lee Fensterstock	—	1,000,000	(5)	—	3.00	12/18/2011	600,000	(2)	1,782,000	—	—
	—	1,000,000	(5)	—	4.00	12/18/2011	250,000	(6)	742,500	—	—
	—	—		—	—	—	125,000	(9)	371,250	—	—
Peter J. McNierney	52,500	—		—	5.80	10/1/2012	360,000	(2)	1,069,200	—	—
	—	300,000	(5)	—	3.00	12/18/2011	125,000	(6)	371,250	—	—
	—	300,000	(5)	—	4.00	12/18/2011	—		—	—	—
Brian Coad	—	—		—	—	—	120,000	(3)	356,400	—	—
Robert I. Turner	—	—		—	—	—	450,000	(7)	1,336,500	—	—
Patricia A. Arciero-Craig	3,859	—		—	5.7687	04/24/2012	45,000	(4)	133,650
	3,500	—		—	7.17	02/12/2012	112,500	(8)	334,125	—	—

(1)	Market Value is computed by multiplying the closing market price of the Company’s stock at the end of fiscal year 2008 ($2.97) by the number of shares subject to the award.

(2)	On September 21, 2007, Mr. Fensterstock and Mr. McNierney were granted 1,000,000 and 600,000 Restricted Stock Units respectively, of which 10% vested immediately. The remaining balance of the awards will vest in equal annual installments over a three year period (1/3 per year) from the date of grant, subject to continued employment under the terms of Mr. Fensterstock’s and Mr. McNierney’s Employment Agreements with the Company, both of which have an effective date of September 21, 2007.

(3)	On September 21, 2007, Mr. Coad was granted 200,000 Restricted Stock Units, of which 10% vested immediately. The remaining balance of the award will vest in equal installments over a three year period (1/3 per year) from the date of grant subject to the forfeiture provisions and in accordance with paragraph 4(b) of the 2007 Incentive Compensation Plan Restricted Stock Units Agreement and the Severance Agreement entered into between the Company and Mr. Coad dated March 14, 2008.

(4)	On September 21, 2007, Ms. Arciero-Craig was granted 75,000 Restricted Stock Units, of which 10% vested immediately. The remaining balance of the award will vest in equal installments over a three year period (1/3 per year) from the date of grant subject to continued employment under the terms of the Company’s 2007 Incentive Compensation Plan Restricted Stock Units Agreement.

(5)	On December 18, 2008, Mr. Fensterstock and Mr. McNierney were granted 2,000,000 and 600,000 Stock Options respectively, which will vest in equal annual installments over a three year period (1/3 per year), beginning on December 18, 2009, subject to continued employment under the terms of Mr. Fensterstock’s and Mr. McNierney’s Employment Agreements with the Company, both of which have an effective date of September 21, 2007.

(6)	On June 30, 2008, Mr. Fensterstock and Mr. McNierney were granted 250,000 and 125,000 Restricted Stock Units respectively, which will vest in equal annual installments over a three year period (1/3 per year) from the date of grant, subject to continued employment under the terms of the Company’s 2007 Incentive Compensation Plan Restricted Stock Units Agreement.

(7)	On March 31, 2008, Mr. Turner was granted 450,000 Restricted Stock Units, which will vest in equal annual installments over a five year period (1/5 per year) from the date of grant, subject to continued

employment under the terms of the Company’s 2007 Incentive Compensation Plan Restricted Stock Units Agreement.

(8)	On March 14, 2008, Ms. Arciero-Craig was granted 125,000 Restricted Stock Units, of which 10% vested immediately. The remaining balance of the award will vest in equal installments over a three year period (1/3 per year) from the date of grant subject to continued employment under the terms of the Company’s 2007 Incentive Compensation Plan Restricted Stock Units Agreement

(9)	On March 4, 2008, Mr. Fensterstock was granted 125,000 Restricted Stock Units, all of which vested on January 1, 2009.

The following table sets forth information equity awards held by the Company’s Named Executive Officers exercised or vested during fiscal year 2008.

Option Exercises and Stock Vested During Fiscal Year 2008

	Option Awards		Stock Awards
				Number of
			Number of	Restricted
	Number of Shares		Shares	Stock Units	Value
	Acquired on	Value Realized	Acquired on	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting	Vesting(1)
	(#)	($)	(#)	(#)	($)
Name(a)	(b)	(c)	(d)	(e)	(f)

Lee Fensterstock	—	—	—	300,000	—
Peter J. McNierney	—	—	—	180,000	—
Brian Coad	—	—	80,000	—	215,600	(2)
Robert I. Turner	—	—	—	—	—
Patricia A. Arciero-Craig	—	—	—	35,000	—

(1)	Excludes vested Restricted Stock Units as they are not issued to the employee until settlement unless settlement has occurred with respect thereto.

(2)	Market Value was computed by multiplying the closing market price of the Company’s stock on the date of the applicable vesting dates by the number of shares subject to the award.

The following table sets forth information regarding nonqualified deferred compensation plan accounts of the Company’s Named Executive Officers with respect to fiscal year 2008.

Nonqualified Deferred Compensation During Fiscal Year 2008

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
	Plan	($)	($)	($)	($)	($)
Name(a)	(1)	(b)	(c)(2)	(d)(3)	(e)	(f)

Lee Fensterstock	—	—	—	—	—	—
Peter J. McNierney	—	—	—	—	—	—
Patricia A. Arciero-Craig	Professional	—	—	225	(3,810)	0
Robert I. Turner	—	—	—	—	—	—
Brian Coad	—	—	—	—	—	—

(1)	The Plans include Deferred Compensation Plan for Key Employees; 2005 Deferred Compensation Plan for Key Employees; Deferred Compensation Plan for Professional and Other Highly Compensated Employees and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.

(2)	Any matching contributions made by the Company under the 2005 Plans in 2009 with respect to 2008 are not reflected in this table, which reflects actions in fiscal year 2008 only.

(3)	With respect to fiscal year 2008, (i) all of the executive contributions reported are included in the “Salary” column, (ii) all of the registrant contributions reported are included in the “All Other Compensation” column and represent Company contributions under the Company’s 2005 Plans and (iii) all of the aggregate earnings reported are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in each case in the Summary Compensation Table.

(4)	A distribution of all of the shares owing to Ms. Arciero-Craig under the Company’s nonqualified deferred compensation plans was made during 2008.

Deferred Compensation Plans.

The Company maintains the 2005 Plans to provide an opportunity for eligible employees to defer the receipt of their salary, bonuses and commissions. Under each of the 2005 Plans (also with respect to the Predecessor Plans), the Board appoints a committee to administer each plan (the “Administrative Committee”). Participation in the 2005 Plans is voluntary (both Key and Professional). A participant may elect to defer anywhere from $3,000 up to 50% of his or her base annual salary, bonus amounts and commission payouts earned for services rendered during a calendar year.

For each participant, the Company may, but is not required to, credit the participants in the 2005 Plans with one or more Company matches for a plan year expressed as a percentage of the amount that the participants elected to defer in that plan year. In addition, the Company may, but is not required to, credit a participant with one or more discretionary allocations in respect of a plan year, expressed as a dollar amount or as a percentage of the participants’ base salary, bonus amounts, commission payouts or any combination of the foregoing. The Board has the sole discretion to determine the amount of the Company match or discretionary allocation, the participants who receive the Company match or discretionary allocation and the investment benchmark that applies to the Company match or discretionary allocation. To date, the Company has limited these annual matching contributions to $6,000.

The participant may select the investment benchmark used to notionally adjust his or her deferral account from among investment benchmarks made available by the Administrative Committee from time to time. The investment benchmarks available to participants in 2008 were: the Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index (collectively, the “Investment Benchmarks”).

Any cash earnings generated under an Investment Benchmark (such as interest, dividends, distributions and gains) shall be deemed to be reinstated in that Investment Benchmark, provided, however, that the Administrative Committee may, in its discretion, provide that earnings generated by one or more designated Investment Benchmark be reinvested solely in the Interest Rate Index. All notional acquisitions and dispositions of Investment Benchmarks under a participant’s plan accounts shall be deemed to occur at such times as the Administrative Committee shall determine to be administratively feasible in its sole discretion and the participant’s plan accounts shall be adjusted accordingly. In addition, a participant’s plan accounts may be adjusted from time to time, in accordance with procedures and practices established by the Administrative Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Benchmark for the participant’s plan accounts. Notwithstanding anything to the contrary, any such adjustments made to any plan account following a Change in Control shall be made in a manner no less favorable to participants than the practices and procedures employed under the plan, or as otherwise in effect, as of the date of the Change in Control.

The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the 2005 Plans and, under the 2005 Plans, if within two years following a change in control, a participant is terminated without cause or resigns for good reason (each a “Covered Termination”), as of the effective date of the Covered Termination such participant will immediately become vested in 100% of all amounts credited to such participant’s plan account.

The 2005 Plans were frozen by the Board of Directors, with respect to deferrals subsequent to the 2006 plan year, effective October 26, 2006 because of declining participation in the 2005 Plans and because the costs of administration outweighed the benefits of maintaining the 2005 Plans.

The Deferred Compensation Plan for Key Employees, effective January 1, 1998 (the “Predecessor Key Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Key Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.

Like the Key Plan, the Predecessor Key Plan is an unfunded, non-qualified deferred compensation plan that provided management or highly compensated employees selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Key Plan. Participants are permitted to select from among the following investment benchmarks: Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of the common stock.

The Deferred Compensation Plan for Professional and Other Highly Compensated Employees, effective January 1, 2002, formerly known as the Non-ERISA Deferred Compensation Plan, (the “Predecessor Professional Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Professional Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.

Like the Professional Plan, the Predecessor Professional Plan is an unfunded, non-qualified deferred compensation plan that provided employees who are not eligible to participate in the Predecessor Key Plan and who were selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Professional Plan. Participants are permitted to select from among the following investment benchmarks: the Company’s common stock, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of the Company’s common stock.

Under the 2005 Plans, distributions are paid in cash, except that any portion of a distribution that is attributable to an investment in the Common Stock Investment Benchmark will only be paid in shares of the Company’s common stock. Under the Key Plan, the balance of the participant’s plan account is paid out either as (i) a lump sum on or about April 15 as early as the end of the third plan year after the plan year in which the participant’s deferral was made or as late as the tenth plan year or (ii) equal installments commencing no earlier than April 15 of the end of the third plan year after the plan year in which the participant’s deferral was made or no later than the tenth plan year. Distributions under the Professional Plan have a shorter term. The Professional Plan requires all distributions to participants to be paid no later than April 15 of the end of the fifth year after the plan year in which the participant’s deferral was made.

Under the 2005 Plans, in the event that a participant or (after a participant’s death) a participant’s beneficiary experiences an unforeseeable financial emergency or, for any reason, the participant’s benefit (all or part) becomes taxable prior to receipt, the participant or beneficiary may petition to receive a partial or full payout of the applicable amounts credited to one or more of the participant’s plan accounts.

For further information regarding these plans, see “Termination and Change in Control Payments” below.

Termination and Change in Control Payments

The following tables set forth the estimated value of benefits that the Company’s Named Executive Officers would have been entitled to receive assuming certain terminations of employment and/or assuming a change in control of the Company, in each case occurring on December 31, 2008. The following tables also use the Company’s common stock price as of December 31, 2008 ($2.97). For restricted stock, the cash-out value reflects the number of shares vesting as a result of the triggering event multiplied by such stock price. For options, the cash-out value reflects the excess of such stock price over the exercise price of any option vesting as a result of the triggering event and, if there is no excess, it reflects a zero value with respect to such option.

			Cash-Out Value of
			Equity-Based Awards
	Severance		that Vest as a Result of		Value of Benefit	Gross-Up
Lee Fensterstock	Payment		Triggering Event		Continuation	Payment
Triggering Event	($)		($)		($)	($)

Prior to a CIC
Termination without cause	350,000	(1)	—	(3)	11,269	230,197
Termination for good reason	—	(2)	—	(3)	—	—
After a CIC
Termination without cause	350,000	(1)	—	(3)	11,269	230,197
Termination for good reason other than failure to continue as most senior executive officer	—	(2)	—	(3)	—	—
Termination for good reason for failure to continue as most senior executive officer	—	(2)	5,123,250	(4)	—	4,512,522
Termination for Death/Disability	—	(2)	2,895,750	(4)	—	2,472,780

(1)	In addition to the sums provided, the Company shall pay Mr. Fensterstock a pro-rated bonus for the fiscal year in which the twelve month period following his termination with the Company ends.

(2)	In addition to any accrued but unpaid Base Salary and any accrued benefits through the effective date of termination, the Company shall pay Mr. Fensterstock a pro-rated bonus for the fiscal year in which termination occurs.

(3)	As of December 31, 2008, Mr. Fensterstock had been granted a total of 1,375,000 RSUs, of which 400,000 had vested on or before December 31, 2008. The remaining 975,000 unvested RSUs would continue to vest in accordance with the schedule set forth in his Employment Agreement on the condition that Mr. Fensterstock executes a settlement agreement and release in such form as may be requested by the Company which includes, without limitation, a non-compete restrictive covenant for a term not to exceed eighteen (18) months. In addition, as of December 31, 2008, Mr. Fensterstock had been granted a total of 2,000,000 options to purchase common stock of the Company, of which none had vested on or before December 31, 2008, for which the strike price is between $3.00 and $4.00. Such stock options would continue to vest in accordance with the vesting schedule specified in the Stock Option Agreement.

(4)	In addition, as of December 31, 2008, Mr. Fensterstock had been granted a total of 2,000,000 options to purchase common stock of the Company, of which none had vested on or before December 31, 2008, for which the strike price is between $3.00 and $4.00. Such stock options would become immediately vested and exercisable and remain exercisable until the expiration date set forth in the applicable Stock Option Agreement.

			Cash-Out Value of
			Equity-Based Awards
	Severance		That Vest as a Result of		Value of Benefit	Gross-Up
Peter J. McNierney	Payment		Triggering Event		Continuation	Payment
Triggering Event	($)		($)		($)	($)

Prior to a CIC
Termination without cause	1,387,200	(1)	—	(3)	11,269	1,101,707
Termination for good reason	1,087,200	(2)	—	(3)	—	816,675
Termination by Executive without good reason	1,087,200		—		—	816,675
Termination for cause	1,087,200		—		—	816,675
After a CIC
Termination without cause	1,387,200	(1)	—	(3)	11,269	1,101,707
Termination for good reason	1,087,200	(2)	—	(3)	—	816,675
Termination by Executive without good reason	1,087,200		—		—	816,675
Termination for cause	1,087,200		—		—	816,675
Termination for Death/Disability	1,087,200	(2)	1,440,450	(4)	—	2,135,708

(1)	In addition to the sums provided, the Company shall pay Mr. McNierney a pro-rated bonus for the fiscal year in which the twelve month period following his termination with the Company ends.

(2)	In addition to any accrued but unpaid Base Salary and any accrued benefits through the effective date of termination, the Company shall pay Mr. McNierney a pro-rated bonus for the fiscal year in which termination occurs.

(3)	As of December 31, 2008, Mr. McNierney had been granted a total of 725,000 RSUs, of which 240,000 had vested on or before December 31, 2008. The remaining 485,000 unvested RSUs would continue to vest in accordance with the schedule set forth in his Employment Agreement on the condition that Mr. McNierney executes a Release and restrictive covenant agreement which includes, without limitation, a non-compete restrictive covenant for a term not to exceed eighteen (18) months. In addition, as of December 31, 2008, Mr. McNierney had been granted a total of 652,500 options to purchase common stock of the Company, of which 52,500 had vested on or before December 31, 2008, for which the strike price is between $3.00 and $5.80. Such stock options would continue to vest in accordance with the vesting schedule specified in the Stock Option Agreement.

(4)	In addition, as of December 31, 2008, Mr. McNierney had been granted a total of 652,500 options to purchase common stock of the Company, of which 52,500 had vested on or before December 31, 2008, for which the strike price is between $3.00 and $5.80. Such options would become immediately vested and exercisable and remain exercisable until the expiration date set forth in the applicable Stock Option Agreement.

		Cash-Out Value of
		Equity-Based Awards
	Severance	that Vest as a Result of		Value of Benefit	Gross-Up
Robert I. Turner	Payment	Triggering Event		Continuation	Payment
Triggering Event	($)	($)		($)	($)

Prior to a CIC
Termination without cause	—	—	(1)	—	—
Termination for good reason	—	—		—	—
After a CIC
Termination without cause	—	—	(1)	—	—
Termination for good reason other than failure to continue as Chief Financial Officer	—	—		—	—
Termination for good reason for failure to continue as Chief Financial Officer	—	—	(1)	—	—
Termination for Death/Disability	—	1,336,500		—	—

(1)	As of December 31, 2008, Mr. Turner had been granted a total of 450,000 RSUs, of which none had vested on or before December 31, 2008. The remaining 450,000 unvested RSUs would continue to vest in accordance with their original grant terms on the condition that Mr. Turner executes a settlement agreement and release in such form as may be reasonably requested by the Company.

		Cash-Out Value of
		Equity-Based Awards
	Severance	that Vest as a Result of		Value of Benefit	Gross-Up
Patricia A. Arciero-Craig	Payment	Triggering Event		Continuation	Payment
Triggering Event	($)	($)		($)	($)

Prior to a CIC
Termination without cause	—	—	(1)	—	—
Termination for good reason	—	—	(1)	—	—
After a CIC
Termination without cause	—	—	(1)	—	—
Termination for good reason	—	—	(1)	—	—
Termination for Death/Disability	—	467,775		—	—

(1)	As of December 31, 2008, Ms. Arciero-Craig had been granted a total of 200,000 RSUs, of which 42,500 had vested on or before December 31, 2008. The remaining 157,500 unvested RSUs would continue to vest in accordance with their original grant terms on the condition that Ms. Arciero-Craig executes a settlement agreement and release in such form as may be reasonably requested by the Company.

Fensterstock and McNierney Agreements.  “Cause” is defined in each of Mr. Fensterstock’s and Mr. McNierney’s employment agreements as: (i) the executive’s conviction of, or plea of guilty or “no contest” to, a felony, (ii) the executive’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business, (iii) the executive’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company; or (iv) the executive’s willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with the Company or otherwise to comply with the material terms of his employment agreement, which refusal or gross neglect continues for more than fifteen (15) days after the executive receives written notice thereof from

Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).

“Good Reason” is defined in each of Mr. Fensterstock’s and Mr. McNierney’s employment agreements as: (i) the failure by the Company to perform fully the terms of the employment agreement, or any plan or agreement referenced in the employment agreement, other than an immaterial and inadvertent failure not occurring in bad faith and remedied by the Company promptly (but not later than five (5) days) after receiving notice thereof from the executive; (ii) any reduction in the executive’s base salary or failure to pay any bonuses or other material amounts due under the employment agreement in accordance therewith; (iii) the assignment to the executive of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as Chairman and Chief Executive Officer (in the case of Mr. Fensterstock) or as President and Chief Operating Officer (in the case of Mr. McNierney), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by the Company promptly (but not later than ten (10) days after receiving notice from the executive); (iv) any change in the place of the executive’s principal place of employment to a location outside New York City; (v) any failure by the Company to obtain an assumption and agreement to perform the employment agreement by a successor to the Company; and (vi) solely with respect to Mr. Fensterstock’s employment agreement, a Change of Control occurs and Mr. Fensterstock does not continue thereafter as the most senior officer of the business of the Company as conducted immediately prior to the Change of Control. “Change of Control” is defined in Mr. Fensterstock’s employment agreement as a transaction or event as a result of which MatlinPatterson Global Opportunities Partners II, L.P. (and/or one or more of its affiliates) shall no longer have the right to elect all members of the Board.

Fensterstock Agreements.  The Fensterstock Employment Agreement provides that upon termination of employment, Mr. Fensterstock will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause he will also receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation health coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the Fensterstock Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock terminates employment without Good Reason he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment for Good Reason, but not because of a Change of Control, he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the Fensterstock Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock is terminated by the Company for Cause he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment with the Company for Good Reason, because a Change of Control occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, Mr. Fensterstock shall be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, and a pro-rated bonus for the year in which termination occurs. In addition, all restricted stock units granted to Mr. Fensterstock prior to the termination of his employment shall immediately vest upon termination; and restricted stock units specified in the Fensterstock Employment Agreement that have not yet been granted to Mr. Fensterstock, including without limitation all shares the grant of which is otherwise contingent on achieving certain performance targets, shall be granted to Mr. Fensterstock on the date of his termination and shall immediately vest upon such date. Mr. Fensterstock is entitled to a tax gross-up payment for any excise tax he might incur as a result of a payment under the agreement. The Fensterstock Employment Agreement also contains standard post-termination confidentiality, non-solicitation and other restrictive covenants.

The stock option agreements entered into between the Company and Mr. Fensterstock on December 18, 2008 (“Fensterstock Stock Option Agreements”) provide that upon termination of employment, Mr. Fensterstock’s stock options will be subject to certain vesting and forfeiture provisions depending upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause he will receive continued vesting in accordance with the schedule provided in the applicable Fensterstock Stock Option Agreement of any stock options granted to him prior to termination. If Mr. Fensterstock terminates employment for Good Reason, but not because of a Change of Control, he will be entitled to continued vesting in accordance with the schedule provided in the applicable Fensterstock Stock Option Agreement of any stock options granted to him prior to termination. If Mr. Fensterstock terminates employment with the Company for Good Reason, because a Change of Control occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, all stock options granted to Mr. Fensterstock prior to the termination of his employment shall immediately vest upon termination.

McNierney Agreements.  Upon expiration or termination of employment, whether voluntary or involuntary, Mr. McNierney will be entitled to a cash severance payment equal to $1.8 million less the market value of the common stock underlying any restricted stock units granted to him that have vested as of the date of termination of his employment with the Company or upon the expiration of the McNierney Employment Agreement. Mr. McNierney will also be entitled to other additional payments upon termination of employment, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause, Mr. McNierney will also receive his base salary for twelve (12) months following termination, a pro-rated bonus for the fiscal year in which the twelve (12) month base salary continuation period ends, continuation health coverage paid by the Company for twelve (12) months following termination, any earned but unpaid bonus and, if he executes a release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the McNierney Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney terminates his employment without Good Reason, he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. If Mr. McNierney terminates his employment for Good Reason, he will be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, a pro-rated bonus for the year in which termination occurs and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the McNierney Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney is terminated by the Company for Cause, he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. The McNierney Employment Agreement also contains standard post-termination confidentiality and non-solicitation provisions (for 12 months).

The stock option agreements entered into between the Company and Mr. McNierney on December 18, 2008 (“McNierney Stock Option Agreements”) provide that upon termination of employment, Mr. McNierney’s stock options will be subject to certain vesting and forfeiture provisions depending upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause, or if Mr. McNierney terminates his employment for Good Reason, Mr. McNierney will receive continued vesting in accordance with the schedule provided in the applicable McNierney Stock Option Agreement of stock options granted to him prior to termination.

Coad Severance Agreement.  On March 14, 2008, the Company entered into a severance agreement with Mr. Coad (the “Coad Severance Agreement”) that provided for the termination of Mr. Coad’s employment with the Company on March 31, 2008. Under the terms of the Coad Severance Agreement, Mr. Coad received (i) a lump sum payment of $494,400 (which approximated the amount owed to Mr. Coad pursuant to his employment agreement), less required withholdings, (ii) any unpaid salary and (iii) reimbursement of business expenses in accordance with Company policies. Mr. Coad also elected to have the Company pay the cost of his premiums for continued health insurance coverage under COBRA for 11 months. Any unvested restricted stock units awarded to Mr. Coad pursuant to the 2007 Plan Restricted Stock Unit Agreement dated September 21, 2007 (the “RSU Agreement”) will not be forfeited but will continue to vest in accordance with the terms of paragraph 4(b) of the RSU Agreement, and Mr. Coad’s rendering of services for competitors or engaging in any business competitive with the Company shall not constitute an event of forfeiture, but the other events of forfeiture under the RSU Agreement shall continue to apply. Prior to his departure from the Company, Mr. Coad had been granted a total of 200,000 RSUs, of which 80,000 had vested and been paid out to Mr. Coad as of December 31, 2008; the remaining 120,000 unvested RSUs will continue to vest in accordance with the schedule set forth under the 2007 Incentive Compensation Plan Restricted Stock Units Agreement dated September 21, 2007 entered into by Mr. Coad and the Company. In exchange for the consideration provided by the Coad Severance Agreement, Mr. Coad has agreed, among other things, (i) to keep confidential the Company’s confidential information, (ii) to fully release the Company, its parents and affiliates, and any and all current and formal directors, officers, employees and agents from all claims, (iii) for one year from the date of the agreement, to not solicit for employment any employee of the Company within the period of 180 days prior to the termination of Mr. Coad’s employment and (iv) to not disparage the Company or any of its employees. This severance agreement supersedes Mr. Coad’s employment agreement with the Company, dated June 30, 2006, and all other employment, severance, non-competition and non-solicit agreements between Mr. Coad and the Company, except for certain sections of the employment agreement.

Turner Agreements.  If Mr. Turner’s employment is terminated for any reason, pursuant to the Turner Employment Agreement he will be entitled to (i) any earned but unpaid salary and accrued but unpaid annual bonus (for the preceding year), (ii) any unpaid accrued vacation or unreimbursed business expenses and (iii) any other amounts due under any benefit plans or programs. Pursuant to Mr. Turner’s Restricted Stock Unit Agreement, effective March 31, 2008, (i) upon Mr. Turner’s retirement or termination of employment by the Company without cause or (ii) if a change of control occurs and, as a result of such change of control, Mr. Turner does not continue as the Company’s Chief Financial Officer and his employment is terminated for any reason (other than death or disability) within 120 days of such change of control, then the restricted stock units not previously vested will not be forfeited but will continue to vest unless they are thereafter forfeited pursuant to their terms. Any unvested restricted stock units will be forfeited on certain employment termination events, including termination of employment by Mr. Turner for any reason other than retirement or by the Company for cause.

Gleacher Agreement.  The Gleacher Employment Agreement provides that upon termination of employment, Mr. Gleacher will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination: If Mr. Gleacher terminates employment without “Good Reason” (as defined in the Gleacher Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus and continued vesting or forfeiture in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. In the event of his termination by the Company “Without Cause” (as defined in the Gleacher Employment Agreement), he will receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation health coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement, continued vesting in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. If Mr. Gleacher terminates employment for “Good Reason” (as defined in the Gleacher Employment Agreement) or if his employment is terminated following (and due to) the expiration of the Gleacher Employment Agreement, he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and continued vesting or forfeiture in accordance with the schedules provided in the award agreements of any equity compensation awards granted to him prior to termination. If Mr. Gleacher is terminated by the Company for “Cause” (as defined in the Gleacher Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. Following the termination of Mr. Gleacher’s employment for any reason, he must resign any and all officerships and directorships he then holds with the Company, Broadpoint Capital and any of their affiliates. The Gleacher Employment Agreement provides that, in the event that Mr. Gleacher becomes subject to the excise tax under Section 4999 of the Code, he will be entitled to an additional payment such that he will be placed in the same after-tax position as if no such excise tax had been imposed.

Ms. Arciero-Craig.  Upon a change in control, the Company is not obligated to make any change in control payments to Ms. Arciero-Craig. Following a termination of her employment by the Company without cause, or a termination by Ms. Arciero-Craig for “Good Reason” (in each case as defined in her Non-Compete and Non-Solicit Agreement), however, all of her outstanding restricted stock units will not be forfeited and will continue to vest in accordance with their respective schedules (subject to her execution of a settlement and release agreement).

The 1999 Long Term Incentive Plan and the 2001 Long Term Incentive Plan

Under both the 1999 Long Term Incentive Plan and 2001 Long Term Incentive Plan (referred to collectively herein as the “Long Term Incentive Plans”), unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason, any unexercisable stock option or stock appreciation right (“SAR”) shall be forfeited and cancelled by the Company. Such participant’s right to exercise any then-exercisable stock option or SAR will terminate ninety (90) days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options or SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.

Under the Long Term Incentive Plans, unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason (other than due to death, total disability or retirement) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within ninety (90) days after such termination that all or a portion of such restricted shares shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination.

Under the Long Term Incentive Plans, Change in Control is defined as: (i) with certain exceptions, the acquisition by one individual or entity of 30% or more of either (a) the shares of the common stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (ii) any transaction whereby the individuals who, as of the effective date of the applicable plan, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; except for any transaction whereby an individual becomes a director subsequent to the effective date of the applicable plan but whose election as a director is approved by at least a majority of the directors of the Incumbent Board; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation involving the equity holders of more than 70% of the Company’s equity which does not significantly affect the proportions of equity held by such equity holders; (iv) approval by the shareholders of the Company of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company.

If a Change of Control occurs (i) all stock options and/or SARs then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control; provided further that with respect to the 1999 Plan, such Change of Control provisions will apply unless otherwise provided for in an award agreement.

The 2007 Plan provides that no further awards will be granted under the Long Term Incentive Plans.

The 2005 Plans and the Predecessor Plans

Unless otherwise specifically provided under the terms of a particular annual deferral agreement and/or the document announcing an annual discretionary allocation (if any), in the event of a participant’s Covered Termination, as of the effective date of such Covered Termination, all amounts credited to each of the participant’s plan accounts, as adjusted for the applicable Investment Adjustments and all prior withdrawals and distributions, shall be 100% vested and non-forfeitable. Under each of the 2005 Plans and the Predecessor Plans, each plan is administered by a committee appointed by the Board (collectively, the “Administrative Committee”). Distributions under these plans shall be paid in cash in a single lump sum; except, however, that the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks the value of Company stock shall be paid in shares of Company stock.

“Covered Termination” is defined as the participant’s termination of employment within two (2) years following a Change in Control as a result of the participant’s resignation for good reason or a termination by the participant’s employer without cause.

“Good Reason” is defined as a participant’s resignation following (i) a diminution in the participant’s position or responsibilities, or an assignment to the participant of duties inconsistent with the participant’s position other than for cause or (ii) a reduction of more than 10% in the participant’s aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company.

“Cause” is defined as any termination by reason of the participant’s (i) willful and continued failure to perform the duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body.

The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the plans in the event a participant is terminated without Cause within two (2) years following the Change in Control of the Company, and the participant will immediately become vested in 100% of all amounts credited to his account. Distributions under the 2005 Plans and the Predecessor Plans will be paid in cash in a single lump sum; except, however, that under both plans, the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks that value of Company stock shall be paid in shares of Company stock.

Under the 2005 Plans and the Predecessor Plans, in the event a participant dies or suffers a long-term disability, the participant (or his or her beneficiary) shall receive a lump sum payment equal to the participant’s vested account balance within ninety (90) days of death or the Administrative Committee’s determination that such long-term disability has occurred. In the event of death, if the participant’s account balance is greater than $25,000, the Administrative Committee may elect to pay his or her vested account balance in installments not exceeding five (5) years. In the event of death, the lump sum payment will be made, or installment payments shall commence, no later than ninety (90) days after the date the Administrative Committee is provided with proof that is satisfactory to the Administrative Committee of the participant’s death.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The Company has an Executive Compensation Committee responsible for approving the compensation of the Company’s executive officers. During the 2008 fiscal year, Messrs. Pechock and Plimpton served on the Executive Compensation Committee. None of the Executive Compensation Committee members is involved in a transaction or relationship requiring disclosure as an interlocking executive officer/director, under Item 404 of Regulation S-K or as a former officer or employee of the Company.

EXECUTIVE COMPENSATION COMMITTEE REPORT*

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Securities Exchange Act with management and, based on the Committee’s review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Robert A. Gerard (Chair)
Christopher R. Pechock
Frank S. Plimpton

* The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Company is composed of four independent directors and operates under a written charter adopted by the Board which was amended and restated in December 2007. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures to ensure the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.

During the year 2008, the Committee met at least quarterly with the Company’s Chief Financial Officer. In addition, the Committee meets with the Company’s independent registered public accounting firm on a quarterly basis or more frequently, as requested by the independent registered public accounting firm or the Committee. At each quarterly meeting in 2008, the Committee met privately with the independent registered public accounting firm, as well as with management. The Committee also reviewed its charter and undertook a self-assessment process and reported the results of that assessment to the Board.

In 2008, the Committee met during the year with the Director of the Company’s Internal Audit Department and the Director of the Company’s Compliance Department for reports on the status of certain internal controls.

The Committee recommended to the Board that the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP, be appointed as the independent registered public accounting firm to conduct the audit for the fiscal year ended December 31, 2009. Pursuant to the revised charter, the Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm who shall report directly to the Committee. The Company’s independent registered public accounting firm has provided to the Committee a written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee discussed with the independent registered public accounting firm that firm’s independence.

Management represented to the Committee that the Company’s consolidated financial statements for fiscal 2008 were prepared in accordance with accounting principles generally accepted in the United States and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm the required disclosures per PCAOB Auditing Standard No. 380 (Communication with Audit Committees). Based on these discussions and reviews, the Committee approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

During fiscal 2008, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described in “Principal Accounting Firm fees” above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE

Robert S. Yingling (Chair)
Robert A. Gerard (as of April 16, 2009)
Dale Kutnick
Victor Mandel

* The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

FINANCIAL AND OTHER INFORMATION — INCORPORATION BY REFERENCE

Financial and other information required to be disclosed in this Proxy Statement is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report”) under the captions “FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA”, “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”, “CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE”, and “QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK”, is hereby incorporated herein by reference. A copy of the 2008 Annual Report accompanies this Proxy Statement.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2008. REQUESTS SHOULD BE DIRECTED TO BROADPOINT SECURITIES GROUP, INC., 12 EAST 49TH STREET, 31ST FLOOR, NEW YORK, NY 10017, ATTN: CORPORATE SECRETARY.

You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

By Order of the Board of Directors

Patricia A. Arciero-Craig
Secretary

New York, New York
May 18, 2009

LIST OF APPENDICES

Appendix A	—	Proposed Amendment and Restatement of the 2003 Plan, as adopted by the Board of Directors
Appendix B	—	Proposed Amendment and Restatement of the 2007 Plan, as adopted by the Board of Directors
Appendix C	—	Proposed Amendment to Certificate of Incorporation to effect a reverse stock split

Appendix A

[Form of Amendment and Restatement of
The Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan]

BROADPOINT SECURITIES GROUP, INC.

2003 NON-EMPLOYEE DIRECTORS STOCK PLAN
(AS AMENDED AND RESTATED THROUGH APRIL 16, 2009)

1.  Purpose.  The purpose of the 2003 Non-Employee Directors’ Stock Plan (the “Plan”) is to promote the interests of Broadpoint Securities Group, Inc. (the “Company”), its Subsidiaries and its shareholders by further aligning the intentions of directors with those of the Company’s shareholders. To do this, the Plan offers equity-based opportunities providing directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.  Definitions.  For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1  “Award” means an award or grant made to a Non-Employee Director under Sections 6 and/or 7 of the Plan.

2.2  “Award Agreement” means the agreement executed by a Non-Employee Director pursuant to Sections 3.2 and 15.6 of the Plan in connection with the granting of an Award.

2.3  “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4  “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5  “Common Stock” means the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.6  “Company” means Broadpoint Securities Group, Inc., a New York corporation, or any successor corporation to Broadpoint Securities Group, Inc.

2.7  “Disability” means disability as determined by the Board in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. At any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.8  “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9  “Fair Market Value” means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the NASDAQ NMS for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

2.10  “Non-Qualified Stock Option” means any stock option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

2.11  “Plan” means the Broadpoint Securities Group, Inc. 2003 Non-Employee Director Stock Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Board with respect thereto).

2.12  “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.13  “Service Year” means the approximately annual period commencing at an annual meeting of the Company’s shareholders and ending at the next annual meeting of the Company’s shareholders.

2.14  “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

3.  Administration.

3.1  Administrator of the Plan.  The Plan shall be administered by the Board.

3.2  Plan Rules.  The Board shall have full power and authority to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) making Awards in such amounts and form as the Board shall determine, (b) imposing such restrictions, terms and conditions upon such Awards as the Board shall deem appropriate, and (c) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Board may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Board shall not delegate its authority with regard to the granting of any Awards to Non-Employee Directors. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Non-Employee Directors and any person(s) claiming under or through any Non-Employee Directors. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Board, by execution of written agreements and/or other instruments in such form as is approved by the Board.

3.3  Liability Limitation.  Neither the Board nor any of its members shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.  Term of Plan/Common Stock Subject to Plan.

4.1  Term.  The Plan shall terminate at such time as no shares of Common Stock remain available for grant of Awards and no Awards remain outstanding. Outstanding Awards shall remain in effect until they have been exercised, become vested or have terminated or expired.

4.2  Common Stock.  The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 12.2 of the Plan, shall not exceed 2,000,000 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3  Computation of Available Shares.  For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise of Stock Options granted under Sections 6 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 7 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled or terminated, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation or termination of such Awards.

5.  Eligibility.  Any member of the Board who is not an employee of the Company or any Subsidiary (a “Non-Employee Director”) is eligible to participate in the Plan.

6.  Stock Options.

6.1  Terms and Conditions.  Stock options granted under the Plan shall be in respect of Common Stock and shall be in the form of Non-Qualified Stock Options (“Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Award Agreement.

6.2  Annual Stock Option Grant.  Each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company’s shareholders and whose service will continue after such meeting shall be granted a Stock Option under the Plan to purchase a number of shares of Common Stock, if any, determined annually by the Board; provided, however, that no Non-Employee Director may receive Stock Options worth in the aggregate more than $100,000 (as determined by the Board) in any Service Year (including Stock Options granted pursuant to Section 6.3, but not including Stock Options granted in lieu of a Non-Employee Director’s annual cash retainer pursuant to Section 6.8). Any Stock Options granted pursuant to this Section 6.2 shall be granted as of the date of the annual meeting.

6.3  Discretionary Stock Option Grant.  In addition to any Stock Options granted pursuant to Section 6.2, the Board may from time to time grant Stock Options to Non-Employee Directors to purchase a number of shares of Common Stock determined by the Board; provided, however, that no Non-Employee Director may receive Stock Options worth in the aggregate more than $100,000 (as determined by the Board) in any Service Year (including Stock Options granted pursuant to Section 6.2, but not including Stock Options granted in lieu of a Non-Employee Director’s annual cash retainer pursuant to Section 6.8).

6.4   Exercise Price.  The exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

6.5  Term.  The term of each Stock Option shall be not more than ten (10) years after the date immediately preceding the date on which the Stock Option is granted as determined by the Board in its sole discretion.

6.6  Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, or money order payable to the order of the Company, by delivery of shares of Common Stock already owned by the Non-Employee Director for at least six (6) months, or, if permitted by the Board (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Board. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.7  Exercisability.  In respect of any Stock Option granted under the Plan, unless otherwise determined by the Board (in its sole discretion) at any time and from time to time, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•	One third (1/3), on the first anniversary of the date of grant of the Stock Option, provided the Non-Employee Director continuously remains a director of the Company;

•	Two thirds (2/3), on the second anniversary of the date of grant of the Stock Option, provided the Non-Employee Director continuously remains a director or consultant of the Company;

•	100%, on the third anniversary of the date of grant of the Stock Option, provided the Non-Employee Director continuously remains a director or consultant of the Company.

Notwithstanding anything to the contrary contained in this Section 6.7, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death or Disability of the Non-Employee Director.

6.8  Election to Receive Stock Options in Lieu of Annual Cash Retainer.  In addition to any Awards granted pursuant to Sections 6.2, 6.3, 7.2 and 7.3, the Board, in its discretion, may permit a Non-Employee Director to elect to receive Stock Options in lieu of all or a portion of his or her annual cash retainer. If the Board permits such an election, it, in its discretion, shall determine the appropriate terms of such Stock Options. Any such election, if permitted by the Board, shall be made in accordance with such procedures as are adopted from time to time by the Board.

6.9  Election of Form of Grant.  The Board, in its discretion, may permit a Non-Employee Director to elect whether an annual grant (in the amount determined by the Board) is made to such Non-Employee Director in the form of Stock Options pursuant to Section 6.2 or Restricted Shares pursuant to Section 7.2, provided that such election is made prior to the date of the applicable annual meeting and otherwise is made in accordance with such procedures as are adopted from time to time by the Board.

7.  Restricted Shares.

7.1  Terms and Conditions; Annual Grant of Restricted Shares.  Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Award Agreement.

7.2  Annual Grant of Restricted Shares.  Restricted Shares may be granted alone or in addition to Stock Options. Each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company’s shareholders and whose service will continue after such meeting shall be granted a number of Restricted Shares, if any, determined annually by the Board; provided, however, that no Non-Employee Director may receive more than $100,000 in Restricted Shares in any Service Year (including Restricted Shares granted pursuant to Section 7.3, but not including Restricted Shares granted in lieu of a Non-Employee Director’s annual cash retainer pursuant to Section 7.4). Any Restricted Shares granted pursuant to this Section 7.2 shall be granted as of the date of the annual meeting.

7.3  Discretionary Grant of Restricted Shares.  In addition to any Restricted Shares granted pursuant to Section 7.2, the Board may from time to time grant a number of Restricted Shares to Non-Employee Directors determined by the Board; provided, however, that no Non-Employee Director may receive more than $100,000 in Restricted Shares in any Service Year (including Restricted Shares granted pursuant to Section 7.2, but not including Restricted Shares granted in lieu of a Non-Employee Director’s annual cash retainer pursuant to Section 7.4).

7.4  Election to Receive Restricted Shares in Lieu of Annual Cash Retainer.  In addition to any Awards granted pursuant to Sections 6.2, 6.3, 7.2 and 7.3, the Board, in its discretion, may permit a Non-Employee Director to elect to receive Restricted Shares in lieu of all or a portion of his or her annual cash retainer. If the Board permits such an election, it, in its discretion, shall determine the appropriate terms of such Restricted Shares. Any such election, if permitted by the Board, shall be made in accordance with such procedures as are adopted from time to time by the Board.

7.5  Restrictive Legend.  With respect to each Non-Employee Director receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Non-Employee Director, shall be accompanied by a stock power duly executed by such Non-Employee Director, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan and an Award Agreement entered into between the registered owner hereof and Broadpoint Securities Group, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Broadpoint Securities Group, Inc., 12 East 49th Street, 31st Floor, New York, NY 10017. Broadpoint Securities Group, Inc. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Broadpoint Securities Group, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Board, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.6  Nature of Restricted Shares.  A grant of Restricted Shares is an Award of shares of Common Stock granted to a Non-Employee Director, subject to such restrictions, terms and conditions as the Board deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Non-Employee Director deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited if the Non-Employee Director ceases to be a director for specified reasons within a specified period of time or for other reasons.

7.7  Restriction Period.  In accordance with this Section 7 of the Plan and unless otherwise determined by the Board (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Non-Employee Director in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Board may establish in the relevant Award Agreement (the “Restriction Period”). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant. During the Restriction Period, such stock shall be and remain unvested and a Non-Employee Director may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Non-Employee Director shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.8 of the Plan.

7.8  Payment of Restricted Share Grants.  After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Board in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.5 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Non-Employee Director.

7.9  Shareholder Rights.  A Non-Employee Director shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

8.  Deferral Elections.  The Board may permit a Non-Employee Director to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Non-Employee Director by virtue of the exercise or settlement of any Award made under the Plan. If any such election is permitted, the Board shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash, and the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The

Board may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Non-Employee Director in connection with the tax consequences resulting from the grant, exercise or settlement of any Award made under the Plan.

9.  Dividend Equivalents.  In addition to the provisions of Section 7.9 of the Plan, Awards of Stock Options may, in the sole discretion of the Board and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Non-Employee Director shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Board shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

10.  Termination of Service.

10.1  Options.  If a Non-Employee Director ceases to be a member of the Board for any reason, any then unexercisable Stock Options shall be forfeited and cancelled by the Company. Except as otherwise provided in this Section 10.1, if a Non Employee Director ceases to be a member of the Board for any reason, such Non-Employee Director’s rights, if any, to exercise any then exercisable Stock Options, if any, shall terminate ninety (90) days after the date of such termination of service (but not beyond the stated term of any such Stock Option as determined under Sections 6.5) and thereafter such Stock Options shall be forfeited and cancelled by the Company. If a Non-Employee Director ceases to be a member of the Board due to death or Disability, a Non-Employee Director (and such Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Board) shall have the right, to the extent exercisable immediately prior to any such termination of service, to exercise such Stock Options, if any, at any time within the one (1) year period following such termination due to death or Disability (but not beyond the term of any such Stock Option as determined under Sections 6.5).

10.2  Restricted Shares.  If a Non-Employee Director ceases to be a member of the Board for any reason (other than due to Disability or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be cancelled and the Non-Employee Director (and such Non-Employee Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. If the Non-Employee Director ceases to be a member of the Board due to death or Disability, the Non-Employee Director shall become 100% vested in any such Non-Employee Director’s Restricted Shares as of the date of any such termination.

11.  Non-transferability of Awards.  No Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Non-Employee Director or any beneficiary(ies) of any Non-Employee Director, except by testamentary disposition by the Non-Employee Director or the laws of intestate succession; provided, however, that an Award may be transferred to a Non-Employee Director’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Non-Employee Director’s debts, judgements, alimony, or separate maintenance. During the lifetime of a Non-Employee Director, Stock Options are exercisable only by the Non-Employee Director.

12.  Changes in Capitalization and Other Matters.

12.1  No Corporate Action Restriction.  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Non-Employee Director, beneficiary or any other person shall have any claim against any member of the Board, the Company or any Subsidiary, or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

12.2  Recapitalization Adjustments.  In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Non-Employee Director, the number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards. Notwithstanding the foregoing, in the event of a stock dividend, the proportionate adjustments described in this Section 12.2 shall occur automatically, without any Board action being required.

12.3  Certain Mergers.

12.3.1 If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a “Merger Event”) and as a result of any such Merger Event the Company will be or is the surviving corporation, a Non-Employee Director shall be entitled, as of the date of the execution of the agreement evidencing the Merger Event (the “Execution Date”) and with respect to both exercisable and unexercisable Stock Options (but only to the extent not previously exercised), to receive substitute stock options in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section 12.3, if any Merger Event occurs, the Company shall have the right, but not the obligation, to pay to each affected Non-Employee Director an amount in cash or certified check equal to the excess of the Fair Market Value of the Common Stock underlying any affected unexercised Stock Options or as of the Execution Date (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options, as the case may be.

12.3.2 If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described in Section 12.3.1 of the Plan, the Company shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant, with respect to both exercisable and unexercisable Stock Options (but only to the extent not previously exercised), substitute stock options in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options previously granted hereunder as of the date of the consummation of the Merger Event.

12.3.3 Upon receipt by any affected Non-Employee Director of any such cash, certified check, or substitute stock options as a result of any such Merger Event, such Non-Employee Director’s affected Stock Options for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Non-Employee Director.

12.3.4 The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Board in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

13.  Change of Control.

13.1  Acceleration of Awards Vesting.  Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control and (b) all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Non-Employee Directors (i) who are serving on the Board as of the date of the Change of Control or (ii) to whom Section 13.3 below is applicable.

13.2  Payment After Change of Control.  Notwithstanding anything to the contrary in the Plan, within thirty (30) days after a Change of Control occurs, (a) the holder of an Award of Restricted Shares vested under Section 13.1(b) above shall receive a new certificate for such shares without the legend set forth in Section 7 of the Plan (and, in the case only of a Change of Control under Section 13.3.1 of the Plan, such holder shall have the right, but not the obligation, to elect, within ten (10) business days after the Non-Employee Director has actual or constructive knowledge of the occurrence of such Change of Control, to require the Company to purchase such shares from the Non-Employee Director at their then Fair Market Value and (b) in the case only of a Change of Control under Section 13.3.1 of the Plan, the holders of any Stock Options shall have the right, but not the obligation, to elect, within ten (10) business days after the Non-Employee Director has actual or constructive knowledge of the occurrence of such Change of Control, to require the Company to purchase such Stock Options from the Non-Employee Director for an aggregate amount equal to the then aggregate Fair Market Value of the Common Stock underlying such Stock Option tendered, less the aggregate exercise price of such tendered Stock Option.

13.3  Change of Control.  For the purpose of this Agreement, “Change of Control” shall mean:

13.3.1 The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any individual who, on the effective date of the Plan, beneficially owned 10% or more of the Common Stock, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (iv) any acquisition by any corporation if, immediately following such acquisition, more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

13.3.2 Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

13.3.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 70% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

13.3.4 Approval by the shareholders of the Company of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company.

14.  Amendment, Suspension and Termination.

14.1  In General.  The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Non-Employee Directors to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially adversely effect the rights of any Non-Employee Director under any outstanding Stock Options or Restricted Share grants, without the consent of such Non-Employee Director or (y) be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule.

14.2  Award Agreement Modifications. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after grant, unless the same is consistent with the provisions of the Plan.

15.  Miscellaneous.

15.1  No Right to Reelection.  Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any Non-Employee Director any right to remain a member of the Board for any period of time, nor shall it create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders.

15.2  Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Non-Employee Director (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Non-Employee Director, any beneficiary thereof or any other person.

15.3  Payments to a Trust.  The Board is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Board may make payments of amounts due or to become due to any Non-Employee Directors under the Plan.

15.4  Other Company Benefit and Compensation Programs.  Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate directors.

15.5  Listing, Registration and Other Legal Compliance.  No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Non-Employee Director with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Non-Employee Director (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. Transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

15.6  Award Agreements.  Each Non-Employee Director receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Board. Each such Non-Employee Director shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.7  Designation of Beneficiary.  Each Non-Employee Director to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Non-Employee Director’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Non-Employee Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Non-Employee Director, or if the designated beneficiaries have predeceased the Non-Employee Director, the beneficiary shall be the Non-Employee Director’s estate. If the Non-Employee Director designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Non-Employee Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Non-Employee Director.

15.8  Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.9  Effective Date.  The Plan as amended and restated shall be effective upon its approval by the Board and by the Company’s shareholders.

Appendix B

[Form of Amendment and Restatement of
The Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan]

BROADPOINT SECURITIES GROUP, INC.

2007 INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED THROUGH APRIL 16, 2009)

1.  Purpose of the Plan

The purpose of this 2007 Incentive Compensation Plan (the “Plan”) is to advance the interests of the Broadpoint Securities Group, Inc., a New York corporation (the “Company”), and its shareholders by providing a means (a) to attract, retain, and reward officers, other employees, and persons who provide services to the Company and its subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based annual incentives, to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2.	Definitions

The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, and Other Stock-Based Awards, are set forth in Section 6, and the definition of Performance Awards, including Annual Incentive Awards, is set forth in Section 8. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

2.1 “Annual Incentive Award” means a conditional right granted to a Participant under Section 8.3 to receive a cash payment, Shares or other Awards based on performance during all or part of a specified fiscal year.

2.2 “Beneficiary” means the person(s) or trust(s) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive such benefits.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause,” unless defined otherwise in the terms and conditions of a Participant’s Award, means (i) the Participant’s conviction of, or plea of guilty or “no contest” to, any felony; (ii) Participant’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (iii) the Participant’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company and its affiliates; or (iv) the Participant’s willful refusal or gross neglect by the Participant to perform the duties reasonably assigned to him and consistent with his position with Company and its affiliates or otherwise to comply with the material terms of any employment agreement between the Company or any of its affiliates and the Participant, which refusal or gross neglect continues for more than fifteen (15) days after the Participant receives written notice thereof from the Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board, and the term “Committee” shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan. A member of the Committee is not required by the terms of the Plan to be a Qualified Member at the time of appointment or during his or her term of service on the Committee.

2.7 “Company” has the meaning set forth in Section 1 above.

2.8 “Covered Employee” has the meaning as defined in Section 8.5 of the Plan.

2.9 “Effective Date” means the date on which the Plan takes effect, as set forth in Section 9.14 of the Plan.

2.10 “Fair Market Value,” means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such reasonable methods or procedures as shall be established from time to time by the Committee in compliance with the requirements of Section 409A of the Code. At any time while Shares are traded on the NASDAQ Global Market, the Fair Market Value of a Share as of any given date means the closing sales price of a Share in composite trading of NASDAQ Global Market-listed securities for that date or, if no sale occurred on that date, on the latest preceding day on which a sale occurred, as reported by a reliable reporting service.

2.11 “Participant” means an individual who has been granted an Award under the Plan, for so long as the Company has any obligation under the Plan with respect to such Award or such Award remains subject to any restriction under the Plan.

2.12 “Plan” has the meaning set forth in Section 1 above.

2.13 “Preexisting Plans” mean the Company’s 1989 Stock Incentive Plan, 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan and Restricted Stock Inducement Plan for Descap Employees, each as amended.

2.14 “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

2.15 “Retirement,” unless defined otherwise in the terms and conditions of a Participant’s Award, means a Participant’s termination of employment with the Company and all of its affiliates for reasons other than Cause on or after (i) having completed at least five years of service and (ii) reaching any age, that, when added to service with the Company and its affiliates (in each case, expressed as completed years and completed months), equals at least 60.

2.16 “Shares” means shares of common stock, par value $0.01 per share, of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 5.3.

3.	Administration

3.1  Authority of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a) to select persons to whom Awards may be granted;

(b) to determine the type or types of Awards to be granted to each Participant;

(c) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the cash amount payable in settlement of an Annual Incentive Award and the performance conditions applicable thereto, all other terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(e) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(f) to prescribe the form of each Award agreement, which need not be identical for each Participant;

(g) to adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(h) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; and

(i) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.2  Manner of Exercise of Committee Authority.  Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform functions designated by the Committee, to the extent that such delegation is permitted under applicable laws. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however , that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or By-Laws, or applicable law shall be exercised by the Board and not by the Committee.

3.3  Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.  Eligibility

Persons who are eligible to be granted Awards under the Plan include (i) any executive officer and other officer or employee of the Company or any subsidiary, including any such person who may also be a director of the Company, (ii) any other person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (iii) any person who has agreed to become an employee of the Company or a subsidiary provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

5.	Limitation on Shares Available for Awards; Per-Person Limitations; Adjustments

5.1  Aggregate Number of Shares Available for Awards.

(a)  Evergreen Share Reservation.  Awards relating to Shares may be granted if, at the time of grant of each Award, the aggregate number of Shares subject to outstanding Awards and outstanding awards under the Preexisting Plans plus the number of Shares subject to the Award being granted do not exceed the sum of (x) 15,675,000 Shares (subject to adjustment as provided in Section 5.3) plus (y) 25% of the number of Shares issued and outstanding immediately prior to the grant of such Award. For purposes of this Section 5.1(a), an Option or SAR is “outstanding” until it is exercised and any other Award is “outstanding” in the calendar year in which it is granted and for so long thereafter as it remains subject to any vesting condition requiring continued employment, and options and other awards under each of the Preexisting Plans are treated as “outstanding” in accordance with the terms of each such Preexisting Plan. The foregoing notwithstanding, the maximum number of shares that may be subject to ISOs granted under the Plan shall be 2.5 million, subject to adjustment as provided in Section 5.3.

(b)  Type of Shares Deliverable.  The Shares delivered in connection with Awards may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of a Participant.

5.2  Annual Per-Person Limitations.  In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under Section 6 (including Performance Awards under Section 8 based on Awards authorized under Section 6) relating to up to his or her Annual Limit, which consists of an Annual Share Award Limit and an Annual Performance Award Limit. A Participant’s Annual Share Award Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million Shares plus the amount of the Participant’s unused Annual Share Award Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 5.3. With respect to Annual Incentive Awards pursuant to Section 8, a Participant’s Annual Incentive Award limit relating to a given fiscal year shall be (i), in the case of the Chief Executive Officer or any other executive officer principally having Company-wide responsibilities, the greater of 25% of Company profits after taxes but before payment of bonuses to all employees or 10% of Company revenue, and (ii), in the case of an executive officer or other person principally having responsibilities for one or more specific business units, the greatest of 30% of the net income of such business unit(s), 10% of the revenues of such business unit(s), or 25% of the economic value created (“EVC”, as defined in Section 8.2(b) below) of such business unit(s). With respect to Performance Awards pursuant to Section 8, other than Annual Incentive Awards, which Performance Awards are payable solely in cash, a Participant may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Performance Award Limit, which for this purpose shall equal $3.0 million plus the amount of the Participant’s unused cash Annual Performance Award Limit as of the close of the previous year. For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Performance Award Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. The per-person limitations on Awards under Section 6, Annual Incentive Awards, and other Performance Awards are each separate from one another.

5.3  Adjustments.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders, or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, including the number of shares reserved for incentive stock options under Section 5.1(a), (ii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5.2, (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash, other Awards or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, Annual Incentive Awards, and the performance goals relating thereto) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8.2 hereof, or Annual Incentive Awards granted under Section 8.3 hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder otherwise to fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

6.	Specific Terms of Awards

6.1  General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 9.5), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant or upon the occurrence of other events (including, without limitation, the existence of Cause). The Committee may require payment of consideration in connection with any Award, including for purposes of complying with requirements of applicable state corporation law.

6.2  Options.  The Committee is authorized to grant options to purchase Shares (“Options”) to Participants on the following terms and conditions:

(a) Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

(b) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Shares, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, or through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(c) Incentive Stock Options.  The terms of any incentive stock option (“ISO”) granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested such disqualification.

6.3  Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights (“SARs”) to Participants on the following terms and conditions:

(a) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one Share on the date of grant.

(b) Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash or Shares shall be payable to the Participant upon exercise, the method by which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of an SAR.

6.4  Restricted Stock.  The Committee is authorized to grant Awards, in the form of Shares issued at or shortly after grant of the Award subject to restrictions (“Restricted Stock”), to Participants on the following terms and conditions:

(a) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder including the right to vote Restricted Stock or the right to receive dividends thereon.

(b) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however , that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes (including, without limitation, Retirement or termination by the Company without Cause), provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

(c) Certificates for Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Distributions.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. The dates and terms upon which such reinvestment or purchases occur shall be within the discretion of the Committee. Unless otherwise determined by the Committee, and subject to applicable law, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

6.5  Deferred Stock.  The Committee is authorized to grant Awards in the form of Shares to be delivered at a specified future date (“Deferred Stock”) to Participants, subject to the following terms and conditions:

(a) Award and Restrictions.  Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant either (i) before the year in which such Award is made, or (ii) at least one year before such deferral period otherwise would have expired, provided that such election shall not be effective for one year and must extend such deferral period at least five years). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(b) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, in each case subject to applicable law, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in the event of terminations upon specified causes or events (including, without limitation, Retirement or termination by the Company without Cause), provided that the lapse of restrictions or conditions relating to any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

Deferred Stock which is subject to a risk of forfeiture may be denominated as “restricted stock units.”

(c) Dividend Equivalents.  The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Stock, which amounts shall be paid or distributed upon expiration of the deferral period specified for such Award of Deferred Stock.

6.6  Bonus Shares and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash or grant other awards under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.7  Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares and factors that may influence the value of Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares issued pursuant to an Award in the nature of a purchase right granted under this Section 6.7 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6.7.

7.	Certain Provisions Applicable to Awards

7.1  Deferral of Cash Compensation into Awards.  The Committee is authorized to grant Awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company or any subsidiary, including cash amounts payable under other plans. In such case, the Committee shall determine the value of the Awards to be granted in lieu of or upon deferral of such cash compensation, and may provide for a discount in such valuation in order to promote the purposes of the Plan.

7.2  Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

7.3  Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The vesting of any Award may be accelerated, in the discretion of the Committee or upon the occurrence of one or more specified events or causes (including, without limitation, Retirement or termination by the Company without Cause). The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events or causes, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section. The foregoing notwithstanding, no Award specified as settleable in Shares may be settled otherwise than by delivery of Shares if the Award agreement does not specify such alternative form of settlement and the authorization of alternative forms of settlement would preclude fixed accounting for the compensation expense relating to such Award under accounting rules then applicable to the Company prior to the determination or event which causes settlement to be in a form other than Shares. Installment or deferred payments may be required by the Committee (subject to Section 9.5 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

7.4  Cancellation and Rescission of Awards.  Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and, unless otherwise determined by the Committee, the Company shall have the additional rights set forth in subsection (d) below, if the Participant is not in compliance with all applicable material provisions of the Award agreement and the Plan, including the following conditions:

(a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior executive officer designated by the Committee, is or becomes competitive with the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment responsibilities and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or use in other than the Company’s business any confidential information or material relating to the business of the Company which is acquired by the Participant either during or after employment with the Company.

(c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(d) Upon exercise, settlement, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Section 7.4. Failure to comply with the provisions of this Section 7.4 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment, or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery, in which case the Company shall promptly repay the lesser of the exercise price or the then-Fair Market Value of the Shares returned.

The Committee may modify the conditions imposed under this Section 7.4 with respect to any Award. If the terms of this Section 7.4 would require that the accounting expense for an Award that otherwise could be measured at the date of grant or other measurement date cannot be so measured until a later time, but such measurement would be permissible if the forfeiture of the Award were in connection with a termination of the Participant’s employment, then the cancellation of the Award will occur at the later of the time of the Committee’s determination or the Participant’s termination of employment.

7.5  Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. Subject to Section 11.5, the Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

8.	Performance and Annual Incentive Awards

8.1  Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8.2 and 8.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

8.2  Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8.2.

(a) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 8.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; (6) economic value created (“EVC”. as defined below); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, service fees, and extraordinary or special items; net income; (9) total shareholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. “EVC” means the amount by which a business unit’s income exceeds the cost of the capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8.3 hereof.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. In all cases, the maximum amount payable in respect of a Performance Award to any Participant shall be subject to the limitation set forth in Section 5.2 hereof.

(d) Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 8.2(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool; such grants shall be subject to the requirements of Section 8.2(c).

(e) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

8.3  Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8.3.

(a) Potential Annual Incentive Awards.  Not later than the deadline specified in Section 8.2(c) above, the Committee shall determine the eligible persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8.3(b) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.2 hereof.

(b) Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 8.2(c) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(c) Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of the potential Annual Incentive Award payable to each Participant eligible therefor and, if applicable, the amount of any Annual Incentive Award pool. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or prior to settlement of such Annual Incentive Award, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

8.4  Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the achievement of performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing, except that the Committee may determine that this requirement shall not apply in the case of Performance Awards not intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance goals and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

8.5  Status of Section 8.2 and Section 8.3 Awards under Code Section 162(m).  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8.2 and 8.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8.2, 8.3, 8.4 and 8.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or Annual Incentive Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.	General Provisions

9.1  Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

9.2  Limitations on Transferability.  Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

9.3  No Right to Continued Employment; Leaves of Absence.  Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any person’s employment or service at any time.

Unless otherwise specified in the applicable Award agreement, an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan.

9.4  Taxes.  The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

9.5  Changes to the Plan and Awards.  The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the NASDAQ Global Market, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however , that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided, however, that no such amendment may provide for Award terms that the Plan would not then permit for a newly granted Award; and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Other provisions of the Plan notwithstanding, without the prior approval of shareholders, the Committee shall not take any action (including the repricing of outstanding Options) for the which the approval of the shareholders of the Company is required under Rule 4350-5 of the NASDAQ Company Manual unless such approval has been obtained.

9.6  No Rights to Awards; No Shareholder Rights.  No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

9.7  International Participants.  With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants or grant Awards not conforming to the terms of the Plan to such Participants in order that such Awards conform to the requirements of local law and customary employment practices in such locations and in order that such Awards shall serve the purposes of the Plan in light of such local laws and customary employment practices.

9.8  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

9.9  Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission or the submission of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9.10  Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award (although fractional share units may be credited in connection with any Award if so authorized by the Committee). The Committee shall determine whether and in what manner cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.11  Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such

Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

9.12  Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement will be determined in accordance with the laws (including those governing contracts) of the State of New York, without giving effect to principles of conflicts of laws, and applicable federal law.

9.13  Preexisting Plans.  Upon shareholder approval of the Plan as provided under Section 9.14, no further grants of awards will be made under each of the Preexisting Plans, but awards previously granted thereunder will remain outstanding in accordance with the applicable award agreement and other applicable terms of each such Preexisting Plan.

9.14  Effective Date, Shareholder Approval, and Plan Termination.  The Plan as amended and restated shall become effective if and at the time that such amendment and restatement is approved by the shareholders of the Company. Unless earlier terminated by action of the Board, the Plan shall terminate on the day before the tenth anniversary of the effectiveness of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

Appendix C

[Form of Amendment of
Broadpoint Securities Group, Inc. Certificate of Incorporation
To Effect a Reverse Stock Split]

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BROADPOINT SECURITIES GROUP, INC.

Under Section 805 of the Business Corporation Law

FIRST:  The name of the corporation is Broadpoint Securities Group, Inc. It was formed under the name First Albany Companies Inc.

SECOND:  The date of filing of the certificate of incorporation with the Department of State is: November 4, 1985.

THIRD:  The certificate of incorporation, as amended and restated, is hereby further amended by the addition of a new paragraph (set forth below) under Article Fourth (which addresses the authorized shares of the Corporation) effecting a reverse stock split:

“Immediately upon the filing of this Certificate of Amendment with the Department of State of the State of New York, each issued shares of Common Stock shall thereby and thereupon automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”) [the actual ratio of such a split within the range of one-for-three and one-for-six]. Shareholders shall not receive fractional shares in connection with the Reverse Stock Split, but in lieu thereof a shareholder shall be entitled to receive a cash payment determined by multiplying (i) the number of shares of our common stock that would otherwise have been exchanged by such shareholder for the fractional share interest by (ii) the average closing sale price of the Common Stock for the ten trading days immediately prior to the effective date of the Reverse Stock Split or, if no such sale takes place on such days, the average of the closing bid and ask prices for such days, in each case as officially reported by The Nasdaq Global Market. In addition, shareholders shall not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date a shareholder receives payment for the cashed-out shares. Following the Reverse Stock Split:

(A) the           currently issued shares of Common Stock, par value $0.01 per share, shall be combined into          shares of Common Stock, par value $0.01 per share, at the rate set forth above, and

(B) the           unissued shares of Common Stock, par value $0.01 per share, shall be changed into          unissued shares of Common Stock, par value $0.01 per share.

The number of authorized shares of the Corporation shall remain unchanged. As a result of the decrease in the issued and outstanding shares of Common Stock, the stated capital of the Corporation shall be reduced from $      to $     .

FOURTH:  This Amendment was duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York (i) by unanimous written consent of the Board of Directors of the Corporation, (ii) by affirmative vote of the holders of a majority of all outstanding shares of Common Stock at a duly called and held meeting of the shareholders of the Corporation and (iii) by unanimous written counsel of the holders of the Corporation’s Series B Preferred Stock.

IN WITNESS WHEREOF, Broadpoint Securities Group, Inc. has caused this Certificate to be signed by          , its           on          .

Name:

Title:

C-1

1
BROADPOINT SECURITIES GROUP, INC.
12 EAST 49th STREET, 31st FLOOR
NEW YORK, NEW YORK 10017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
Lee Fensterstock and Peter J. McNierney, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of Broadpoint Securities Group, Inc. held of record by the undersigned on May 5, 2009 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Tuesday, June 16, 2009 at 12 East 49th Street, 31st Floor, New York, NY 10017, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.
(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF
BROADPOINT SECURITIES GROUP, INC.
June 16, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=02309
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■	20533303000000000000 2	061609

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	The Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	o o o o o	Lee Fensterstock Eric Gleacher Christopher R. Pechock Victor Mandel Robert A. Gerard	(Class II to expire in 2012) (Class II to expire in 2012) (Class II to expire in 2012) (Class III to expire in 2010) (Class I to expire in 2011)
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan.	☐	☐	☐

3.	To approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.	☐	☐	☐

4.
To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-three, nor more than one-for-six, at any time prior to June 16, 2010, with the exact ratio to be determined by the Board of Directors.
		☐	☐	☐

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF SHAREHOLDERS OF
BROADPOINT SECURITIES GROUP, INC.
June 16, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=02309

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■	20533303000000000000 2	061609

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	o o o o o	Lee Fensterstock Eric Gleacher Christopher R. Pechock Victor Mandel Robert A. Gerard	(Class II to expire in 2012) (Class II to expire in 2012) (Class II to expire in 2012) (Class III to expire in 2010) (Class I to expire in 2011)
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2003 Non-Employee Directors Stock Plan.	☐	☐	☐

3.	To approve an amendment and restatement of the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.	☐	☐	☐

4.
To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-three, nor more than one-for-six, at any time prior to June 16, 2010, with the exact ratio to be determined by the Board of Directors.
		☐	☐	☐

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■